                               FINANCING AGREEMENT
                               -------------------

                                Hilco Capital LP
                                   (as Lender)

                            Harvard Industries, Inc.,
                              Doehler-Jarvis, Inc.,
                       Harvard Transportation Corporation,
                        Doehler-Jarvis Greeneville, Inc.,
                       Pottstown Precision Casting, Inc.,
                    Harvard Industries Risk Management, Inc.,
                          Doehler-Jarvis Toledo, Inc.,
                            Harman Automotive, Inc.,
                            Hayes-Albion Corporation
                                       and
                          KWCI Liquidating Corporation
                                 (as Companies)

                                       and

                           Trim Trends Canada Limited
                                       and
                               177192 Canada Inc.
                                 (as Guarantors)

                            Dated: As of May 31, 2001

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----

SECTION 1.            Definitions.................................................................................1

         1.1      Certain Defined Terms...........................................................................1
         1.2      Construction of Certain Terms..................................................................21
         1.3      GAAP Terminology...............................................................................21
         1.4      No Presumption in Construction.................................................................22
         1.5      Independence of Provisions.....................................................................23
         1.6      Inactive Guarantor.............................................................................23

SECTION 2.            Conditions Precedent.......................................................................23

         2.1      Conditions relating to the Closing Date........................................................23

SECTION 3.            Term Loan..................................................................................30

         3.1      Term Loan......................................................................................30
         3.2      Borrowing Request and Procedure................................................................30
         3.3      Payment of Principal of Term Loan..............................................................30
         3.4      Payment of Term Loan Upon Termination..........................................................30
         3.5      Loan Account...................................................................................30
         3.6      Joint and Several Liability of Companies.......................................................32

SECTION 4.            Termination of the Commitment of the Lender................................................34


SECTION 5.            Prepayments of Term Loan...................................................................34

         5.1      Optional Prepayment of Term Loan...............................................................34
         5.2      Mandatory Application of Certain Proceeds......................................................34
         5.3      Mandatory Application of Insurance Proceeds and Sale of Asset Proceeds.........................35

SECTION 6.            Collateral for Obligations.................................................................37

         6.1      Security Interest..............................................................................37
         6.2      Related Collateral Matters and Financing Statements............................................37
         6.3      Certain Dealings, Rights and Matters Relating to Collateral....................................38
         6.4      Continuing Nature of Security Interest and Rights..............................................40
         6.5      Lender's Exercise of Rights and Remedies.......................................................40
         6.6      Security; Loan Account Charges.................................................................40
         6.7      Insurance on Collateral........................................................................40
         6.8      Taxes Relating to Collateral...................................................................42
         6.9      Mortgages......................................................................................42

SECTION 7.            Representations; Warranties and Covenants..................................................42

         7.1      Representations and Warranties.................................................................42
         7.2      Covenants......................................................................................48
         7.3      Covenants Involving Accounts and Inventory.....................................................60
         7.4      Representations Regarding Accounts and Inventory...............................................61
         7.5      Matters Relating to Accounts...................................................................62
         7.6      Reports Involving Accounts and Related Matters.................................................63
         7.7      Indemnification................................................................................63

SECTION 8.            Interest, Fees and Expenses Involving Obligations..........................................64

         8.1      Term Loan......................................................................................64
         8.2      Other Expenses.................................................................................65
         8.3      Commitment Fee.................................................................................65
         8.4      Closing Fee....................................................................................65
         8.5      Anniversary Fee................................................................................65
         8.6      Facility Fee...................................................................................65
         8.7      Success Fee....................................................................................65
         8.8      Management Fee.................................................................................66
         8.9      Other Charges..................................................................................66
         8.10     Taxes..........................................................................................66
         8.11     Loan Account Charges...........................................................................67

SECTION 9.            Powers Involving Obligations...............................................................67

         9.1      Power of Attorney..............................................................................67
         9.2      Waivers........................................................................................68

SECTION 10.           Events of Default and Remedies.............................................................68

         10.1     Events of Default..............................................................................68
         10.2     Remedies Upon an Event of Default..............................................................71
         10.3     Additional Remedies Upon an Event of Default...................................................71
         10.4     Right of Set-Off...............................................................................73

SECTION 11.           Observation Rights.........................................................................73


SECTION 12.           Termination................................................................................74


SECTION 13.           Miscellaneous..............................................................................74

         13.1     Waivers........................................................................................74
         13.2     Entire Agreement...............................................................................74
         13.3     Usury..........................................................................................74
         13.4     Severability...................................................................................75

         13.5     WAIVER OF JURY TRIAL...........................................................................75
         13.6     Notices........................................................................................75
         13.7     GOVERNING LAWS.................................................................................76
         13.8     Submission to Jurisdiction; Service of Process.................................................77
         13.9     Intentionally Omitted..........................................................................77
         13.10    Headings.......................................................................................77
         13.11    Replacement of Promissory Note.................................................................77
         13.12    Counterparts...................................................................................77
         13.13    Assignments....................................................................................77
         13.14    Participants...................................................................................78
         13.15    Currency.......................................................................................78
         13.16    Rate of Interest for Canadian Companies........................................................79
         13.17    Amendments; Waivers............................................................................79
         13.18    Confidentiality................................................................................79
         13.19    Contribution...................................................................................79
         13.20    Relationship...................................................................................80

SECTION 14.           Guaranty...................................................................................80

         14.1     Guaranty.......................................................................................80
         14.2     Guaranty Obligations Unconditional.............................................................81
         14.3     Waivers........................................................................................83
         14.4     Subrogation....................................................................................83
         14.5     Canadian Debenture.............................................................................84


EXHIBITS

         Exhibit A        -    Form of Promissory Note
         Exhibit B        -    Form of Notice of Borrowing
         Exhibit C        -    Form of Borrowing Base Certificate


SCHEDULES

         Schedule 1       -    Collateral Information
         Schedule 2       -    Litigation
         Schedule 3       -    Capital Stock
         Schedule 4       -    Certain Indebtedness and Permitted Encumbrances
         Schedule 5       -    Real Estate
         Schedule 6       -    Liabilities and Asset Dispositions
         Schedule 7       -    Defaults
         Schedule 8       -    Taxes
         Schedule 9       -    ERISA Matters
         Schedule 10      -    Environmental Matters
         Schedule 11           Intellectual Property Matters
         Schedule 12           Eligible Equipment

                               FINANCING AGREEMENT
                               -------------------

                  This Financing Agreement is made as of the 31st day of May, 2001 by and among HILCO CAPITAL LP, a Delaware limited partnership, with offices located at One Northbrook Place, 5 Revere Drive, Suite 202, Northbrook, Illinois 60062 (herein "Lender"), HARVARD INDUSTRIES, INC., a Delaware corporation (herein "Harvard"), DOEHLER-JARVIS, INC., a Delaware corporation, HARVARD TRANSPORTATION CORPORATION, a Michigan corporation, DOEHLER-JARVIS GREENEVILLE, INC., a Delaware corporation, POTTSTOWN PRECISION CASTING, INC., a Delaware corporation (herein "Pottstown"), HARVARD INDUSTRIES RISK MANAGEMENT, INC., a Delaware corporation, DOEHLER-JARVIS TOLEDO, INC., a Delaware corporation, HARMAN AUTOMOTIVE, INC., a Michigan corporation, HAYES-ALBION CORPORATION, a Michigan corporation (herein "Hayes-Albion"), and KWCI LIQUIDATING CORPORATION, a New Hampshire corporation (each individually a "Company" and collectively, the "Companies") and TRIM TRENDS CANADA, LIMITED, a Canadian corporation (herein "Trim Trends") and 177192 CANADA INC., an Ontario corporation (each individually a "Guarantor" and collectively, the "Guarantors" and together with the Companies, each an "Obligor" and collectively, the Obligors).

          SECTION 1. Definitions

                  1.1 Certain Defined Terms

                  The following terms shall have the meanings indicated below.

                  Access and Security Agreement shall mean the Access and Security Agreement dated as of January 1, 2001, between Harvard, and Pottstown, on the one hand, and General Motors Corporation, on the other hand, and each of the three Access and Security Agreements dated as of the same date between Harvard and Hayes-Albion, on the one hand, and General Motors Corporation, on the other hand, relating to the Hayes-Albion facility in Jackson, Michigan, the Trim-Trend facility in Bryan, Ohio, and the Trim-Trend facility in Spencerville, Ohio.

                  Accounts shall mean all of an Obligor's now existing and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to the Lender), including, without limitation, all accounts created by, or arising from, all of each of such Obligor's sales, leases, rentals of goods or renditions of services to its customers, including but not limited to, those accounts arising under any of such Obligor's trade names or styles, or through any of such Obligor's divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to such Obligor; and (j) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

                  Anniversary Date shall mean the date occurring one (1) year from the Closing Date and the same date in every year thereafter.

                  Anniversary Fee shall have the meaning set forth in Paragraph
8.5 of Section 8 hereof.

                  Authorized Officer shall mean with respect to any Obligor, the chairman of the board of directors, the chief executive officer or the president of such Obligor or, with respect to financial matters, the chief financial officer or comptroller of such Obligor, in each case, acting in that Person's capacity as such (or any other officer of the relevant Obligor who is duly authorized to take the relevant action or issue the relevant certification or other document on behalf of such Obligor as contemplated herein or in another relevant Loan Document).

                  Availability Reserves shall mean such reserves to the Borrowing Base and/or the Senior Lien Borrowing Base as the Lender determines from time to time in its reasonable discretion based upon the lending practices of the Lender, which reserves may relate to the assets the value of which are used to determine the Borrowing Base, the assets the value of which are used to determine the Senior Lien Borrowing Base or any other assets or other matter or circumstance deemed appropriate by the Lender in its reasonable discretion based upon the lending practices of the Lender.

                  Bankruptcy Code shall mean each of the United States Bankruptcy Code, 11 U.S.C. ss.ss. 101 et seq. and the Bankruptcy and Insolvency Act (Canada).

                  Base Rate shall mean the rate of interest per annum announced by LaSalle National Bank from time to time as its prime rate in effect at its principal office in Chicago, Illinois. The prime rate is not intended to be the lowest rate of interest charged by LaSalle National Bank to its borrowers. Each change in the Base Rate shall be effective from and including the date such change is publicly announced as being effective.

                  Blocked Account Agreements shall have the meaning set forth in Paragraph 7.5(b) of Section 7 hereof.

                  Blocked Accounts shall have the meaning set forth in Paragraph 7.5(b) of Section 7 hereof.

                  Board of Directors shall have the meaning set forth in Section 11 hereof.

                  Borrowing Base shall mean, at any time, eighty two and two-tenths percent (82.2%) of the orderly liquidation value of the Companies' Eligible Equipment at such time, as such orderly liquidation value is determined by an independent third party appraiser acceptable to the Lender.

                  Borrowing Base Certificate shall mean a certificate, substantially in the form of Exhibit C hereto, signed by an Authorized Officer of Harvard and setting forth the calculation of the Senior Lien Borrowing Base on the date of such certificate, in compliance with Paragraph 7.2(g)(v) of
Section 7 hereof.

                  Borrowing Base Excess shall have the meaning set forth in Paragraph 7.2(j)(xvi) of Section 7 hereof.

                  Business Day shall mean any day on which the Lender and the principal office in Chicago, Illinois of LaSalle National Bank are open for business.

                  Canadian Debenture shall have the meaning set forth in Paragraph 14.5 of Section 14 hereof.

                  Canadian Deposit Account shall have the meaning set forth in Paragraph 2.1(ff) of Section 2 hereof.

                  Capital Expenditures shall mean, for any period, the aggregate expenditures of the Obligors during such period on account of, property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be reflected in the balance sheets of the Obligors, including, without limitation, each Capital Lease.

                  Capital Lease shall mean any lease of property (whether real, personal or mixed) to the extent that, in conformity with GAAP, it is or should be accounted for as a capital lease or a Capital Expenditure in the balance sheets of the Obligors.

                  Cash Collateral Account shall have the meaning set forth in Paragraph 2.1(gg) of Section 2 hereof.

                  Change in Control shall mean (a) the acquisition by any person or group (within the meaning given to the term in the Exchange Act), other than Contrarian Capital Management, of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of more than fifty percent (50%) of the issued and outstanding shares of the capital stock of Harvard having the right to vote for the election of directors of Harvard under ordinary circumstances; (b) during any period of twelve (12) consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Harvard (together with any new directors whose election by the board of directors of Harvard or nomination for election by the stockholders of Harvard was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; or (c) 100% of the capital stock of any Obligor (other than Harvard) presently held (directly or indirectly) by Harvard is transferred to any Person other than any Obligor.

                  Closing Date shall mean the date that this Financing Agreement has been duly executed by the parties hereto and delivered to the Lender and each condition set forth in Section 2.1 is satisfied in a manner satisfactory to the Lender.

                  Closing Fee shall have the meaning set forth on Paragraph 8.4 of Section 8 hereof.

                  Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  Collateral shall have the meaning set forth in Paragraph 6.1 of Section 6 hereof.

                  Collective Borrowers shall mean each and all of the Companies, as specified in Paragraph 3.5(b) of Section 3 hereof.

                  Combined Borrowing Base Excess shall have the meaning set forth in Paragraph 7.2(j)(xvii) of Section 7 hereof.

                  Commitment shall mean the Lender's commitment to make the Term Loan on the Closing Date in accordance with this Financing Agreement.

                  Commitment Fee shall have the meaning set forth in Paragraph
8.3 of Section 8 hereof.

                  Commitment Letter shall mean the Commitment Letter, dated April 17, 2001, issued by the Lender to, and accepted by, Harvard.

                  Consolidated Balance Sheet shall mean a consolidated or compiled, as applicable, balance sheet for the Obligors and their consolidated subsidiaries, eliminating all inter-company transactions and prepared in accordance with GAAP.

                  Consolidating Balance Sheet shall mean (subject to Paragraph
1.3 of this Section 1) a Consolidated Balance Sheet plus individual balance sheets for the Obligors and their consolidated subsidiaries, showing all eliminations of inter-company transactions, including a balance sheet for each of the Obligors exclusively, all prepared in accordance with GAAP.

                  Contaminant means any substance (including, without limitation, any product) regulated, restricted or addressed by or under Environmental Law, including, without limitation, any pollutant, contaminant, hazardous substance, radioactive substance, toxic substance, hazardous waste, medical waste, radioactive waste, or special waste, petroleum (including, without limitation, crude-oil) or petroleum-derived substance or waste asbestos, lead, polychlorinated biphenyls, or any hazardous or toxic constituent or breakdown product thereof.

                  Contractual Obligations shall mean, as to any Person, any provision of any security issued by such Person or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  Copyrights shall mean, as to any Obligor, such Obligor's present and hereafter acquired copyrights, copyright registrations, recordings, copyright applications, designs, styles, marks, prints and labels bearing any of the foregoing, copyright licenses, and all cash and non-cash proceeds thereof.

                  Current Assets shall mean those assets of the Obligors which, in accordance with GAAP, are classified as "current."

                  Current Liabilities shall mean those liabilities of the Obligors which, in accordance with GAAP, are classified as "current," provided, however, that, notwithstanding GAAP, the revolving loans under the Senior Lien Financing Agreement and the current portion of Permitted Indebtedness shall be considered "current liabilities."

                  Default shall mean any event specified in Paragraph 10.1 of
Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

                  Default Rate of Interest shall mean a rate of interest per annum equal to the sum of: (a) seven percent (7%) and (b) the greater of (x) the applicable increment over the Base Rate (as set forth in Paragraph 8.1(a)(i) of Section 8 hereof) plus the Base Rate and (y) fifteen percent (15%), which the Lender shall be entitled to charge the Companies on all Obligations due to the Lender, by the Companies, as further set forth in Paragraph 10.2 of Section 10 hereof.

                  Depository Account shall mean a collection account, subject to the Senior Lien Administrative Agent's control.

                  Disposition shall mean any transaction, or series of related transactions, pursuant to which any Obligor or any of its subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms.

                  Doehler-Jarvis Plan shall mean the Doehler-Jarvis Pension Plan for Wage-Basis Employees.

                  Documents of Title shall mean all of each of the Obligors' present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

                  EBITDA shall mean, for any applicable period, consolidated net income minus (to the extent included in determining net income) each of the following: (A) income tax credits, (B) interest income, (C) gains from extraordinary items, (D) aggregate non-cash net gains (but not any aggregate net loss) arising from the sale, exchange or other disposition of capital assets,
(E) any other non-cash gains that would have been included in consolidated net income under GAAP but for this provision, and (F) any other income that does not arise in the ordinary course of business; plus (to the extent included in determining net income) each of the following: (A) any provision for income taxes, (B) interest expense, (C) the amount of any non-cash charges (including amortization, depreciation and the non-cash portion of imputed interest on employee post-retirement benefits other than pension benefits), (D) amortized debt discount and (E) any aggregate non-cash net loss arising from the sale, exchange or other disposition of capital assets. All items and classifications relevant to the determination of EBITDA for a period shall be determined in accordance with GAAP applied on a basis consistent with its application in the audited financial statements of the Obligors for the 2000 Fiscal Year.

                  Eligible Equipment shall mean the Equipment listed on Schedule 12 hereto and located at the locations listed on Schedule 12 hereto which meets all of the following specifications: (i) the Lender shall have received (A) the most recent appraisal of such Equipment requested by the Lender pursuant to the terms of this Financing Agreement, which appraisal shall be based upon the orderly liquidation value of such Equipment and shall be in form and substance and from an independent third party appraiser in each case acceptable to the Lender in its sole discretion, (B) evidence satisfactory to the Lender that there are no Liens on such Equipment other than Permitted Encumbrances, (C) a written Phase I environmental site assessment ("ESA") report, in scope and substance satisfactory to the Lender in its sole discretion, for each location listed on Schedule 12, and a reliance letter in form and substance and from an environmental firm satisfactory to the Lender in its sole discretion, relating to each such ESA, and (D) evidence of property insurance and such other information, agreements and documents with respect to such Equipment as the Lender may reasonably request; (ii) the Lender shall be satisfied, in its discretion, that the Lender has the right to dispose of such Equipment after an Event of Default; and (iii) such Equipment is not furnishings, fixtures, parts, and is not otherwise regarded by the Lender, in its discretion, as unsuitable Collateral for the Obligations and is, and at all times shall continue to be, acceptable to the Lender in all respects, in each case as Schedule 12 may from time to time be amended by Harvard with the prior written consent of the Lender.

                  Environmental Laws shall mean all international, national, state, provincial, regional, federal, municipal and local laws (including, without limitation, principles of common law and decisional law), statutes, treaties, codes, ordinances, rules, regulations, decrees, judgments, directives, binding policies, permits, authorizations, consents, licenses, or orders relating to or addressing the environment (including, without limitation, natural resources) or the health or safety of humans or other living organisms.

                  Equipment shall mean, as to any Obligor, all of such Obligor's present and hereafter acquired equipment (as defined in the UCC) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

                  ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

                  ERISA Affiliate shall mean any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Obligor or is under common control (within the meaning of Section 414(c) of the Code) with any Obligor.

                  ERISA Event shall mean (a) with respect to a Plan subject to Title IV of ERISA, a Reportable Event or an event described in Section 4068 of ERISA, (b) the withdrawal of any

Company or ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer", as such term is defined in Section 4001(a)(2) of ERISA, or the incurrence of liability by any Company or ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, (c) providing notice of intent to terminate a Plan pursuant to
Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, (e) a complete or partial withdrawal by any Company or ERISA Affiliate from a Multiemployer Plan, (f) a failure by any Company or ERISA Affiliate to make required contributions to a Plan, (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Company or ERISA Affiliate, (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Single Employer Plan, (i) the imposition of a Lien upon any Company or ERISA Affiliate pursuant to Section 412 of the Code or Section 302 of ERISA, (j) any event or condition that results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA, (k) any Company or ERISA Affiliate engages in a Prohibited Transaction or otherwise becomes liable with respect to a Prohibited Transaction or (l) any breach by Harvard of the Agreement between Harvard and the PBGC, dated October 15, 1998, and as hereafter amended, or any action by the PBGC to enforce the terms of such agreement.

                  Event(s) of Default shall have the meaning set forth in Paragraph 10.1 of Section 10 hereof.

                  Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

                  Excluded Property shall mean any contract, lease, license or other agreement that contains a provision prohibiting the assignment or grant of a security interest therein without the consent of another Person to the extent (but only to the extent) that such consent has not been obtained and the prohibition either exists on the date of this Financing Agreement or, after the date of this Financing Agreement is included in such contract, lease, license or other agreement with the prior written consent of the Lender (other than any of the foregoing constituting an account or a general intangible for money due or to become due to which Section 9-318(4) of the UCC applies). Notwithstanding anything set forth herein to the contrary, the Lender will be deemed to have, and at all times to have had, a security interest in the proceeds of such Excluded Property.

                  Excluded Stock shall mean capital stock of the subsidiaries of the Companies that are organized outside the United States representing thirty-five percent (35%) of their capital stock on the Closing Date.

                  Existing Credit Agreements shall have the meaning set forth in Paragraph 2.1(s) of Section 2 hereof.

                  Existing Lender shall have the meaning set forth in Paragraph 2.1(s) of Section 2 hereof.

                  Expense Deposit shall have the meaning set forth in Paragraph 2.1(cc) of Section 2 hereof.

                  Facility Fee shall have the meaning set forth in Paragraph 8.6 of Section 8 hereof.

                  Federal Reserve Board shall mean the Board of Governors of the Federal Reserve System.

                  Fiscal Quarter shall mean, with respect to the Obligors, each three (3) month period ending on or about December 31, March 31, June 30 or September 30 of each Fiscal Year.

                  Fiscal Year shall mean each twelve (12) month period commencing on October 1 of each year and ending on September 30 of the following year.

                  Fixed Charge Coverage Ratio shall mean, for the relevant period, the ratio determined by dividing EBITDA by the sum of (a) all interest obligations paid or due, (b) the amount of principal repaid or scheduled to be repaid on the Term Loan, the Senior Lien Obligations and all other Indebtedness of the Obligors and their subsidiaries other than (i) the revolving loans and reimbursement obligations in respect of letters of credit under the Senior Lien Financing Documents and (ii) principal prepayments of the Term Loan made pursuant to Section 3 hereof and the principal prepayments of the term loan under the Senior Lien Financing Agreement made pursuant to Section 7 of the Senior Lien Financing Agreement (as such Section is in effect on the date hereof), (c) Capital Expenditures actually incurred which were not financed or refinanced hereunder, (d) all mandatory dividends and other distributions of a similar nature made in cash by the Obligors to anyone other than Harvard or the other Obligors, and (e) all federal, state, provincial and local income tax expenses due and payable.

                  Funded Debt shall mean, with respect to the Obligors, without duplication, the aggregate of all Indebtedness of the Obligors (including obligations in respect of interest that is capitalized or paid in kind) other than any Indebtedness referred to in clause (b) of the definition of "Indebtedness" or in clause (e) of that definition, to the extent that such Indebtedness under clause (e) arises in respect of Indebtedness under clause (b) or clause (e) of that definition. Without limiting the foregoing, Funded Debt shall include the Obligations, the Guaranty Obligations and the obligations of the Obligors under the Senior Lien Financing Documents.

                  GAAP shall mean generally accepted accounting principles in the United States as in effect from time to time and for the period as to which such accounting principles are to apply, provided that in the event any of the Obligors modifies its accounting principles and procedures as applied as of the Closing Date, such Obligor shall provide to the Lender such statements of reconciliation as shall be in form and substance acceptable to the Lender.

                  GECC shall have the meaning set forth in Paragraph 2.1(s) of
Section 2 hereof.

                  General Intangibles shall mean, as to any Obligor, all of such Obligor's present and hereafter acquired general intangibles (as defined in the UCC), and shall include, without limitation, all present and future right, title and interest in and to: (a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities,
(b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs, (c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, blue prints, indemnification rights and Tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between such Obligor and any licensee of any such Obligor's General Intangibles other than Excluded Property.

                  GM Transition Supply Agreement shall mean the Transition Supply Agreement, dated as of January 1, 2001, between Harvard and Pottstown, on the one hand, and General Motors Corporation, on the other hand.

                  Governmental Authority shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  Guarantors shall mean each of the subsidiaries of Harvard identified as a "Guarantor" in the preamble hereto and each other direct and indirect subsidiary of Harvard that from time to time becomes a "Guarantor" hereto pursuant to Paragraph 7.2(q) of Section 7 of this Financing Agreement.

                  Guaranty shall mean the guaranty made by each Guarantor pursuant to Section 14 hereof.

                  Guaranty Obligations shall have the meaning set forth in Paragraph 14.2(b) of Section 14 hereof.

                  Harvard Obligations shall have the meaning set forth in Paragraph 14.1(a) of Section 14 hereof.

                  Hedging Agreement shall mean in relation to any Person (a) any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement to which that Person is a party and (b) any other agreement, transaction or other arrangement for the transfer or assumption of risk and/or exposure to fluctuations in currency exchange rates, credit risk or any other variable that is not within that Person's control.

                  Inactive Guarantor shall mean 177192 Canada Inc.

                  Indebtedness shall mean, without duplication, in relation to any Person, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of borrowed money (including obligations in respect of interest that is capitalized or paid in kind), (b) obligations in respect of the deferred purchase price of property, services or assets, other than Inventory, (c) all obligations in respect of Capital Leases, (d) liabilities, contingent or other, arising under Hedging Agreements, (e) the maximum available amount of all standby letters of credit or acceptances issued or created for the account of such Person and (f) all other indebtedness of another Person assumed or guaranteed by such Person, in respect of which such Person is secondarily liable, or which are secured by a Lien on any property of such Person, to the extent there is recourse to such Person in respect of such liabilities, or to the extent of the fair market value of the property which is subject to such Lien, if less. The Indebtedness of a Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, but only to the extent to which there is recourse to such Person for the payment of such Indebtedness.

                  Insurance Proceeds shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

                  Intercompany Transfer shall mean any sale, lease, license, assignment, transfer or other disposition of assets (including without limitation any dividend or distribution) made by any Obligor or any subsidiary of any Obligor to another Obligor.

                  Intercreditor Agreement shall mean an intercreditor agreement, in form and substance satisfactory to the Lender, among the Lender, the Senior Lien Lenders and the Senior Lien Administrative Agent, in its capacity as such.

                  Interest Expense shall mean the total interest obligations (paid or accrued) of the Obligors, determined in accordance with GAAP applied on a consistent basis with the latest audited financial statements of the Obligors.

                  Inventory shall mean, as to any Obligor, all of such Obligor's present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production from raw materials through work-in-process to finished goods.

                  Investment Property shall mean all present and hereafter acquired investment property (as defined in the UCC), including, without limitation, (a) all securities and capital stock or other interests in any other Person whether certificated or uncertificated; all warrants, options and other rights to acquire securities, capital stock or other interests in any other Person; all securities entitlements; and all securities accounts, together with all financial assets credited thereto; (b) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing, and, to the extent not otherwise included, all (c) payments under insurance, or (d) any indemnity, warranty, guaranty or letter of credit, payable by reason of loss or damage to or otherwise with respect to any of the foregoing; and (e) any and all supporting obligations in respect of any of the foregoing.

                  IP Security Agreement shall mean a security agreement, in form and substance satisfactory to the Lender, pursuant to which each of Harvard, Doehler-Jarvis, Inc., Hayes-Albion, Harman Automotive, Inc. and Harvard Industries Risk Management, Inc. grants to the Lender, a security interest in certain patents and other intellectual property rights and interests and related Collateral to secure the Obligations.

                  Lender shall have the meaning set forth in the preamble hereto.

                  Lien shall mean any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the Lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.

                  Loan Account shall mean the account on the Lender's books, in the joint name of the Companies, in which the Companies will be charged with all applicable Obligations under this Financing Agreement.

                  Loan Documents shall mean this Financing Agreement, the Promissory Note, the Security Documents, the Stock Purchase Agreement, the Intercreditor Agreement, the other closing documents and any other ancillary loan and security agreements executed from time to time in connection with the Obligations, the Guaranty Obligations or this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

                  Management Fee shall have the meaning set forth in Paragraph
8.8 of Section 8 hereof.

                  Material Adverse Change shall mean a material adverse change in (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Obligors and their subsidiaries, taken as a whole, since March 31, 2001, (ii) the ability of the Obligors to perform their respective obligations under the Loan Documents or the Senior Lien Financing Documents or (iii) the ability of the Lender to enforce the Loan Documents.

                  Material Adverse Effect shall mean a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Obligors and their subsidiaries, taken as a whole, or, for the purposes of Paragraphs 7.1(o) and 7.2(l)(ii) of
Section 7, of any Obligor taken individually, in any case, since March 31, 2001,
(ii) the ability of the Obligors to perform their respective obligations under the Loan Documents or the Senior Lien Financing Documents or (iii) the ability of the Lender to enforce, or the validity or enforceability of, the Loan Documents.

                  Maturity Date shall mean May 31, 2004.

                  Maximum Senior Lien Borrowing Base Debt means an amount equal to the lesser of (i) $45,000,000 and (ii) the Senior Lien Borrowing Base.

                  Mortgage shall have the meaning set forth in Paragraph 2.1(t) of Section 2 hereof.

                  Multiemployer Plan shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which any Company or ERISA Affiliate is making or accruing an obligation to make contributions, or with respect to which it has any liability.

                  Multiple Employer Plan shall mean a Single Employer Plan, which (a) is maintained for employees of any Company or ERISA Affiliate and at least one Person other than any of the Companies or ERISA Affiliates or (b) was so maintained and in respect of which any Company or ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

                  Net Cash Proceeds shall mean, (i) with respect to any Disposition by any Obligor or any of its subsidiaries, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Obligor or such subsidiary, in connection therewith after deducting therefrom only (A) the amount of any Indebtedness secured by any Lien permitted by Section 7.2(j)(i) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Financing Agreement),
(B) reasonable expenses related thereto incurred by such Obligor or such subsidiary in connection therewith, (C) transfer taxes paid to any taxing authorities by such Obligor or such subsidiary in connection therewith, and (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements) and
(ii) with respect to the issuance or incurrence of any Indebtedness by any Obligor or any of its subsidiaries, or the sale or issuance by any Obligor or any of its subsidiaries of any shares of its capital stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Obligor or such subsidiary in connection therewith, after deducting therefrom only (A) reasonable brokerage commissions, underwriting fees and discounts, legal fees and similar fees and commissions, (B) transfer taxes paid by such Obligor or such subsidiary in connection therewith and (C) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements).

                  Net Worth shall mean, at any date of determination, an amount equal to (a) Total Assets minus (b) Total Liabilities, and shall be determined
(i) by amortizing intangible assets applying on a consistent basis the principles and practices applied in the Obligors' audited financial statements for the 2000 Fiscal Year, (ii) by excluding any extraordinary gains in any period beginning after March 31, 2001, and (iii) otherwise in accordance with GAAP, on a consistent basis with the latest audited financial statements of the Obligors.

                  Notice of Borrowing shall have the meaning set forth in Paragraph 3.2 of Section 3 hereof.

                  Obligations shall mean all loans, advances and extensions of credit made or to be made hereunder or under any of the other Loan Documents by the Lender to the Companies, or any one of them, or to others for the Companies' account in respect of the Term Loan; any and all Indebtedness and obligations which may at any time be owing by the Companies or any one of them to the Lender howsoever arising, whether now in existence or incurred by the Companies or any one of them from time to time hereafter; whether principal, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of any Obligor), fees, costs, expenses or otherwise; whether secured by pledge, Lien upon or security interest in any of the

Collateral, or any assets or property of any Person; whether such Indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Companies are liable to the Lender for such Indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include Indebtedness owing to the Lender by the Companies or any one of them under any Loan Document (including the obligations owing from time to time by the Companies to the Lender under any other agreement or arrangement now or hereafter entered into between the Companies and the Lender in connection with any of the Loan Documents); Indebtedness or obligations incurred by, or imposed on, the Lender as a result of environmental claims arising out of any of the Companies' operations, premises or waste disposal practices or sites; the Companies' liability to the Lender as maker or endorser of any promissory note or other instrument for the payment of money; the Companies' liability to the Lender under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which the Lender may make or issue to others for the Companies' account, including any accommodation extended with respect to the Lender's acceptance of drafts or the Lender's endorsement of notes or other instruments for the Companies' account and benefit in connection with other Obligations.

                  Obligor shall mean each of the Companies and each of the Guarantors.

                  Observer shall have the meaning given to it in Section 11 hereof.

                  Operating Cash Flow shall mean EBITDA less Capital Expenditures consistently applied.

                  Operating Leases shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

                  Other Collateral shall mean, as to any Obligor, the Cash Collateral Account and all of such Obligor's now owned and hereafter acquired lockboxes, blocked accounts and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all cash and other monies and property in the possession or control of the Lender; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing; and all contract rights, letters of credit, letter of credit rights, claims and causes of action, all governmental approvals, licenses, franchises and authorizations, to the maximum extent permitted by applicable law, in each case other than Excluded Property.

                  Out-of-Pocket Expenses shall mean all of the Lender's present and future reasonable expenses (including reasonable fees and expenses of counsel) incurred relative to this Financing Agreement or any other Loan Documents (including without limitation, all due diligence efforts and all efforts in connection with monitoring and/or enforcing compliance with the terms of this Financing Agreement or any other Loan Document) whether incurred heretofore or hereafter; which expenses shall include, without limitation, the cost of record searches, all costs and expenses incurred by the Lender in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on the Lender due to returned items and "insufficient funds" of deposited checks and the Lender's standard fees relating thereto, any amounts paid by, incurred by or charged to, the Lender in connection with travel, lodging and similar expenses of the Lender's personnel in connection with inspecting and monitoring the Collateral for the Obligations and the Guaranty Obligations from time to time hereunder, any applicable counsel fees and disbursements relating to documenting, advising and enforcing the Obligations and the Guaranty Obligations (which shall be understood to include, without limitation, subsequent to the Closing Date, the Lender's standard fees and its standard allocated fees and expenses of internal counsel relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations and the Guaranty Obligations), fees and Taxes relative to the filing of financing statements, all expenses, costs and fees set forth in Paragraph 7.7 of Section 7 hereof, and title insurance premiums, real estate survey costs, costs of preparing and recording mortgages/deeds of trust against the Real Estate.

                  Patents shall mean, as to any Obligor, such Obligor's present and hereafter acquired patents, patent applications, patent registrations, any reissues or renewals thereof, any inventions and improvements claimed thereunder, patent licenses, and all patent rights with respect thereto, and all income, royalties, cash and non-cash proceeds thereof.

                  PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

                  Permitted Asset Transfer shall mean any sale, lease, license, assignment, transfer or other disposition of assets of any of the Obligors that is any of the following:

                           (i) an Intercompany Transfer;

                           (ii) a sale of Inventory in the ordinary course of business;

                           (iii) a license of intellectual property in the ordinary course of business;

                           (iv) a sale, exchange or other disposition of obsolete or worn-out Equipment in the ordinary course of business; or

                           (v) a sale, exchange or other disposition of assets the fair market value of which, when added to all other dispositions not otherwise permitted by clauses (i) through (iv) hereof or any other provision of this Financing Agreement, does not exceed $250,000 in any consecutive period of twelve (12) months;

provided, that (x) both before and immediately after giving effect to any such sale, lease, license, assignment, transfer or other disposition, the Obligors are in compliance with the covenants contained in Sections 7.2(j)(xv), (xvi) and
(xvii) and (y) the aggregate Net Cash Proceeds received by any Obligor from such sales, exchange, license or other dispositions of assets, if identified in any of clauses (ii) through (v) above, are paid upon consummation of the sale, exchange, license or disposition thereof to the Senior Lien Administrative Agent for application to repayment of the revolving loans under the Senior Lien Financing Agreement or, if applicable, as otherwise required by Section 5 of this Financing Agreement.

                  Permitted Encumbrances shall mean:

                           (a) Liens existing on the date hereof on specific
items of Equipment (other than Eligible Equipment) and other Liens expressly permitted, or consented to in writing by the Lender, as identified in Schedule 4;

                           (b) Purchase Money Liens;

                           (c) Liens of local or state authorities for franchise
or other like Taxes, provided that the aggregate amount of all such Taxes secured by such Liens shall not exceed $100,000.00 at any one time;

                           (d) statutory Liens of landlords and Liens of
carriers, warehousemen, bailees, mechanics, materialmen and other like Liens imposed by law, except for Liens imposed by any Environmental Laws, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such Liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by each of the Obligors, as applicable, in accordance with GAAP;

                           (e) deposits made (and the Liens thereon) in the
ordinary course of business of any of the Obligors (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts;

                           (f) easements (including, without limitation,
reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate (A) do not materially interfere with the occupation, use or enjoyment by any of the Obligors of its business or property so encumbered and (B) do not materially and adversely affect the value of such Real Estate in the reasonable business judgment of the Lender;

                           (g) Liens granted to the Lender by the Obligors or
any one of them to secure the Obligations and/or the Guaranty Obligations arising under this Financing Agreement or the other Loan Documents;

                           (h) Liens granted to the Senior Lien Administrative
Agent by the Obligors or any one of them to secure the Senior Lien Obligations, in the Senior Lien Financing Agreement or any other Senior Lien Financing Document as approved by the Lender and in existence on the Closing Date (but no further or different Lien, or change in any such Lien, for the benefit of the Senior Lien Lenders, shall be a Permitted Encumbrance unless its creation or existence has received the prior written consent of the Lender);

                           (i) Liens of judgment creditors, provided that the
aggregate amount secured by all such Liens shall not exceed $50,000.00 at any one time (other than Liens bonded or insured to the reasonable satisfaction of the Lender);

                           (j) Tax Liens for Taxes which are not yet due and
payable or which are being diligently contested in good faith by the Obligors by appropriate proceedings, and which Liens are not (x) filed on any public records, (y) other than with respect to Real Estate, senior to the Liens of the Lender or the Senior Lien Administrative Agent for the benefit of the Senior Lien Lenders; or (z) for Taxes due the United States or Canada or any state or province thereof having similar priority statutes, as further set forth in Paragraph 6.8 of Section 6 hereof;

                           (k) set-off rights arising in the ordinary course of
business; and

                           (l) Liens granted to General Motors Corporation in
the Access and Security Agreements as in effect on the Closing Date (but no further or different Lien, or change in any such Lien, for the benefit of the General Motors Corporation, shall be a Permitted Encumbrance unless its creation or existence has received the prior written consent of the Lender).

                  Permitted Indebtedness shall mean: (a) current Indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, Taxes or labor; (b) the Indebtedness secured by Purchase Money Liens; (c) Indebtedness arising under this Financing Agreement; (d) the Senior Lien Obligations, on the terms provided for in the Senior Lien Financing Documents as approved by the Lender on the Closing Date; (e) deferred Taxes and other expenses incurred in the ordinary course of business; (f) other Indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statements delivered to the Lender or otherwise disclosed to the Lender in writing prior to the Closing Date; (g) Indebtedness between or among the Obligors (provided that any instruments evidencing such Indebtedness are Pledged Notes); and (h) unsecured Indebtedness of the Guarantors in an aggregate principal amount not to exceed $1,000,000.00 at any one time outstanding.

                  Permitted Liquidation shall mean, in relation to any Obligor, its dissolution or liquidation at or after the transfer of all its remaining assets in an Intercompany Transfer or otherwise as agreed upon in writing in advance by the Lender.

                  Permitted Senior Lien Overadvance means the aggregate principal amount of all Overadvances as such term is defined in the Senior Lien Financing Agreement (as such agreement is in effect on the date hereof) outstanding at any time under the Senior Lien Financing Agreement in an amount not to exceed at any time the lesser of (a) $1,000,000 and (b) 5% of the Senior Lien Borrowing Base at such time, provided that (A) the proceeds of such Overadvances may only be used to fund the Companies' employee compensation, employee benefit plans and employee expense reimbursements and, with the prior consent of the Lender (which consent shall not be unreasonably withheld or delayed), key vendor payments up to an aggregate amount not to exceed $500,000,
(B) Overadvances shall not be outstanding for more than 30 days, and (C) Overadvances may only be made by the Senior Lien Lenders to the

Companies within the forty-five (45) consecutive day period commencing on the date of the initial Overadvance.

                  Person shall mean an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or other enterprise or entity or Governmental Authority.

                  Plan shall mean any Single Employer Plan or Multiemployer
Plan.

                  Pledge Agreement shall mean a Pledge Agreement, in form and substance satisfactory to the Lender, dated as of the Closing Date, executed by certain Obligors in favor of the Lender, which is to be delivered as provided in Paragraph 2.1(m) of Section 2 hereof.

                  Pledged Notes shall mean all promissory notes now or hereafter owned by any of the Obligors.

                  Pledged Stock shall mean any and all of the capital stock (other than Excluded Stock) of all subsidiaries of the Companies and the Guarantors now or hereafter held by any of the Companies or the Guarantors.

                  PPSA shall mean the Personal Property Security Act (Ontario) as in effect from time to time.

                  Prohibited Transaction shall mean any transaction set forth in
Section 406 of ERISA or Section 4975 of the Code for which there is no applicable statutory, regulatory or administrative exemption (including a class exemption or an individual exemption).

                  Promissory Note shall mean the promissory note, in the form of Exhibit A hereto, delivered by the Companies to the Lender to evidence the Term Loan pursuant to, and repayable in accordance with, the provisions of Section 3 hereof.

                  Purchase Money Liens shall mean Liens on any item of Equipment (other than Eligible Equipment) (i) acquired after the date of this Financing Agreement provided that (a) each such Lien shall attach only to the property to be acquired, (b) a description of the Equipment so acquired is furnished to the Lender, and (c) the Indebtedness incurred in connection with such acquisitions shall not, in the aggregate, exceed in any Fiscal Year the maximum amount of Capital Expenditures for such Fiscal Year permitted pursuant to Paragraph 7.2(i)(ii) of Section 7 of this Financing Agreement, unless consented to by the Lender or (ii) identified on Schedule 4, in the case of Liens on any item of Equipment existing on the date of this Financing Agreement.

                  Real Estate shall mean each of the Obligors' fee and/or leasehold interests in real property, including any real property (other than the Miami Street, St. Louis, Missouri property) which has been, or will be, encumbered, mortgaged, pledged or assigned to the Lender or its designee.

                  Reorganization shall mean, with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
Section 4241 of ERISA.

                  Reportable Event shall mean any of the events set forth in
Section 4043(c) of ERISA other than those events for which the notice requirement has been waived under applicable regulations.

                  Requirements of Law shall mean, as to any Person, the certificate of incorporation or by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  Secured Transaction Laws shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the State of New York, and the Personal Property Security Act (Ontario), the expression Secured Transaction Laws meaning each and every of these personal security statutes.

                  Securities Act shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

                  Security Documents shall mean the Pledge Agreement and the IP Security Agreement to be executed and delivered as provided in Paragraph 2(m) of
Section 2 hereof and the Mortgages to be executed and delivered as provided in Paragraph 2(t) of Section 2 hereof.

                  Senior Lien Administrative Agent shall mean The CIT Group/Business Credit, Inc., as administrative agent for the Senior Lien Lenders and any successor administrative agent for the Senior Lenders under the Senior Lien Financing Agreement.

                  Senior Lien Agents' Commitment Letter shall mean the Commitment Letter, dated April 19, 2001, issued by the Senior Lien Administrative Agent and the Senior Lien Syndication Agent to, and accepted by, the Companies.

                  Senior Lien Availability shall mean "Availability" as such term is defined in the Senior Lien Financing Agreement as such agreement is in effect on the date hereof.

                  Senior Lien Availability Reserve shall mean "Availability Reserve" as such term is defined in the Senior Lien Financing Agreement as such agreement is in effect on the date hereof.

                  Senior Lien Borrowing Base shall mean the "Borrowing Base" as such term is defined in the Senior Lien Financing Agreement as such agreement is in effect on the date hereof.

                  Senior Lien Financing Agreement shall mean a financing agreement substantially in the form of this Financing Agreement and, insofar as it is different, in form and substance satisfactory to the Lender, among the Senior Lien Lenders, the Senior Lien Administrative Agent, the Senior Lien Syndication Agent, The CIT Group/Business Credit, Inc. and Salomon Smith Barney, Inc., as arrangers, Citibank, N.A., as issuing bank in respect of letters of credit, and the Obligors, and providing for loans (including a subfacility for the issuance of letters of credit) in an amount up to $65,000,000.00 to be made by the Senior Lien Lenders to the

Companies on the terms and subject to the conditions set forth therein and in the Senior Lien Agents' Commitment Letter.

                  Senior Lien Financing Documents shall mean the Senior Lien Financing Agreement, the promissory notes provided for therein, the Security Documents (as defined in the Senior Lien Financing Agreement), the Intercreditor Agreement, the other closing documents substantially in the respective forms contemplated or required thereunder, and any other ancillary loan and security agreements executed from time to time in connection with the Senior Lien Obligations or the Senior Lien Financing Agreement.

                  Senior Lien Issuing Bank shall mean Citibank, N.A.

                  Senior Lien Lenders means, collectively, The CIT Group/Business Credit, Inc., Citicorp USA, Inc. and each other party which hereafter becomes a lender under the Senior Lien Financing Agreement.

                  Senior Lien Obligations shall mean all Indebtedness and other obligations of the Obligors, or any one of them, which may at any time be owing by the Obligors or any one of them to any of the Senior Lien Lenders, the Senior Lien Issuing Bank, the Senior Lien Administrative Agent or the Senior Lien Syndication Agent under or in respect of any of the Senior Lien Financing Documents or the transactions or interests contemplated therein (including reimbursement obligations in respect of letters of credit), whether such Indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Obligors are liable to the Senior Lien Lenders, the Senior Lien Administrative Agent or the Senior Lien Syndication Agent for such Indebtedness and obligations as principal, surety, endorser, guarantor or otherwise. Senior Lien Obligations shall also include Indebtedness owing to the Senior Lien Lenders, the Senior Lien Administrative Agent and the Senior Lien Syndication Agent by the Obligors or any one of them under any Senior Lien Financing Document; Indebtedness or obligations incurred by, or imposed on, the Senior Lien Lenders, the Senior Lien Administrative Agent or the Senior Lien Syndication Agent as a result of environmental claims arising out of any of the Obligors' operations, premises or waste disposal practices or sites in accordance with Paragraph 9.3 of Section 9 of the Senior Lien Financing Agreement and the Obligors' liability to the Senior Lien Lenders, the Senior Lien Administrative Agent or the Senior Lien Syndication Agent as maker or endorser of any promissory note or other instrument for the payment of money in connection with other Senior Lien Obligations.

                  Senior Lien Syndication Agent shall mean Citicorp USA, Inc., as syndication agent for the Senior Lien Lenders and any successor syndication agent for the Senior Lien Lenders under the Senior Lien Financing Agreement.

                  Single Employer Plan shall mean a "single-employer plan", as defined in Section 4001(a)(15) of ERISA, which any Company or ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or under which any Company or ERISA Affiliate has any liability.

                  Stock Purchase Agreement shall mean a Securities Purchase Agreement, in form and substance satisfactory to the Lender, dated as of the Closing Date, between Harvard and Hilco Finance LLC.

                  Success Fee shall have the meaning set forth in Paragraph 8.7 of Section 8 hereof.

                  Surplus Cash shall mean, for any Fiscal Year, without duplication, EBITDA plus, without duplication, each of the following: (a) any income excluded in calculating EBITDA that does not arise in the ordinary course of business, (b) any cash gains arising from the sale, exchange or other disposition of assets other than any Permitted Asset Transfer, (c) cash interest income, and (d) any cash tax refund, less, without duplication, each of the following: (a) all cash interest for such Fiscal Year, (b) any cash loss from the sale, exchange or other disposition of assets, (c) the aggregate scheduled amounts of principal paid or payable on the Term Loan and the term loans under the Senior Lien Financing Agreement, (d) the aggregate scheduled payments on Capital Leases, (e) all Capital Expenditures actually made during such Fiscal Year which are not financed, (f) all cash income Taxes for such Fiscal Year, (g) cash payments due in respect of post-retirement employee benefit pension and workers compensation obligations, and (h) mandatory prepayments made pursuant to
Section 5 hereof or Section 7 of the Senior Lien Financing Agreement (as such agreement is in effect on the date hereof) in such Fiscal Year.

                  Taxes shall mean all federal, state, provincial, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due from any Obligor with respect to its business, operations, Collateral or otherwise.

                  Term Loan shall mean the term loan in the principal amount of $10,000,000.00 made by the Lender pursuant to, and repayable in accordance with, the provisions of Section 3 hereof.

                  Tooling shall mean all tooling, fixtures, gauges, jigs, patterns, casting patterns, dyes, cavities, moulds and documentation together with any accessions, attachments, parts, accessories, substitutions, replacements and appurtenances to any of the foregoing, but excluding machinery, Equipment and Equipment spare parts.

                  Total Assets shall mean total assets of the Obligors determined in accordance with GAAP on a basis consistent with the latest audited financial statements of the Obligors.

                  Total Liabilities shall mean total liabilities of the Obligors determined in accordance with GAAP on a basis consistent with the latest audited financial statements of the Obligors.

                  Trade Accounts Receivable shall mean, with respect to any Obligor, that portion of such Obligor's Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of such Obligor's business.

                  Trademarks shall mean, as to any Obligor, all of such Obligor's present and hereafter acquired trademarks, trademark registrations, trademark applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), reissues and renewals of the foregoing, trademark licenses, internet domain names and URLs, and any trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

                  UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the State of New York.

                  Unfunded Pension Liabilities shall mean, with respect to any Single Employer Plan, any amount by which the present value of the aggregate benefit liabilities under the Plan (whether or not vested), determined as of the date of such Plan's most recent actuarial report on the basis of the actuarial assumptions specified for funding purposes in such report, exceeds the aggregate current value of the assets of such Plan allocable to such benefit liabilities as specified in such report. For purposes of this definition of "Unfunded Pension Liabilities," the term "benefit liabilities" has the meaning specified in Section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

                  United States shall mean the United States of  America.

                  U.S. dollar shall mean lawful currency of the United States.

                  Withdrawal Liability shall have the meaning set forth under
Part I of Subtitle E of Title IV of ERISA.

                  Working Capital shall mean Current Assets in excess of Current Liabilities.

                  1.2 Construction of Certain Terms. (a) As used in this Financing Agreement, (i) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Financing Agreement as a whole and not to any particular provision of this Financing Agreement, and Paragraph, Section, Schedule and Exhibit references are to this Financing Agreement unless otherwise specified; (ii) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation," (iii) the word "or" shall not be exclusive, (iv) the word "will" shall be construed to have the same meaning and effect as the word "shall" and (v) the plural form of any term defined in the singular in this Financing Agreement shall merely express the grammatical plural of that defined term unless otherwise expressly provided herein.

                           (b) Unless the context requires otherwise (i) any
definition of or reference to any agreement, instrument or other document herein shall be construed as referring to that agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(ii) any reference herein to any Person shall be construed to include that Person's successors and assigns (without prejudice to any restrictions on transfer or other consequences of a transfer contemplated herein), and (iii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  1.3 GAAP Terminology. (a) As used herein, and in the other Loan Documents, accounting terms relating to any Obligor or any of its subsidiaries that are not defined in Paragraph 1.1 of Section 1 and accounting terms that are partly defined in Paragraph

1.1 of Section 1, to the extent not defined, shall have the respective meanings given to them under GAAP, except as otherwise provided in such Loan Documents. All financial statements that any Obligor is required to deliver hereunder shall be prepared in accordance with GAAP applied on a consistent basis, except as otherwise expressly prescribed herein, subject to the following paragraph and except that any financial statements which are not audited shall not be required to have footnotes.

                           (b) If GAAP changes while any of the Obligations or
the Guaranty Obligations remains outstanding and, as a result, the financial covenants set forth in subparagraphs (h) and (i) of Paragraph 7.2 of Section 7 would be calculated in a manner or with components different from those applicable prior to the change, (i) the Obligors and the Lender will enter into good faith negotiations to amend this Financing Agreement in such respects as are necessary to conform those financial covenants as criteria for evaluating the Obligors financial condition to substantially the same criteria as were effective prior to the relevant change in GAAP and (ii) the Obligors shall be deemed to be in compliance with those financial covenants during the period of 30 days beginning with the effective date of that change in GAAP if and to the extent that the Obligors would have been in compliance therewith under GAAP if the change had not occurred and compliance were tested applying GAAP as in effect immediately before the change. At the end of that period of 30 days, if an amendment of the kind described above has not been executed by all parties to this Financing Agreement, GAAP as modified by the relevant change shall automatically be taken into account in determining whether the Obligors are in compliance with those financial covenants.

                           (c) Any reference in this Financing Agreement or the
other Loan Documents to "consolidating" balance sheets or other financial statements or to "consolidating" borrowing base computations shall mean such balance sheets, financial statements or borrowing base computations (in a format submitted to and accepted by the Lender) showing consolidating entries only for the major entities listed below, some of which consist of multiple entities (and such other entities as may become successors or transferees of any of the business owned or operated on the date of this Financing Agreement by any entity listed below (if such business would be consolidated in accordance with GAAP) and any other direct or indirect subsidiary of Harvard, if consolidating balance sheets or other financial statements are hereafter prepared by any such other subsidiary):

                           Hayes-Albion (excluding Trim Trends)
                           Trim Trends
                           Harvard Electronics
                           Pottstown
                           Harvard Corporate/Other

                  1.4 No Presumption in Construction. Neither this Financing Agreement nor any other Loan Document nor any uncertainty or ambiguity herein or therein shall be construed or resolved against the Lender under any rule of construction or otherwise merely by virtue of being a party involved in its drafting. On the contrary, this Financing Agreement and the other Loan Documents have been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

                  1.5 Independence of Provisions. All agreements and covenants herein and in the other Loan Documents shall be given independent effect so that, if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations of another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

                  1.6 Inactive Guarantor. Notwithstanding anything else to the contrary elsewhere in this Financing Agreement (including the definitions of the term "Permitted Asset Transfer" and "Intercompany Transfer") none of the terms of this Financing Agreement or any other Loan Documents shall be interpreted to permit, or constitute the consent by the Lender to any transaction or action by the Inactive Guarantor (other than those incidental to maintaining its existence and compliance with the Loan Documents and the Senior Lien Financial Documents or its liquidation or dissolution) or by any other Obligor with the Inactive Guarantor.

         SECTION 2. Conditions Precedent

                  2.1 Conditions relating to the Closing Date.

                  The obligation of the Lender to make the Term Loan to be made by it hereunder is subject to the satisfaction of, extension of or waiver in writing of, on or prior to, the Closing Date, the following conditions precedent:

                           (a) Lien Searches - The Lender shall have received
Tax, judgment and Secured Transaction Laws searches satisfactory to the Lender for all locations presently occupied or used by each of the Obligors.

                           (b) Casualty Insurance - Each of the Obligors shall
have delivered to the Lender evidence satisfactory to the Lender that casualty insurance policies listing the Lender as an additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Paragraph 7.2(d) of Section 7 hereof (and the certificates evidencing such insurance shall be issued on form Acord 27).

                           (c) UCC Filings - Any financing statements required
to be filed in order to create in favor of the Lender, a perfected security interest in the Collateral shall have been properly filed in each office in each jurisdiction required in order to create in favor of the Lender a perfected Lien on the Collateral, subject only to Permitted Encumbrances. The Lender shall have received acknowledgment copies of all such filings (or, in lieu thereof, the Lender shall have received other evidence satisfactory to the Lender that all such filings have been made) and the Lender shall have received evidence that all necessary filing fees and all Taxes or other expenses related to such filings have been paid in full.

                           (d) Board Resolution - The Lender shall have received
a copy of the resolutions of the Board of Directors or shareholders of each of the Obligors authorizing the execution, delivery and performance of each Loan Document to which it is a party, certified by the Secretary or Assistant Secretary of each of the Obligors as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of each of the Obligors as to the incumbency and signature of the officers of each of the Obligors executing such Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                           (e) Corporate Organization - The Lender shall have
received (i) a copy of the certificate or articles of incorporation of each of the Obligors certified by the Secretary of State or equivalent authority of the jurisdiction of their incorporation, (ii) a copy of the by-laws of each of the Obligors certified by the respective Secretary or Assistant Secretary thereof, all as amended through the date hereof, and (iii) evidence that each of the Obligors is in good standing in the jurisdiction of its organization and duly qualified to carry on business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary.

                           (f) Officer's Certificate - The Lender shall have
received a certificate of each of the Obligors, executed by an Authorized Officer in each case, satisfactory in form and substance to the Lender, certifying that (i) the representations and warranties of such Obligor contained herein and in the other Loan Documents to which such Obligor is a party are true and correct in all material respects on and as of the Closing Date; (ii) such Obligor is in compliance with all of the terms and provisions set forth herein and in the other Loan Documents to which such Obligor is a party, and (iii) no Default or Event of Default has occurred.

                           (g) Opinions - Counsel for the Obligors shall have
delivered to the Lender opinions satisfactory to the Lender addressing and opining to such matters as the Lender shall reasonably request, including, without limitation, that, subject to (i) the filing, priority and remedies provisions of the Secured Transaction Laws and any applicable state or other laws relating to the recording of the mortgage Liens on Real Estate created by the Security Documents, (ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, (iii) the equity powers of a court of law and (iv) such other matters as may be agreed upon with the Lender: (x) this Financing Agreement and all other Loan Documents of each of the Obligors (A) are valid, binding and enforceable according to their terms, (B) are duly authorized, executed and delivered, and (C) do not violate any terms, provisions, representations or covenants in the charter or by-laws of any of the Obligors or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement, indenture or other contract to which the Obligors, or any one of them, are signatories or by which the relevant Obligors, or any one of them, or their assets are bound; and (y) the perfection of all security interests purported to be granted in this Financing Agreement or under any other Loan Document.

                           (h) Absence of Default; No Material Adverse Change -
No Default or Event of Default shall have occurred and be continuing and no Material Adverse Change shall have occurred.

                           (i) Legal Restraints/Litigation - As of the Closing
Date, there shall be no: (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Obligors, or any one of them, or their assets, by any agency, division or department of any county, city, state, provincial or federal government arising out of this Financing Agreement or any of the other Loan Documents; (y) injunction, writ or restraining order restraining or prohibiting the financing arrangements contemplated under this Financing

Agreement and the other Loan Documents; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against the Obligors, or any one of them, or their assets, which, in the opinion of the Lender (i) could reasonably be expected to result in a Material Adverse Change or, (ii) except as set forth in Schedule 2 hereto, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

                           (j) Intercreditor Agreement. The Senior Lien Lenders,
the Senior Lien Administrative Agent and the Senior Lien Syndication Agent shall have executed and delivered the Intercreditor Agreement to the Lender, in form and substance satisfactory to the Lender.

                           (k) Senior Lien Financing Documents The Senior Lien
Lenders and the Obligors shall have executed and delivered the Senior Lien Financing Documents, which shall in all respects be satisfactory in form and substance to the Lender, as delivered to the Lender, together with a certificate of Harvard certifying that the copies of the Senior Lien Financing Documents delivered to the Lender are true, correct and complete and represent the entire agreement among the parties thereto relating to the Senior Lien Obligations and Liens and other interests granted for the benefit of the Senior Lien Lenders in relation to the Senior Lien Obligations.

                           (l) Financials; Projections - The Lender shall have
received and the Lender shall be satisfied with (i) a pro forma estimated balance sheet of the Obligors at the Closing Date giving effect to the termination of the Existing Credit Agreements and the transactions contemplated hereby, (ii) interim unaudited consolidated and consolidating monthly and quarterly financial statements of the Obligors through the fiscal month ending no earlier than forty-five (45) days prior to the Closing Date and (iii) the Obligors' business plan, which shall include a financial forecast, including, without limitation, cash projections and projections of Senior Lien Availability, in a form previously submitted to and accepted by the Lender and in substance reasonably satisfactory to the Lender, on a monthly basis through June 30, 2002 and on an annual basis thereafter through the year of the Maturity Date.

                           (m) Security Documents - (i) Each of Harvard,
Doehler-Jarvis, Inc., Hayes-Albion and Trim Trends shall have executed and delivered to the Lender, a Pledge Agreement granting a security interest to the Lender as collateral for the Obligations (in the case of the Companies) and the Guaranty Obligations (in the case of Trim Trends) in, (A) all of the Pledged Notes held by the Obligors and (B) all of the Pledged Stock owned by the Obligors and (ii) each of Harvard, Doehler-Jarvis, Inc., Hayes-Albion, Harman Automotive, Inc. and Harvard Industries Risk Management, Inc. shall have executed and delivered to the Lender, an IP Security Agreement.

                           (n) Stock Certificates and Notes. Each of the
Obligors which is a party to the Pledge Agreement shall have delivered to the Senior Lien Administrative Agent the stock certificates evidencing the Pledged Stock, together with duly executed stock powers (undated and in-blank) with respect thereto, and all instruments evidencing the Pledged Notes, together with duly executed instruments of assignment (undated and in-blank) with respect thereto, all in form and substance satisfactory to the Lender. In addition, each Obligor which holds any of the capital stock of any Guarantor shall deliver to the Lender such documents

(including evidence of the adoption of such resolutions) as the Lender may require to protect and preserve its rights and enable the Lender to enforce its rights and remedies in respect of such Pledged Stock.

                           (o) Loan Documents; Additional Documents - (i) The
Lender shall have received an original of each Loan Document necessary to consummate the lending arrangement contemplated between the Obligors and the Lender, each of which Loan Documents shall be duly executed by the respective parties thereto, in each case in form and substance satisfactory to the Lender, and each such Loan Document shall be in full force and effect; and (ii) the Lender shall have received such other certificates, opinions and other documents as the Lender reasonably may require.

                           (p) Notice of Borrowing - Harvard, on behalf of the
Companies, shall have delivered to the Lender a Notice of Borrowing containing all information necessary for the Lender to issue wire transfer instructions on behalf of the Companies for the Term Loan to be made under this Financing Agreement.

                           (q) Examination & Verification - The Lender shall
have completed, to its satisfaction, an examination and verification of the Accounts, Inventory, financial statements, books and records of each of the Obligors which examination shall indicate that, after giving effect to all loans, advances and extensions of credit to be made at closing as contemplated hereunder and under the Senior Lien Financing Documents, (i) the Companies shall have an aggregate opening Senior Lien Availability of at least $20,000,000.00, as evidenced by a Borrowing Base Certificate delivered by Harvard to the Lender as of the Closing Date, and (ii) the sum of (A) the Senior Lien Borrowing Base and (B) the Borrowing Base shall exceed the Term Loan made under this Financing Agreement and the initial loans, advances and other extensions of credit made under the Senior Lien Financing Agreement by at least $20,000,000. It is understood that such requirement contemplates that all debts, obligations, taxes and dividends are current, and that all payables are being handled in the normal course of the Obligors' business and consistent with their past practice.

                           (r) Existing Accounts; Depository Accounts- Each of
the Obligors and each of their subsidiaries shall have used its best efforts to cause each Existing Lender, or if applicable, its agent, to assign its rights under the concentration accounts existing on the date of this Financing Agreement to the Senior Lien Administrative Agent.

                           (s) Existing Credit Agreements - The Companies'
existing credit agreement with General Electric Capital Corporation ("GECC"), as agent, and the existing credit agreement of Trim-Trends with Canadian Imperial Bank of Commerce ("CIBC" and, together with GECC, the "Existing Lenders" and each an "Existing Lender," and those agreements, the "Existing Credit Agreements") shall be: (i) terminated; (ii) all loans and obligations of the Obligors thereunder shall be paid and satisfied in full, including through utilization of the proceeds of the initial loans to be made under this Financing Agreement and the Senior Lien Financing Documents; and (iii) all Liens or security interests in favor of the Existing Lenders (which, in the case of GECC, shall include any Liens and security interests in favor of any agent acting on its behalf) which are on the Collateral and otherwise in connection therewith shall be terminated and/or released upon such payment, all to the satisfaction of the Lender.

                           (t) Mortgages/Deeds of Trust - Each Obligor shall
have executed and delivered to the Lender, an agent of the Lender or to a title insurance company acceptable to the Lender, such mortgages and/or deeds of trust (including, without limitation, the Canadian Debenture on the Real Estate and personal property in Canada), in form and substance satisfactory to the Lender (each a "Mortgage"), as the Lender may reasonably require to obtain Liens on the Real Estate owned by such Obligor on the Closing Date (which is identified in Schedule 5), subject only to Permitted Encumbrances.

                           (u) Title Insurance Policies - The Lender shall have
received, in respect of each Mortgage referred to in the preceding paragraph (t) other than the Canadian Debenture, a mortgagee's title policy or marked-up unconditional binder for such insurance. Each such policy shall (i) be in an amount satisfactory to the Lender and (ii) insure that the Mortgage insured thereby creates a valid Lien on the property covered by such Mortgage for the benefit of the Lender, free and clear of all defects and encumbrances except Permitted Encumbrances and all other defects and encumbrances acceptable to the Lender. Each such policy delivered to the Lender shall name the Lender as the insured thereunder and contain such endorsements and effective coverage as the Lender may reasonably request. The Lender shall also have received evidence that all premiums in respect of such policies have been paid and that all charges for mortgage recording Taxes, if any, shall have been paid.

                           (v) Surveys - The Lender and, where applicable, the
title insurance company issuing each policy referred to in the immediately preceding paragraph (each, a "Title Insurance Company") shall have received (or the Lender shall be satisfied with the arrangements and a committed schedule for the subsequent receipt of) maps or plats of a perimeter or boundary of the site of each of the properties covered by the Mortgages covered by such policy, dated a date satisfactory to the Lender and the relevant Title Insurance Company and prepared by an independent professional licensed land surveyor satisfactory to the Lender and the relevant Title Insurance Company; and, there shall be surveyed and shown on the maps or plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements;
(ii) any encroachments on any adjoining property by the building, structures and improvements on the sites; (iii) if the site is designated as being on a filed map, a legend relating the survey to said map; and (iv) such other matters as are covered by the surveys prepared in connection with the Existing Credit Agreements and the related mortgages. Further, each survey shall be certified to the Lender and the Title Insurance Company.

                           (w) Appraisals - The Lender shall have received
satisfactory appraisals on each of the Obligors' Equipment and Real Estate, which appraisals: (i) shall be by an appraiser acceptable to the Lender, and
(ii) shall indicate (A) with respect to Equipment, an orderly liquidation value of not less than $41,125,000.00, and (B) with respect to Real Estate, a fair market value of not less than $22,500,000.00.

                           (x) Environmental Report - The Lender shall have
received environmental audit reports on (i) all of each of the Obligors' leasehold and fee interests, and (ii) the Obligors' operations and waste disposal practices. The reports must (x) be satisfactory to the Lender and (y) not disclose or indicate any material liability (real or potential) stemming from the Obligors' premises, their operations, their waste disposal practices or waste disposal sites used by the Obligors.

                           (y) Schedules - The Obligors or their counsel shall
have provided the Lender with schedules of: (i) each Obligor's and its subsidiaries' (A) Trademarks, (B) Patents, and (C) Copyrights, as applicable, and all in such detail as to provide appropriate recording information with respect thereto, (ii) any tradenames, (iii) monthly rental payments for any leased premises or any other premises where any Collateral may be stored or processed, (iv) all insurance policies of any nature maintained by any Obligor;
(v) all joint ventures or partnerships engaged in by any Obligor with any other Person, and (vi) existing Indebtedness and Permitted Encumbrances, as well as all other schedules required by this Financing Agreement or any of the other Loan Documents, all of the foregoing in form and substance satisfactory to the Lender.

                           (z) The Commitment Letter - Each of the Obligors
shall have fully complied, to the reasonable satisfaction of the Lender, with all of the terms and conditions of the Commitment Letter.

                           (aa) Consents; Requirements of Law - All necessary
governmental and third party consents and approvals necessary in connection with this Financing Agreement and the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lender) and shall remain in effect, unless the failure to obtain and keep in effect any such third-party consent and approval has been disclosed to the Lender, and such failure could not reasonably be expected to result in a Material Adverse Change; and all applicable governmental filings shall have been made and all applicable waiting periods shall have expired without in either case any action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of the Lender that restrains, prevents or imposes materially adverse conditions upon this Financing Agreement or the transactions contemplated hereby.

                           (bb) Fees; Expenses - All fees and expenses
(including, without limitation, reasonable fees and expenses of counsel) required to be paid to the Lender on or before the Closing Date shall have been paid.

                           (cc) Expense Deposit - The Lender shall have deducted
from the proceeds of the Term Loan an expense deposit in the amount of $50,000 (the "Expense Deposit"), which Expense Deposit shall be held by the Lender and may be applied by the Lender to the fees and expenses incurred by the Lender in connection with the exercise of any of its rights under this Financing Agreement, including, without limitation, monitoring the Obligors' compliance with the terms of this Financing Agreement and the other Loan Documents and any appraisals, audits, collateral reviews and field examinations conducted by the Lender during the term of this Financing Agreement. In no event shall prior recourse to the Expense Deposit be a prerequisite to the Lender's right to demand reimbursement for any such fees and expenses. The Expense Deposit will not be segregated and may be commingled with other funds of the Lender and the Obligors will not be entitled to receive any interest on the Expense Deposit. The unused portion of the Expense Deposit shall be returned to the Companies upon the earlier of the Maturity Date or the payment in full in cash of all of the Obligations.

                           (dd) ERISA - The Lender shall be satisfied that, as
of the Closing Date, no event or condition constituting an ERISA Event has occurred or exists with respect to any Plan that could result in a Material Adverse Effect.

                           (ee) Access and Security; Agreements; Transition
Agreement - All matters relating to each Access and Security Agreement and the GM Transition Supply Agreement shall be satisfactory to the Lender. Without limiting the foregoing, the Lender shall have received a certification from the chief executive officer of Harvard that the Obligors are not in violation of any terms of the Access and Security Agreements or Transition Agreement and that, to the best knowledge of the Obligors, General Motors Corporation has not asserted any rights of set-off against amounts due to any of the Obligors by GM other than in the ordinary course of business, as well as certified copies of amendments to each such agreement satisfactory to the Lender, reflecting the security interests provided under the Loan Documents to the Lender.

                           (ff) Canadian Collateral Account. - The Lender shall
be satisfied with all matters relating to arrangements for payment of Accounts due from time to time to Trim Trends, and any other active Obligor organized in Canada, directly to an account of Trim Trends established and maintained with Canadian Imperial Bank of Commerce (the "Canadian Deposit Account"), with acknowledgment by that depositary of the security interest granted herein by the relevant Guarantor to the Lender (including waiver by that depositary of any right of setoff that it might otherwise have in respect of that account).

                           (gg) Cash Collateral Account. - The Lender shall be
satisfied with all arrangements relating to the establishment of an account subject to the lien created by the Senior Lien Financing Agreement and the control of the Senior Lien Administrative Agent, with a depository institution satisfactory to the Lender, established for amounts that the Companies may be required to maintain as cash Collateral pursuant to the Senior Lien Financing Agreement (the "Cash Collateral Account").

                           (hh) Stock Purchase Agreement. Harvard shall have
executed and delivered the Stock Purchase Agreement.

                           (ii) Inactive Guarantor Certificate. The Lender shall
have received a certificate of an Authorized Officer of Harvard, in form and substance satisfactory to the Lender, certifying that the Inactive Guarantor (i) is not currently actively engaged in business and (ii) currently has no assets whatsoever (other than its corporate name, corporate charter and goodwill) and the Lender shall be satisfied with the truth and accuracy of such certifications.

                           (jj) Process Agent Acceptance. The Lender shall have
received evidence satisfactory to the Lender that the agent for service of process appointed by each of the Obligors in Paragraph 13.8(d) of this Financing Agreement, Section 9.9(d) of the Pledge Agreement and Section 5.06(d) of the IP Security Agreement, has irrevocably accepted such appointment.

                  Upon the execution of this Financing Agreement and the making of the Term Loan, all of the above Conditions Precedent shall have been deemed satisfied or waived as set forth in the introductory paragraph of Paragraph 2.1 of this Section 2 or as the Obligors and the Lender shall otherwise agree in writing.

         SECTION 3. Term Loan

                  3.1 Term Loan. On the Closing Date, each Company hereby agrees to jointly and severally execute and deliver to the Lender the Promissory Note to evidence the Term Loan to be extended by the Lender.

                  3.2 Borrowing Request and Procedure. The request for the Term Loan by the Lender hereunder may be made by Harvard as agent for the Collective Borrowers and the Lender is hereby authorized and directed to accept, honor and rely on such instructions and requests, subject to the limitation and provisions set forth in this Financing Agreement. Harvard shall give the Lender prior written notice (substantially in the form of Exhibit B hereto (a "Notice of Borrowing")) no later than 11:00 a.m. at least two (2) Business Days prior to the date of the Term Loan. The Notice of Borrowing shall be executed by Harvard, shall be irrevocable and shall specify or include the date of the Term Loan, which must be a Business Day and shall be the Closing Date. On the date specified in the Notice of Borrowing and upon receipt by the Lender of the Promissory Note and the fulfillment by the Companies of the conditions set forth in Section 2 hereof, the Lender will make available the requested Term Loan to the Companies by causing an amount, in immediately available funds, to be deposited into the account designated by Harvard in the Notice of Borrowing to the Lender on the date and in the amount set forth in the Notice of Borrowing.

                  3.3 Payment of Principal of Term Loan. The principal amount of the Term Loan shall be repaid to the Lender by the Companies, as their joint and several obligation, on the Maturity Date.

                  3.4 Payment of Term Loan Upon Termination. In the event this Financing Agreement is terminated by the Lender in accordance with the terms of this Financing Agreement, the Term Loan shall become due and payable on the effective date of such termination, notwithstanding any provision to the contrary in the Promissory Note.

                  3.5 Loan Account. (a) Subject to the provisions of subparagraph (b) below, the Lender shall maintain a Loan Account on its books in which each of the Companies will be charged with the Term Loan, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which the Lender may incur in connection with the exercise by or for the Lender of any of the rights or powers herein or in any other Loan Document conferred upon the Lender, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Lender in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder or thereunder, or any Obligations. The Companies will be credited with all amounts received by the Lender from the Companies or from others for the Companies' account, and such amounts will be applied to payment of the Obligations as set forth herein. In no event shall prior recourse to any security granted to or by the Obligors be a prerequisite to the Lender's right to demand payment of any Obligation. Further, it is understood that the Lender shall have no obligation whatsoever to perform in any respect any of the Obligors contracts or obligations relating to the Accounts.

                           (b) In order to utilize the collective borrowing
powers of the Companies (collectively, the "Collective Borrowers") in the most efficient and economical manner, and in order to facilitate the handling of the accounts of the Collective Borrowers on the Lender's books, the Collective Borrowers have requested, and the Lender has agreed to handle accounts of the Collective Borrowers on the Lender's books on a combined basis, all in accordance with the following provisions:

                                    (i) In lieu of maintaining separate accounts
on the Lender's books in the name of each of the Collective Borrowers, the Lender shall maintain one account under the name: Harvard Industries et al. (herein, the "Collective Account"). The Term Loan will be the joint and several obligation of the Companies and charged to the Collective Account indicated above, along with any charges and expenses under this Financing Agreement and the other Loan Documents made in relation to any of the Obligations. The Collective Account will be credited with all amounts received by the Lender from any of the Collective Borrowers or from others for their account.

                                    (ii) Each month, the Lender will render to
the Collective Borrowers one extract of the combined Collective Account, which shall be deemed to be an account stated as to each of the Collective Borrowers and which will be deemed correct and accepted by all of the Collective Borrowers, unless the Lender receives a written statement of exceptions from them, through Harvard, within thirty (30) days after such extract has been rendered by the Lender. It is expressly understood and agreed by each of the Collective Borrowers that the Lender shall have no obligation to account separately to any of the Collective Borrowers.

                                    (iii) It is expressly understood and agreed
by each of the Collective Borrowers that the Lender shall have no responsibility to inquire into the correctness of the apportionment, allocation, or disposition of (x) the Term Loan or (y) any of the expenses and charges of the Lender relating thereto. The Term Loan is to be made for the Collective Account.

                                    (iv) The Collective Borrowers jointly and
severally and unconditionally guarantee to the Lender the prompt payment in full of (A) the Term Loan, as well as (B) all other Obligations of the Collective Borrowers to the Lender and hereby expressly confirm in all respects the agreements and/or instruments executed by each of the Collective Borrowers in the Lender's favor as more fully set forth therein.

                                    (v) Any collateral security now or hereafter
given to the Lender by any of the Collective Borrowers, shall secure the Term Loan, and shall be deemed to be pledged to the Lender as security for any and all Obligations of the Collective Borrowers and each of them to the Lender as set forth under this Financing Agreement, the other Loan Documents, or any other agreements between the Lender and any of the Collective Borrowers.

                                    (vi) The handling of the accounts of the
Collective Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Collective Borrowers and at their request, and the Lender shall incur no liability to the Collective Borrowers as a result hereof.

It is further expressly understood that the foregoing request was made because the Collective Borrowers are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each of the Collective Borrowers as required for the continued successful operation of each of the Collective Borrowers. Each of the Collective Borrowers expects to derive benefit, directly or indirectly, from such availability since the successful operation of each of the Collective Borrowers is dependent on the continued successful performance of the functions of the integrated group. In addition, the Companies have informed the Lender that:

                                             (A) Harvard, in order to increase
the efficiency and productivity of each of the other Collective Borrowers, has centralized in itself a cash management system which entails, in part, central disbursement and operating accounts in which it provides the working capital needs of each of the other Collective Borrowers and manages and timely pays the accounts payable of each of the other Collective Borrowers;

                                             (B) Harvard is further enhancing
the operating efficiencies of the other Collective Borrowers by purchasing, or causing to be purchased, in its name for its account all materials, supplies, inventory and services required by the other Collective Borrowers which will result in reducing the operating costs of the other Collective Borrowers; and

                                             (C) Since all of the Collective
Borrowers are now engaged in an integrated operation that requires financing on an integrated basis and since each Collective Borrower expects to benefit from the continued successful performance of such integrated operations and in order to best utilize the collective borrowing powers of each Collective Borrower in the most effective and cost efficient manner and to avoid adverse effects on the operating efficiencies of each Collective Borrower and the existing back-office practices of the Collective Borrowers, each Collective Borrower has requested that the Term Loan be disbursed solely upon the request of Harvard and to bank accounts managed solely by Harvard and that Harvard will manage for the benefit of each Collective Borrower the expenditure and usage of the Term Loan.

                  3.6 Joint and Several Liability of Companies. (a) Notwithstanding anything in this Financing Agreement or any other Loan Document to the contrary, each of the Companies hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Lender under this Financing Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Companies and in consideration of the undertakings of the other Companies to accept joint and several liability for the Term Loan and the other Obligations hereunder. Each of the Companies, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Companies, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Paragraph 3.6), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Companies without preferences or distinction among them. If and to the extent that any of the Companies shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Companies will make such payment with respect to, or perform, such Obligation.

                           (b) Subject to the terms and conditions hereof, the
Obligations of each of the Companies under the provisions of this Paragraph 3.6 constitute the absolute and unconditional, full recourse Obligations of each of the Companies enforceable against each Company to the full extent of its properties and assets, irrespective of all of the following:

                                    (i) any lack of validity or enforceability,
any irregularity, default or omission in any relevant documentation, including any Loan Document, or of the Obligations, or any delay, failure or omission to enforce or agreement not to enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise of any right with respect to the foregoing (including, in each case, without limitation, as a result of the insolvency, bankruptcy or reorganization of the Lender or any other Person);

                                    (ii) any change in the time, manner or place
of payment of, or in any other term in respect of, all or any of the Loan Documents;

                                    (iii) any exchange or release of, or
non-perfection of any lien on or in, any Collateral, any release or amendment or waiver of or consent to any departure from any guaranty or security, for all or any of the Obligations or any release of any other Obligor from all or any part of its obligations under this Financing Agreement or any of the terms of any other Loan Document;

                                    (iv) any claim, set-off, counterclaim,
defense or other rights, including any as to marshalling of any security or guaranties that any Obligor may have at any time and from time to time against the Lender or any other Person, whether in connection with the transactions contemplated in the Loan Documents or any other transaction; or

                                    (v) any other circumstances which might
otherwise constitute a defense based on suretyship or otherwise available to, or a discharge of, any Company in respect of (A) the Obligations of any Company,
(B) the release of or waiver of any rights against any other Obligor and the settlement, compromise or release of any Obligations of any of them or (C) the failure by the Lender to attempt, or delay by it in attempting, to collect any Obligations from any other Company or Guaranty Obligations from any Guarantor or to realize upon any Collateral; and the Lender may deal with any of the Obligors as it sees fit without prejudice or effect on this Financing Agreement or the security for the Obligations;

and each Company hereby irrevocably waives all defenses that might otherwise have based on any of the matters identified above in this Paragraph 3.6 or based on any other circumstances other than the full, final and indefeasible payment of all Obligations; provided that the foregoing provisions of this sentence relating to any Company and any Obligation shall not be understood to constitute a waiver of any defense based on the full and final release of all responsibility of such Company for such Obligation given by the Lender.

                           (c) The provisions of this Paragraph 3.6 are made for
the benefit of the Lender and its successors and assigns, and may be enforced by it or them from time to time against any or all of the Companies as often as occasion therefor may arise and without requirement on the part of the Lender or such successors or assigns first to marshall any of its or their claims or to exercise any of its or their rights against any other Company or to exhaust any remedies available to it or them against any other Company or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Paragraph 3.6 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.

                           (d) Each of the Companies hereby agrees that it will
not enforce any of its rights of contribution or subrogation against the other Companies with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Lender with respect to any of the Obligations or any Collateral until such time as all of the Obligations have been paid in full in cash. Any claim which any Company may have against the other Company with respect to any payments to the Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation, as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Company, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to the other Companies therefor.

         SECTION 4. Termination of the Commitment of the Lender. The Commitment of the Lender shall terminate upon the making of the Term Loan on the Closing Date.

         SECTION 5. Prepayments of Term Loan

                  5.1 Optional Prepayment of Term Loan. The Companies may, upon at least three (3) Business Days' notice, prepay, at their option, in whole or in part, and without penalty or premium of any kind, the Term Loan, provided that on each such prepayment, the Companies shall pay accrued interest on the principal so prepaid to the date of such prepayment. Each such partial prepayment shall be in an aggregate principal amount of $1,000,000.00 or an integral multiple of $1,000,000.00 in excess thereof. The principal amount of the Term Loan that has been prepaid may not be reborrowed.

                  5.2 Mandatory Application of Certain Proceeds. To the extent that (x) there is any Surplus Cash for any Fiscal Year beginning after September 30, 2001 or (y) on any date on which any of the Obligors receives Net Cash Proceeds from

                           (i) the incurrence or issuance by any of the Obligors
of any balance sheet debt other than Permitted Indebtedness, or

                           (ii) the sale or issuance of any equity securities
and capital contributions (other than in connection with (x) the capital stock of Harvard issued pursuant to the Stock Purchase Agreement and any warrants outstanding on the date of this Financing Agreement, (y) the exercise of employee stock options or (z) securities issued or capital contributions made to any Obligor), or

                           (iii) any payment due under (x) the GM Transition
Supply Agreement, (y) the Stock Purchase Agreement or (z) the letter agreement with GECC with respect to, among other things, the release of all Liens and security interests in favor of GECC, for itself or as agent, under any Existing Credit Agreement, the Companies shall (A) apply an amount equal to 100% of the payment referred to in clause (iii) first, to prepay the outstanding revolving loans under the Senior Lien Financing Agreement (without any corresponding decrease in the Senior Lien Lenders' commitments thereunder), second, to prepay the principal installments of the term loan B under the Senior Lien Financing Agreement, such prepayment to be applied to such installments in the inverse order of maturity until the Senior Lien Obligations in respect of such term loan B have been repaid-in-full, and third, to prepay the principal installments of the term loan A under the Senior Lien Financing Agreement, such prepayment to be applied to such installments in the inverse order of maturity until the Senior Lien Obligations in respect of such term loan A have been repaid-in-full, (B) apply an amount equal to 100% of the other Net Cash Proceeds and Surplus Cash referred to in this Paragraph 5.2 to prepay the aggregate principal amount of the term loans and the revolving loans under the Senior Lien Financing Agreement and (C) after the Senior Lien Obligations have been paid in full, apply the Net Cash Proceeds referred to in clauses (A) and (B) above to prepay the aggregate principal amount of the Term Loan. Each such prepayment under clause (B) above shall be applied first to prepay the principal installments of the term loan B under the Senior Lien Financing Agreement, such prepayment to be applied to such installments in the inverse order of maturity until the Senior Lien Obligations in respect of such term loan B have been repaid-in-full, second to prepay the principal installments of the term loan A under the Senior Lien Financing Agreement, such prepayment to be applied to such installments in the inverse order of maturity until the Senior Lien Obligations in respect of such term loan A have been repaid-in-full, and third to repay the revolving loans under the Senior Lien Financing Agreement. The application of any such Surplus Cash shall be applied as set forth above not later than one hundred (100) days after the end of the Fiscal Year in which such Surplus Cash was generated. Notwithstanding anything to the contrary contained herein, in the event that the Senior Lien Administrative Agent or the Senior Lien Lenders shall waive any right to receive any payments required to be made pursuant to Paragraph 7.3 of Section 7 of the Senior Lien Financing Agreement as such agreement is in effect on the date hereof, then all such payments shall be made to the Lender and applied (without penalty or premium of any kind) to the aggregate principal amount of the Term Loan in accordance with this Paragraph 5.2.

                  5.3 Mandatory Application of Insurance Proceeds and Sale of Asset Proceeds. (a) On the date of receipt by any Obligor of:

                           (i) Insurance Proceeds, (other than Insurance
Proceeds that are reinvested in compliance with Paragraphs 6.7 of Section 6) or

                           (ii) Net Cash Proceeds from the sale, lease, transfer
or other disposition of any assets of any of the Obligors (other than a Permitted Asset Transfer and Net Cash Proceeds that are reinvested in compliance with Paragraphs 6.7(c) and (d) of Section 6),

the Companies shall prepay the aggregate principal amount of the term loans and the revolving loans under the Senior Lien Financing Agreement in an amount equal to 100% of the amount of said Insurance Proceeds and/or Net Cash Proceeds, each such prepayment to be applied (A) in the case of Net Cash Proceeds of Accounts and/or Inventory, to repay the revolving loans under the Senior Lien Financing Agreement and (B) in all other cases (x) if the Companies do not (or cannot) use Insurance Proceeds for the repair, replacement or restoration of any Real Estate and/or Equipment, first to prepay the principal installments of the term loan B under the Senior Lien Financing Agreement, such prepayment to be applied to such installments in the inverse order of maturity, until the obligations of the Obligors in respect of such term loan B have been paid-in-full, second to prepay the principal installments of the term loan A under the Senior Lien Financing Agreement, such prepayment to be applied to such installments in the inverse order of maturity, until the obligations of the Obligors under such term loan A have been paid-in-full, and third to repay the revolving loans under the Senior Lien Financing Agreement (without any corresponding decrease in the Senior Lien Lenders' commitments thereunder) or (y) if the Companies do (and may) elect to use Insurance Proceeds for the repair, replacement or restoration of Real Estate and/or Equipment, to repay the revolving loans under the Senior Lien Financing Agreement (without any corresponding decrease in the Lenders' commitments under the Revolving Line of Credit), provided, however, that (x) with respect to any Net Cash Proceeds from the sale of all or any substantial portion of the assets (other than Accounts and Inventory) of Pottstown, such Net Cash Proceeds shall be applied to repay the Senior Lien Obligations equally in respect of the revolving loans and the installments of the term loan B under the Senior Lien Financing Agreement with all such prepayments to be applied to such installments in the inverse order of maturity and (y) with respect to Net Cash Proceeds from the sale of Accounts and/or Inventory of Pottstown, such Net Cash Proceeds shall be applied to repay the revolving loans under the Senior Lien Financing Agreement, provided, however, that, notwithstanding anything to the contrary, after the Senior Lien Obligations have been paid in full, the aggregate principal amount of the Term Loan shall be prepaid (without penalty or premium of any kind) in an amount equal to 100% of the amount of Insurance Proceeds and/or Net Cash Proceeds received by any Obligor under clauses (i) and/or (ii) above.

                  (b) Notwithstanding anything to the contrary in subparagraph
(a) of this Paragraph 5.3, so long as no Default or Event of Default is continuing at the time any of the Obligors receives Net Cash Proceeds from the sale of the Real Estate identified in Schedule 5 as the Salem Property or the Snover Property, $300,000 of the Net Cash Proceeds of each such sale need not be applied to any repayment or prepayment contemplated in subparagraph (a) of this Paragraph 5.3 but shall be applied to prepay the revolving loans under the Senior Lien Financing Agreement (without any corresponding decrease in the Senior Lien Lenders' commitments thereunder).

                  (c) Notwithstanding anything to the contrary contained herein, in the event that the Senior Lien Administrative Agent or the Senior Lien Lenders shall waive any right to receive any payments required to be made pursuant to Paragraph 7.4 of Section 7 of the Senior Lien Financing Agreement as such agreement is in effect on the date hereof, then all such payments shall be made to the Lender and applied to the aggregate principal amount of the Term Loan in accordance with this Paragraph 5.3.

         SECTION 6. Collateral for Obligations

                  6.1 Security Interest. As security for the prompt payment in full of all Obligations (in the case of each Company) or all Guaranty Obligations (in the case of each Guarantor), each of the Obligors hereby pledges and grants to the Lender a continuing general Lien upon, and security interest in, all the assets of such Obligor, including, without limitation, in the case of Harvard, all of its rights and interests in and under the Access and Security Agreements and the GM Transition Supply Agreement, and in the case of all Obligors, all of their:

                           (a)      Accounts;

                           (b)      Inventory;

                           (c)      General Intangibles;

                           (d)      Documents of Title;

                           (e)      Equipment;

                           (f)      Real Estate;

                           (g)      Investment Property other than the Excluded
                                    Stock;

                           (h)      Other Collateral; and

all cash and non-cash proceeds of any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not the Lender is the loss payee thereof) and any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to any of the foregoing (all of the foregoing, collectively, the "Collateral").

                  6.2 Related Collateral Matters and Financing Statements. The security interests granted hereunder shall extend and attach to:

                           (a) All Collateral which is owned by any of the
Obligors or in which the Obligors have any interest, whether held by the Obligors or held by others for their account, and, if any Collateral is Equipment, whether the Obligors' interest in such Equipment is as owner, finance lessee or conditional vendee;

                           (b) All Equipment, whether the same constitutes
personal property or fixtures, including, but without limiting the generality of the foregoing, all Tooling dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment; and

                           (c) All Inventory and any portion thereof which may
be returned, rejected, reclaimed or repossessed by either the Lender or any of the Obligors from the Obligors' customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Obligors, or to the sale, promotion or shipment thereof.

                           (d) The Lender is hereby authorized by each of the
Obligors to file (including pursuant to the applicable terms of the Secured Transaction Laws) from time to time any financing statements, registrations, continuations or amendments covering the Collateral whether or not the Obligors' signature(s) appears thereon. Each Obligor hereby consents to and ratifies any and all execution and/or filing of financing statements and or registrations on or prior to the Closing Date by the Lender with respect to the Collateral.

                  6.3 Certain Dealings, Rights and Matters Relating to
Collateral.

                           (a) Inventory. Each Obligor shall safeguard, protect
and hold all Inventory for the Lender's account and make no disposition thereof except Permitted Asset Transfers. Each of the Obligors shall sell and ship Inventory to its customers only in the ordinary course of such Obligor's business, and then only on open account and on terms currently being extended by such Obligor to its customers, provided that, absent the prior written consent of the Lender, such Obligor shall not sell Inventory on a consignment basis nor retain any Lien or security interest in any sold Inventory. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Lender shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Each of the Companies shall immediately forward any and all proceeds of any sale or other disposition of Inventory to the Depository Account, and to hold any such proceeds (including any notes and instruments), in trust for the Senior Lien Administrative Agent and the Lender pending delivery to the Senior Lien Administrative Agent, provided that, after the payment in full of the Senior Lien Obligations, all such proceeds of any sale or other disposition of Inventory shall be forwarded to the Lender or as the Lender may direct. Irrespective of the Lender's perfection status in any and all of the General Intangibles, including, without limitation, any Patents, Trademarks, Copyrights or licenses with respect thereto, each of the Obligors hereby irrevocably grants to the Lender, subject to the terms of the Intercreditor Agreement, a royalty free license to sell, or otherwise dispose of or transfer, in accordance with Paragraph 10.3 of Section 10 hereof, and the applicable terms hereof, any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by the Lender.

                           (b) General Intangibles. Each of the Obligors shall
maintain its rights in, and the value of, its General Intangibles in the ordinary course of its business, including, without limitation, by making timely payment with respect to any applicable licensed rights, except for Permitted Asset Transfers. Each of the Obligors shall deliver to the Lender, and/or shall cause the appropriate party to deliver to the Lender, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of such Obligor as the Lender shall (except as to Excluded Property) require to obtain valid Liens thereon, subject only to Permitted Encumbrances. In furtherance of the foregoing, each of the

Obligors shall provide timely notice to the Lender of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for by such Obligor subsequent to the Closing Date and each of the Obligors shall execute such documentation as the Lender may reasonably require to obtain and perfect the Lender's Lien thereon. Each of the Obligors hereby irrevocably grants to the Lender a royalty-free, non-exclusive license in the General Intangibles, including tradenames, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, for the sole purpose, upon the occurrence of an Event of Default, of the right to: (i) advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and Real Estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and apply the proceeds thereof to the Obligations (in the case of a Company) or the Guaranty Obligations (in the case of a Guarantor) hereunder, all as further set forth in this Financing Agreement and irrespective of the Lender's Lien and perfection in any General Intangibles. Notwithstanding any of the foregoing, an Obligor may, in the ordinary course of its business, abandon any of its rights, title and interest in certain Trademarks, Copyrights, Patents, licenses or any other proprietary or intellectual property rights (collectively, the "IP Interest") if such IP Interest has ceased to be useful to such Obligor; provided, that any abandonment of an Obligor's IP Interest which is (x) identified in schedule A or schedule B to the IP Security Agreement or (y) otherwise necessary for the operation of any material portion of such Obligor's business shall be subject to the delivery by such Obligor to the Lender of a certificate of an Authorized Officer of such Obligor (which certificate shall be in form and substance satisfactory to the Lender) explaining the circumstances causing the applicable IP Interest to cease to be useful; provided further that no such abandonment shall be allowed with respect to any IP Interest described in clause (x) or clause (y) of the preceeding proviso which is maintainable merely by the payment of maintenance fees.

                           (c) Equipment. Each of the Obligors shall use the
Equipment owned by such Obligor only in the business of the Obligors and such Equipment shall not be held for sale or lease, or removed from their premises, or otherwise disposed of by any Obligors except for Permitted Asset Transfers. Each of the Obligors shall, at such Obligor's own cost and expense, keep the Equipment in as good and substantial repair and condition as the same is now or at the time the Lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. Each of the Obligors shall safeguard, protect and hold all Equipment in accordance with the terms hereof and subject to the Lender's security interest. The proceeds of any Permitted Asset Transfers of Equipment shall be held in trust by the Obligors for the Senior Lien Administrative Agent and the Lender and shall be immediately delivered to the Senior Lien Administrative Agent by deposit to the Depository Account designated by the Senior Lien Administrative Agent (or, after the Senior Lien Obligations have been paid in full, such proceeds shall be forwarded to the Lender or as the Lender may direct), except that the Obligors may retain and use such proceeds to purchase forthwith replacement Equipment which the Obligors determine in their reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold; provided, however, that the aforesaid right shall automatically cease upon the occurrence of a Default or an Event of Default which is not waived in writing by the Lender.

Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Accounts, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the Lender shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

                           (d) Pledged Stock and Pledged Notes. Each of the
Obligors hereby confirms that, if it is not a party to the Pledge Agreement on the date of this Financing Agreement but thereafter obtains any Pledged Stock or Pledged Notes, it shall promptly give notice to that effect to the Senior Lien Administrative Agent and the Lender and become a party to the Pledge Agreement through an amendment thereto, in form and substance satisfactory to the Lender, and, pursuant to the Pledge Agreement, it shall deliver, or cause to be delivered, all such Pledged Stock or Pledged Notes to the Senior Lien Administrative Agent (or, after the Senior Lien Obligations have been paid in full, to the Lender) in accordance with the applicable terms of the Pledge Agreement and, prior to such delivery, shall hold any such stock in trust for the Senior Lien Administrative Agent and the Lender.

                  6.4 Continuing Nature of Security Interest and Rights. The rights and security interests granted to the Lender hereunder are to continue in full force and effect until the final payment in full to the Lender of all Obligations and the termination of this Financing Agreement.

                  6.5 Lender's Exercise of Rights and Remedies. Notwithstanding the Lender's security interest in the Collateral and to the extent that the Obligations or the Guaranty Obligations, as the case may be, are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other Person, the Lender shall have the right to determine which rights, Liens, security interests or remedies the Lender shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Lender's rights hereunder.

                  6.6 Security; Loan Account Charges. Any property or assets of the Obligors, or any one of them, in the possession or control of the Lender may be held by the Lender as security for any Obligations or any Guaranty Obligations, as the case may be, and applied in whole or partial satisfaction of such Obligors or such Guaranty Obligations when due. The Liens and security interests granted herein, and any other Lien or security interest the Lender may have in any other assets of the Obligors, shall secure payment and performance of all now existing and future Obligations and Guaranty Obligations. The Lender may in its discretion charge any or all of the Obligations to the Loan Account when due.

                  6.7 Insurance on Collateral. (a) At the request of any Obligor, or if any Obligor fails to maintain insurance in respect of any of the Collateral as required by Paragraph 7.2(d) of Section 7, or fails to provide the Lender with timely evidence, acceptable to the Lender, of its maintenance of such insurance coverage, the Lender may purchase, at the Companies' expense (as contemplated in subparagraph (d) of this Paragraph of 6.7), arrange for and acquire insurance to protect the Lender's interests in the Collateral, but at the Companies' expense and without any responsibility on the Lender's part for: (i) obtaining the insurance; (ii) the solvency of the insurance companies; (iii) the adequacy of the coverage; or (iv) the collection of claims. Upon the occurrence of an Event of Default which is not waived in writing by the Lender, the Lender shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Lender, have the sole right and at its option, in the name of the Lender or the Obligors or any of them, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

                           (b) In the event of any loss or damage by fire or
other casualty, Insurance Proceeds relating to the Obligors' or an Obligor's Inventory shall be applied as provided by and in accordance with Paragraph 5.3 of Section 5. Upon the occurrence of a Default or Event of Default, such Insurance Proceeds may be applied to the Obligations in such order as the Lender may elect.

                           (c) In the event any part of the Obligors' or an
Obligor's Real Estate or Equipment is damaged by fire or other casualty and the Insurance Proceeds for such damage or other casualty is less than or equal to $100,000.00, the Lender shall promptly apply such proceeds in accordance with Paragraph 5.3 of Section 5. Upon the occurrence of a Default or Event of Default, such Insurance Proceeds may be applied to the Obligations in such order as the Lender may elect.

                           (d) Absent the occurrence of an Event of Default
(which has not been waived in writing by the Lender), and provided that (x) the Obligors have sufficient business interruption insurance to replace the lost profits of any of the Obligors' facilities, and (y) the Insurance Proceeds are in excess of $100,000.00, Harvard may request the consent of the Lender (by delivering a written request to the Lender) to replace, repair or restore such Real Estate or Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If Harvard is not permitted by the Lender to, or cannot, elect to use the Insurance Proceeds as set forth above, the Lender may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Lender, apply the Insurance Proceeds to the payment of the Obligations in such manner and in such order as the Lender may reasonably elect.

                           (e) If Harvard receives the written consent of the
Lender and elects to use the Insurance Proceeds for the repair, replacement or restoration of any Real Estate and/or Equipment, and there is then no Event of Default, Harvard shall, prior to the commencement of any such material restoration, repair or replacement, provide the Lender with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Insurance Proceeds to cover the cost of restoration as so determined, the Companies shall be responsible for the amount of any such insufficiency and shall demonstrate evidence of such prior to the commencement of restoration. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional Certificate of Occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by Harvard.

                           (f) Any insurance acquired by the Lender as
contemplated in subparagraph (a) of this Paragraph 6.7 may, but need not, protect the Obligor's respective interests in the Collateral, and therefore the Obligors acknowledge that such insurance may not pay claims which the Obligors may have with respect to the Collateral or pay any claim which may be made against the Obligors in connection with the Collateral. In the event the Lender purchases, obtains or acquires insurance covering all or any portion of the Collateral, the Companies shall be responsible for all of the applicable costs of such insurance, including premiums, interest (at the applicable rate of interest set forth in Paragraph 8.1 of Section 8 hereof), fees and any other charges with respect thereto, until the effective date of the cancellation or the expiration of such insurance. The Lender may charge all of such premiums, fees, costs, interest and other charges to the Loan Account. Each of the Companies hereby acknowledges that the costs of the premiums of any insurance acquired by the Lender may exceed the costs of insurance which the Companies may be able to purchase on their own. In the event that the Lender purchases such insurance, the Lender will notify Harvard of said purchase within thirty (30) days of the date of such purchase. If, within thirty (30) days after the date of such notice, Harvard provides the Lender with proof that the Obligors had the insurance coverage required pursuant to Paragraph 7.2(d) of Section 7 (in form and substance satisfactory to the Lender) as of the date on which the Lender purchased insurance and the Obligors continued at all times to have such insurance, then the Lender agrees to cancel the insurance purchased by the Lender and credit the Loan Account with the amount of all costs, interest and other charges associated with any insurance purchased by the Lender, including with any amounts previously charged to the Loan Account.

                  6.8 Taxes Relating to Collateral. If, notwithstanding the Obligors' covenants regarding the payment of Taxes, in Paragraph 7.2(e), any Lien shall be filed or claimed (i) for Taxes due the United States or Canada or any state or province of either such jurisdiction, or (ii) which in the Lender's opinion might create a valid obligation having priority over the rights granted to the Lender herein (exclusive of Real Estate), such Lien shall not be deemed to be a Permitted Encumbrance hereunder and the Companies shall immediately pay such Taxes and remove the Lien of record. If the Companies or any one of them fails to do so promptly, then the Lender may, pay such Taxes on the Obligors' behalf, and the amount thereof shall be an Obligation secured hereby and due on demand.

                  6.9 Mortgages. (a) This Financing Agreement and the obligation of the Obligors to perform all of their covenants and obligations hereunder are further secured by mortgage(s), deed(s) of trust or assignment(s) on the Real Estate.

                           (b) Each of the Obligors shall give to the Lender
from time to time such mortgage(s), deed(s) of trust or assignment(s) on the Real Estate or real estate acquired by such Obligor after the date hereof as the Lender shall require to obtain for the Lender a valid Lien thereon, subject only to Permitted Encumbrances and to those exceptions of title as set forth in future title insurance policies that are satisfactory to the Lender.

         SECTION 7. Representations; Warranties and Covenants

                  7.1 Representations and Warranties. Each of the Obligors hereby makes the representations and warranties set forth in each of the following subparagraphs of this Paragraph 7.1 to the Lender.

                           (a) Financial Condition. (i) The fair value of the
Obligors' Total Assets exceeds the book value of their Total Liabilities on a consolidated basis; (ii) the Obligors are generally able to pay their debts as they become due and payable; and (iii) the Obligors do not have unreasonably small capital to carry on their business as it is currently conducted absent extraordinary and unforeseen circumstances.

                           (b) Perfection and Related Matters. (i) Schedule 1
hereto correctly and completely sets forth such Obligor's (A) chief executive office, (B) Collateral locations, (C) tradenames, and (D) all the other information listed on said Schedule; and (ii) upon filing of financing statements which name the Companies as debtors in the applicable filing clerks' offices, this Financing Agreement creates a valid and perfected security interest in the Collateral (other than Real Estate) securing the Obligations or the Guaranty Obligations, as the case may be, to the extent that a security interest may be perfected by the filing of a financing statement under the UCC (in the case of the Companies) or the PPSA (in the case of the Guarantors) and the security interests granted herein constitute in favor of the Lender, and shall at all times constitute, perfected Liens in the assets of such Obligor (subject only to Permitted Encumbrances) other than (1) Real Estate and (2) any such Collateral for which possession or control is required under the UCC (in the case of the Companies) or the PPSA (in the case of the Guarantors) for perfection of a security interest, including any Pledged Stock or Pledged Notes or proceeds thereof. The Pledge Agreement creates a valid security interest in the Pledged Stock and Pledged Notes of such Obligor, which, upon delivery by such Obligor of such Pledged Stock and Pledged Notes to the Senior Lien Administrative Agent as required pursuant to the Senior Lien Financing Agreement, will constitute a perfected security interest in favor of the Lender, subject to the first priority Lien of the Senior Lien Administrative Agent (on behalf of the Senior Lien Lenders and the Senior Lien Issuing Bank) pursuant to the terms of the Intercreditor Agreement. Upon the recordation of the Mortgages, the security interest granted in such Mortgage will create (and shall at all times constitute) a valid and perfected lien in favor of the Lender, securing the Obligations, in the case of a Company, or the Guaranty Obligations of Trim Trends, in the case of Real Estate of Trim Trends, subject only to Permitted Encumbrances.

                           (c) Collateral and Related Matters. (i) Except for
the Permitted Encumbrances, such Obligor is, or will be, at the time additional Collateral is acquired by it, the absolute owner of the Collateral owned by such Obligor with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or Liens in favor of others (other than Permitted Encumbrances).

                                    (ii) The Equipment constituting Collateral
does not comprise a part of such Obligor's Inventory.

                                    (iii) Such Obligor possesses all General
Intangibles and rights thereto necessary to conduct its business as conducted as of the Closing Date.

                           (d) Organization and Qualification. Such Obligor and
each of its subsidiaries is a corporation, duly incorporated and validly existing in good standing under the laws of the jurisdiction of its incorporation; each has the corporate power to own its property and to carry on its business as now being conducted; and each is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect or would not have a material adverse effect on its ability to enforce collection of Accounts due from customers residing in such jurisdiction.

                           (e) Loan Documents. Such Obligor and each of its
subsidiaries has full corporate power and authority to execute and deliver, and to incur and perform its obligations under, each of the Loan Documents to which it is party, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders is required as a condition to the validity or performance of, or the exercise by the Lender of any of its rights or remedies under any Loan Document. Such Obligor has duly executed and delivered this Financing Agreement, and this Financing Agreement constitutes, and upon such Obligor's execution and delivery of each other Loan Document that it is required hereunder to execute and deliver, such other Loan Document will constitute, the legal, valid and binding obligation of such Obligor, enforceable against it in accordance with the terms of this Financing Agreement or such other Loan Document, as the case may be, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

                           (f) Governmental Action. All authorizations,
consents, approvals, registrations, notices, exceptions, licenses with or from any Governmental Authority or other Person necessary for the execution, delivery and performance by such Obligor or any of its subsidiaries, and the incurrence and performance of each of its obligations under, each of the Loan Documents, and the exercise by the Lender of its remedies under each of the Loan Documents have been effected or obtained and are in full force and effect.

                           (g) Litigation. There are no proceedings or
investigations now pending or, to the knowledge of such Obligor, threatened before any court or arbitrator or before or by any Governmental Authority which, individually or in the aggregate, if determined adversely to the interests of the Obligors or any of their subsidiaries, could reasonably be expected to have a Material Adverse Effect.

                           (h) No Conflicts. There is no statute, regulation,
rule order or judgment, and no provision of any agreement or instrument binding upon such Obligor or any of its subsidiaries, or affecting their properties, and no provision of the certificate of incorporation or by-laws (or similar constitutive instruments) of such Obligor or any of its subsidiaries, that would prohibit, conflict with or in any way impair the execution or delivery of, or the incurrence or performance of any obligations of the Obligors under, any Loan Document, or result in or require the creation or imposition of any Lien on property of the Obligors or any of their subsidiaries as a consequence of the execution, delivery and performance of the Loan Documents, other than the Liens in favor of the Lender or in favor of the Senior Lien Lenders expressly provided for in this Financing Agreement and the other Loan Documents or in the Senior Lien Financing Documents as approved by the Lender on the Closing Date.

                           (i) No Material Adverse Change. No Material Adverse
Change has occurred.

                           (j) Regulatory Status. Neither such Obligor nor any
of its subsidiaries is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, each as amended, or any foreign, federal, state or local statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

                           (k) Intellectual Property. Except as set forth on
Schedule 11, (i) such Obligor and each of its subsidiaries owns, or is licensed to use, all Trademarks, Copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure to own or license which could not have a Material Adverse Effect, (ii) no claim has been asserted in writing (or is otherwise known to such Obligor to exist) and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does such Obligor know of any valid basis for any such claim, and (iii) the use of such Intellectual Property by such Obligor and its subsidiaries does not infringe the rights of any Person, except for such claims and infringements that, in the aggregate do not have a Material Adverse Effect. The Obligors, however, make no representations or warranties regarding the Intellectual Property identified in the schedules of Intellectual Property entitled "Schedule Foreign Patents" and "Schedule Foreign Trademarks" delivered pursuant to Paragraph 2.1(y) of Section 2 hereof.

                           (l) Requirements of Law and Contractual Obligations.
No Requirements of Law or Contractual Obligation of the Obligors or any of their subsidiaries has a Material Adverse Effect.

                           (m) Capital Stock. Schedule 3 identifies (i) all
capital stock of each Obligor other than Harvard, the respective jurisdictions in which they are organized and how and by whom such stock is owned and (ii) all of the authorized capital stock of such Obligor, by class, and, as of the Closing Date, the number of shares of each such class that are issued and outstanding. All such issued shares of the capital stock of such Obligor which constitute Pledged Stock have been validly issued and, as of the Closing Date, are fully paid, non-assessable shares free of preemptive rights or other similar rights suffered or permitted by such Obligor. Other than as described on
Schedule 3, (A) there are no subscriptions, options, warrants, rights to subscribe for, or calls or commitments or similar rights relating to any shares of such Obligor's capital stock, including any right of conversion or exchange under any outstanding security or other instrument, (B) such Obligor is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any security convertible into or exchangeable for any of its capital stock, and (C) there are no agreements or arrangements under which such Obligor or any of its affiliates is obligated to register the sale of any of their securities under the Securities Act. Harvard may amend Schedule 3 from time to time to reflect any Permitted Asset Transfer, merger or liquidation effected in accordance with the terms of this Financing Agreement and the Senior Lien Financing Agreement (as such agreement is in effect on the date hereof).

                           (n) Indebtedness. Schedule 4 identifies all
Indebtedness for borrowed money of such Obligor and all its subsidiaries which is outstanding on the date of this Financing

Agreement as well as all other Indebtedness of such Obligor and its subsidiaries which is secured by any Lien or other encumbrance on any of the property of any of such Obligor or any of its Subsidiaries.

                           (o) Environmental Matters. Except as disclosed in
Schedule 10, such Obligor and each of its subsidiaries (i) is in compliance in all material respects with all applicable Environmental Laws; (ii) has obtained or has taken steps to obtain all necessary permits, consents, licenses, and other approvals applicable under any Environmental Laws; (iii) is not subject to any investigation, or any judicial or administrative proceeding, notice, order, judgment, decree or settlement alleging or pertaining to any violation of Environmental Laws that could result in a Material Adverse Effect; (iv) is not subject to any claims or liabilities arising from any Environmental Laws that could result in a Material Adverse Effect; and (v) does not have any Lien attached based on any Environmental Laws that could result in a Material Adverse Effect. Except for certain summary reports in respect of the environmental database research results performed in 1998 (and referenced in the Financing Transaction Checklist, dated September 30, 1999 in connection with the financing set forth in the Existing Credit Agreement with GECC, as "Environmental Reports (done in 1998)"), such Obligor has provided all environmental reports relating to the Real Estate to the Lender or has disclosed the information in such reports in Schedule 10.

                           (p) Federal Margin Regulations. None of the
transactions contemplated in this Financing Agreement will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Federal Reserve Board. If the Lender so requests, the Obligors will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of an applicable form referred to in Regulation U.

                           (q) Financial Statements and Other Information. (i)
Except as set forth in Schedule 8 or reflected in financial statements delivered to the Lender on or before the date of this Financing Agreement, (A) neither such Obligor nor any of its subsidiaries has, on the date of this Financing Agreement, any material obligation, contingent liability or liability for Taxes, or any long-term lease or unusual forward or long-term exchange transaction, any Hedging Agreement or other financial derivative which is not reflected in those financial statements; and (B) there has been no sale, transfer or other disposition by such Obligor or any of its subsidiaries of any material part of its business or property (other than a Permitted Asset Transfer) and no purchase or other acquisition of any business or property, including capital stock of any other Person (other than another Obligor), that is material in relation to the consolidated financial position of the Obligors at September 30, 2000, as reflected in those financial statements, except, on a date after the date of this Financing Agreement on which this representation is repeated or deemed repeated or required to be true as if then made, for any other acquisition or transfer made after the date of this Financing Agreement which at the time was expressly permitted in or pursuant to this Financing Agreement and reported as required herein to the Lender.

                                    (ii) The audited consolidated and unaudited
consolidating balance sheets of such Obligor and its subsidiaries as of September 30, 2000, and the related consolidated and consolidating statements of operations, changes in stockholder's equity and cash flows for the fiscal year ended on that date, copies of which have been furnished to the

Lender, fairly present in all material respects the consolidated condition of such Obligor and its consolidated subsidiaries as at such date, and the results of their operations and their retained earnings and cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto relating to those financial statements, have been prepared in accordance with GAAP applied consistently throughout the periods involved, except as disclosed therein.

                                    (iii) The operating forecast and cash flow
projections of such Obligor and its subsidiaries which have been furnished to the Lender have been prepared in good faith under the direction of Authorized Officers of such Obligor and the relevant subsidiaries. Those forecasts and projections with respect to such Obligor and its subsidiaries were prepared and presented in good faith based upon facts and assumptions that such Obligor believes to have been reasonable in light of current and foreseeable conditions, it being understood that projections are subject to significant uncertainties and contingencies, many of which are beyond the control of such Obligor and its subsidiaries and that no assurance can be given that the financial results set forth in those forecasts and projections will actually be realized.

                                    (iv) All information, reports and other
papers and data (other than projections) with respect to such Obligor and its subsidiaries furnished by such Obligor or Harvard, on behalf of such Obligor, to the Lender in connection with the negotiation, preparation or execution of this Financing Agreement or any of the other Loan Documents was, at the time furnished, complete and correct in all material respects. The information, reports and other papers and data (other than projections) with respect to such Obligor and its subsidiaries, and the representations made by or on behalf of such Obligor therein or in any other document delivered by or on behalf of such Obligor under or in connection with any Loan Document after the date of this Financing Agreement were, in each case, at the time furnished complete and correct or, in the case of a representation, as at the time made, true and correct, in all material respects.

                           (r) No Default. Except as set forth in Schedule 7, no
Default or Event of Default has occurred and is continuing and neither such Obligor nor any of its subsidiaries is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business.

                           (s) Taxes. Except as set forth in Schedule 8, such
Obligor and each of its subsidiaries has filed or caused to be filed all federal, state, provincial and other material tax returns which are required to be filed and has paid all Taxes shown to be due and payable on those returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any Tax, fee or other charge the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Obligor or subsidiary. No Tax Lien has been filed, and, to the knowledge of such Obligor, no claim is being asserted, with respect to any such Tax, fee or other charge. Neither such Obligor nor any of its subsidiaries has waived or extended or has been requested to waive or extend the statute of limitations relating to the payment of any Taxes.

                           (t) ERISA. Each Plan has been and is being maintained
and funded in accordance with its terms and in material compliance with all provisions of ERISA and the Code applicable thereto. No Obligor nor any ERISA Affiliate has incurred any liability (other than routine liability for premiums) under Title IV of ERISA which could reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred, nor has any other event occurred that may result in an ERISA Event, which could reasonably be expected to have a Material Adverse Effect. Each Single Employer Plan has been determined by the Internal Revenue Service to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from Tax under the provisions of Section 501 of the Code, and to the best knowledge of the Obligors nothing has occurred which would cause the loss of such qualification or tax-exempt status. No Single Employer Plan subject to Title IV of ERISA has any Unfunded Pension Liability as to which any Obligor, or ERISA Affiliate is or may be liable and which could reasonably be expected to have a Material Adverse Effect. No Plan maintained or sponsored by any Obligor or ERISA Affiliate provides medical or other welfare benefits or extends coverage relating to such benefits beyond the date of a participant's termination of employment with such Obligor or ERISA Affiliate, except to the extent required by Section 4980B of the Code or as otherwise set forth in Schedule 9 hereto. Each Obligor and ERISA Affiliate has complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Code. There are no pending or, to the best knowledge of the Obligors, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, with respect to any Single Employer Plan for which any Obligor ERISA Affiliate may be directly or indirectly liable, through indemnification obligations or otherwise, which could reasonably be expected to have a Material Adverse Effect. Neither any Obligor nor any ERISA Affiliate has transferred any Unfunded Pension Liability to an entity other than an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA. Each Plan that is not subject to the laws of the United States (a "Foreign Plan") is being maintained and funded in compliance with its terms and in compliance with any and all provisions of the laws applicable thereto, and there are no unfunded pension or benefit liabilities or claims or causes of action (other than routine claims for benefits) with respect to such Foreign Plan which, in the aggregate and together with the liabilities, claims or causes of action with respect to any other Foreign Plans, could reasonably be expected to have a Material Adverse Effect.

                  7.2 Covenants. Each of the Obligors shall perform and comply with each of the covenants and agreements set forth in following subparagraphs of this Paragraph 7.2 (it being understood that, where the relevant covenant calls for compliance by the Obligors on a consolidated basis, each Obligor shall take or refrain from taking such action as is necessary to cause compliance by the Obligors on a consolidated basis).

                           (a) Books and Records Relating to Collateral; Change
in Location. Such Obligor shall, and shall cause each of its subsidiaries to, maintain books and records pertaining to the Collateral in such detail, form and scope as the Lender shall reasonably require, shall maintain such financial books and records as shall be required to enable it to provide the financial statements required by paragraph (g) of this Paragraph 7.2 and shall cause the books and records of such Obligor to reflect the Lender's interest in the Accounts, Inventory and other assets of such Obligor. Such Obligor shall permit and cause each of its subsidiaries to permit the Lender or its agents at the Obligors' cost and expense, upon reasonable notice to enter upon such

Obligor's premises at any time during normal business hours, and from time to time in its reasonable business judgment, for the purpose of inspecting the Collateral and any and all records pertaining thereto, and shall make all such books and records available in such inspections, including any records handled or maintained for such Obligor by any other company or entity. Such Obligor shall afford the Lender thirty (30) days' prior written notice of any (i) change in the location of any such Collateral, other than to locations, that as of the Closing Date, are known to the Lender and at which the Lender has filed financing statements and otherwise fully perfected its Liens thereon, (ii) change in the location of its chief executive office/chief place of business from its address specified for notices herein, or (iii) change of its name (including the adoption of any new trade name), jurisdiction of incorporation, identity or corporate structure. In addition, such Obligor shall not make any of the changes described in this paragraph (a) of this Paragraph 7.2 until such filings and other measures as may be required under applicable law to continue uninterrupted the perfected Lien or security interest created hereunder shall have been taken, and until the Lender shall have received such opinions of counsel with respect thereto as it may have reasonably requested. Such Obligor shall also advise the Lender promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to the Lender herein or in any other Loan Document.

                           (b) Information Regarding Collateral. Such Obligor
shall, and shall cause each of its subsidiaries to, execute and deliver to the Lender, from time to time, solely for the Lender's convenience in maintaining a record of the Collateral, such written statements, and schedules as the Lender may reasonably require, designating, identifying or describing the Collateral. Any failure, however, to promptly give the Lender such statements, or schedules shall not affect, diminish, modify or otherwise limit the Lender's security interests in the Collateral.

                           (c) Action Relating to Security Interest. Such
Obligor shall, and shall cause each of its subsidiaries to, comply with the requirements of all state, provincial and federal laws in order to grant to the Lender valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. Such Obligor shall do whatever the Lender may reasonably request, from time to time, by way of: (i) filing notices of Liens, financing statements, registrations, amendments, renewals and continuations thereof; (ii) cooperating with the Lender's agents and employees;
(iii) keeping Collateral records; (iv) transferring proceeds of Collateral to the Lender's possession; (v) performing such further acts as the Lender may reasonably require in order to effect the purposes of this Financing Agreement and the Security Documents; and (vi) defend the Collateral against all claims and demands of all Persons (other than the Lender and the holders of Permitted Encumbrances) claiming an interest therein.

                           (d) Insurance. Such Obligor shall maintain insurance
on its Real Estate, Equipment and Inventory under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to the Lender. All policies covering the Real Estate, Equipment and Inventory of such Obligor shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to the Lender, be made payable to the Lender, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as the Lender may require to fully protect the Lender's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof shall be delivered by such Obligor to the Lender, premium prepaid, with the loss payable endorsement in the Lender's favor, and shall provide for not less than thirty (30) days' prior written notice to the Lender of the exercise of any right of cancellation.

                           (e) Taxes. Such Obligor shall pay, when due, all
Taxes, including sales taxes, assessments, claims and other charges lawfully levied or assessed upon such Obligor or the Collateral unless such Taxes are being diligently contested in good faith by the applicable Obligor by appropriate proceedings and adequate reserves are established in accordance with GAAP.

                           (f) Compliance with Requirements of Law. Such
Obligor: (i) shall comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official and other Requirements of Law, which the failure to comply with would have a Material Adverse Effect, provided that such Obligor may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in the Lender's reasonable opinion, materially and adversely effect the Lender's rights or priority in the Collateral; (ii) shall comply with all Environmental Laws, applicable to the Collateral, the ownership and/or use of their real property and operation of their business, which the failure to comply with would have a material adverse effect on the Collateral, or any material part thereof, or on the operation of the business of such Obligor or any other Obligor; and
(iii) shall not be deemed to have breached any provision of this Paragraph 7.2(f) if (x) the failure to comply with the requirements of this Paragraph 7.2(f) resulted from good faith error or innocent omission, (y) the Obligors promptly commence and diligently pursue a cure of such breach, and (z) such failure is cured within (30) days following such Obligor's receipt of notice of such failure, or if such failure cannot in good faith be cured within thirty
(30) days, then such breach is cured within a reasonable time frame based upon the extent and nature of the breach and the necessary remediation, and in conformity with any applicable consent order, consensual agreement and applicable law.

                           (g) Financial Information. The Obligors (or in the
case of clauses (i) and (ii), Harvard) shall furnish to the Lender, at the times indicated, each of the following:

                           (i) within ninety (90) days after the end of each
Fiscal Year, an audited Consolidated Balance Sheet, with a Consolidating Balance Sheet attached thereto, as at the close of such year, and consolidated and consolidating statements of profit and loss, cash flow and reconciliation of surplus of the Obligors and their subsidiaries for such year, audited by independent public accountants selected by Harvard and satisfactory to the Lender;

                           (ii) within forty-five (45) days after the end of
each of the first three Fiscal Quarters of each Fiscal Year, a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and consolidated and consolidating statements of profit and loss, cash flow and surplus of the Obligors and their subsidiaries, certified by an authorized financial or accounting officer of Harvard;

                           (iii) within thirty (30) days after the end of each
month, a Consolidated Balance Sheet as at the end of such period and consolidated and consolidating statements of profit and loss, cash flow and surplus of the Obligors and their subsidiaries for such period, certified by an authorized financial or accounting officer of Harvard;

                                    (iv) within fifteen (15) days after the end
of each month, a statement setting forth each of the following for the Obligors:
(i) all Accounts (including and distinguishing Accounts that are not Eligible Accounts Receivable (as defined in the Senior Lien Financing Agreement as such agreement is in effect on the date hereof); (ii) accounts payable; (iii) Inventory (including and distinguishing Inventory that is not Eligible Inventory (as defined in the Senior Lien Financing Agreement as such agreement is in effect on the date hereof); and (iv) any sales or dispositions of, or any other changes with respect to the condition or operation of, the Eligible Equipment from the prior month (or Schedule 12 in the case of the first month after the Closing Date) together with a certification as to all such matters prepared by an Authorized Officer of Harvard;

                                    (v) on the second Business Day of each week
and at such other times as the Lender shall request, a Borrowing Base Certificate showing Eligible Accounts (as defined in the Senior Lien Financing Agreement as such agreement is in effect on the date hereof) as of the close of business on the last Business Day of the preceding week and Eligible Inventory (as defined in the Senior Lien Financing Agreement as such agreement is in effect on the date hereof) as of the close of business on the last Business Day of the preceding month and as of such other times as the Lender in its reasonable business judgment shall require; provided, however, that upon the occurrence of any change in the information provided on the most recently provided Borrowing Base Certificate which could have or could reasonably be expected to have a Material Adverse Effect, Harvard shall promptly provide to the Lender a new Borrowing Base Certificate reflecting such change;

                                    (vi) from time to time, such further
information regarding the business affairs and financial condition of the Obligors and/or any subsidiaries thereof as the Lender may reasonably request, including, without limitation (A) the accountant's management practice letter and (B) not later than the 45th day of each Fiscal Year, annual cash flow projections in form satisfactory to the Lender.

Each of the financial statements which the Obligors are required to submit as provided above in clauses (i) and (ii) of this Paragraph 7.2(g) must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer or other Authorized Officer, pursuant to which any one such officer must certify that: (x) the financial statement(s) present fairly, in all material respects, the relevant Obligors' financial condition at the end of the particular accounting period, as well as such Obligors' operating results during such accounting period, subject to year-end audit adjustments; and (y) during the particular accounting period: (A) there has been no Default or Event of Default under this Financing Agreement or default or event of default under the Senior Lien Financing Agreement, provided, however, that if any such officer has knowledge that any such Default, Event of Default, default or event of default has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; (B) the Obligors have not received any notice of cancellation with respect to their property insurance policies; (C) the Obligors have not received any notice that could result in a material adverse effect on the value of the Collateral taken as a whole; and

(D) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement.

                           (h) Affirmative Financial Covenants. The Obligors, on
a consolidated basis, shall:

                                    (i) maintain a Fixed Charge Coverage Ratio
of not less than that specified below at the end of each Fiscal Quarter specified, which, for the Fiscal Quarters ending June 30, September 30 and December 31, 2001, shall be determined on a cumulative basis for the periods of three (3), six (6) and nine (9) months, respectively, so ending, and, for each Fiscal Quarter thereafter shall be determined for the period of four consecutive Fiscal Quarters ending with such Fiscal Quarter specified below:

                 Fiscal Quarter                                       Ratio
                 --------------                                       -----
                 (i)        Ending June 30, 2001                      0.80
                 (ii)       Ending September 30, 2001                 1.45
                 (iii)      Ending December 31, 2001                  1.00
                 (iv)       Ending March 31, 2002                     1.00
                 (v)        Ending June 30, 2002                      1.00
                 (vi)       Ending September 30, 2002                 0.85
                 (vii)      Ending December 31, 2002                  1.00
                 (viii)     Ending March 31, 2003                     1.00
                 (ix)       Ending June 30, 2003                      1.00
                 (x)        Ending September 30, 2003                 1.00
                 (xi)       Thereafter                                1.00

                                    (ii) maintain at the end of each Fiscal
Quarter specified below, a ratio of Adjusted Funded Debt (as defined below) to cumulative EBITDA for the period of four consecutive Fiscal Quarters ending with such Fiscal Quarter (calculated on an annualized basis for the first three Fiscal Quarters indicated) of not greater than the ratio specified below. For purposes of this financial covenant (A) in relation to each Fiscal Quarter, "Adjusted Funded Debt" shall mean Funded Debt on the last day of such Fiscal Quarter, reduced by the aggregate amount of cash received by the Obligors from General Motors Corporation during the relevant period of five (5) Business Days after the last day of such Fiscal Quarter, and (B) for the Fiscal Quarters ending June 30, 2001, September 30, 2001 and December 31, 2001 the EBITDA for such Fiscal Quarters shall be multiplied by four (4), two (2) and four thirds (4/3), respectively, to obtain the cumulative EBITDA for such Fiscal Quarters.

                 Fiscal Quarter                                       Ratio
                 --------------                                       -----
                 (i)        Ending June 30, 2001                      3.80
                 (ii)       Ending September 30, 2001                 3.10
                 (iii)      Ending December 31, 2001                  3.45
                 (iv)       Ending March 31, 2002                     3.30
                 (v)        Ending June 30, 2002                      3.00
                 (vi)       Ending September 30, 2002                 3.00

                 Fiscal Quarter                                       Ratio
                 --------------                                       -----
                 (vii)      Ending December 31, 2002                  2.90
                 (viii)     Ending March 31, 2003                     2.90
                 (ix)       Ending June 30, 2003                      2.90
                 (x)        Ending September 30, 2003                 2.50
                 (xi)       Thereafter                                2.50

                                    (iii) maintain EBITDA of at least
$2,900,000.00 at the end of the Fiscal Quarter ending June 30, 2001, determined on a cumulating basis for the period of three (3) months ending on that date.

                           (i) Negative Financial Covenants. Such Obligor shall
not, and shall not permit any of its subsidiaries to do any of the following:

                                    (i) incur expenses under or relating to any
Operating Lease (understood to mean any lease other than a Capital Lease) if, as a result of such incurrence, the aggregate obligations with respect to Operating Leases of the Obligors during any Fiscal Year would exceed $3,600,000;

                                    (ii) contract for, purchase, make
expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) if, as a result, the aggregate of Capital Expenditures for the Obligors during any period specified below would exceed the amount set forth below for such period:

                                    (A)     $6,500,000.00 for the 2001 Fiscal
                                            Year; and
                                    (B)     $7,000,000.00 for each Fiscal Year
                                            thereafter;

provided that, if the aggregate amount of the Capital Expenditures made by the Obligors in a Fiscal Year is less than the amount permitted above in this provision, up to $750,000 of the difference shall automatically be added to the amount specified above as the maximum permitted for the following Fiscal Year; or

                                    (iii) for any Fiscal Quarter ended on or
after June 30, 2001, permit Net Worth to be less than the Net Worth for the immediately preceding Fiscal Quarter by an amount in excess of the amount specified below in relation to such Fiscal Quarter:

                 Fiscal Quarter                                       Amount
                 --------------                                       ------
                 (i)        Ending June 30, 2001                      $12,500,00
                 (ii)       Ending September 30, 2001                 $10,800,00
                 (iii)      Ending December 31, 2001                  $12,200,00
                 (iv)       Ending March 31, 2002                     $11,350,00
                 (v)        Ending June 30, 2002                      $11,000,00
                 (vi)       Ending September 30, 2002                 $12,100,00
                 (vii)      Ending December 31, 2002                  $11,600,00
                 (viii)     Ending March 31, 2003                     $10,700,00

                 Fiscal Quarter                                       Amount
                 --------------                                       ------
                 (ix)       Ending June 30, 2003                      $10,100,00
                 (x)        Ending September 30, 2003                 $11,000,00
                 (xi)       Ending after September 30, 2003           $11,000,00

                           (j) Other Negative Covenants. Such Obligor shall not,
and shall not permit its subsidiaries to, do any of the following, except as otherwise expressly permitted in this Financing Agreement:

                                    (i) Mortgage, assign, pledge, transfer or
otherwise permit any Lien, charge, security interest, encumbrance or judgment (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise), to exist on any of the Collateral or any other assets, whether now owned or hereafter acquired, of such Obligor or subsidiary, except for the Liens granted herein and in the other Loan Documents and for Permitted Encumbrances;

                                    (ii) Enter into, or permit any subsidiary to
enter into, any Hedging Agreement, or incur or create any Indebtedness other than the Permitted Indebtedness;

                                    (iii) Except for Permitted Asset Transfers,
sell, lease, assign, transfer or otherwise dispose of any of its assets or any beneficial interest therein or, in the case of any capital stock owned by an Obligor, in any way relinquish control over any related voting power except pursuant to the Security Documents and the Senior Lien Financing Documents (as such documents are in effect on the date hereof);

                                    (iv) Except with respect to the transfer of
Pledged Stock of one Obligor to another and except for a Permitted Liquidation, merge, amalgamate, consolidate or otherwise alter or modify their respective corporate names, principal places of business, structure, or existence, re-incorporate or re-organize, or enter into or engage in any operation or activity materially different from that presently being conducted by such Obligor (or such subsidiary), except that (A) an Obligor may change its corporate name or address, or (B) a Company may merge or amalgamate with and into any other Company or a Guarantor may merge or amalgamate with or into any other Guarantor (other than the Inactive Guarantor) or Company (provided that a Company is the survivor of such merger or amalgamation), provided that: (i) in any such instance under clause (A) or (B) above, Harvard shall give the Lender thirty (30) days' prior written notice thereof; and (ii) the relevant Obligors shall execute and deliver, prior to or simultaneously with any such action, any and all documents and agreements reasonably requested by the Lender to confirm the continuation and preservation of all security interests and Liens granted to the Lender hereunder or under any other Loan Document;

                                    (v) Assume, guarantee, endorse, or otherwise
become liable upon the obligations of any Person (other than any obligation of another Obligor which such Obligor is permitted hereunder to incur), except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business for any Obligations under the Loan Documents and the Senior Lien Financing Documents or otherwise permitted herein;

                                    (vi) Declare or pay any dividend or
distributions of any kind on, or purchase, acquire, redeem or retire, any capital stock or equity interest, of any class whatsoever, whether now or hereafter outstanding, except that the Obligors may declare and pay dividends or distributions on their capital stock, (A) in the case of Obligors other than Harvard, to Harvard or any other Obligor that, directly or indirectly, is a wholly owned subsidiary of Harvard, and, (B) in the case of Harvard, in an amount sufficient to enable Harvard to (i) redeem the capital stock owned by its retired, deceased or terminated officers or shareholders which Harvard is contractually obligated to redeem, provided that in no event shall the aggregate amount of such dividends under this clause (i), exceed $100,000.00 in the aggregate in any Fiscal Year, provided, further, that, such redemptions may be made only if (x) no Default or Event of Default has occurred hereunder, (y) after giving effect to such redemption, no Default and/or Event of Default has occurred or would occur hereunder and (z) the Obligor making such redemption has sufficient Working Capital to pay its debts as they come due; or (ii) pay income or franchise Taxes of the Obligors due as a result of the filing of a consolidated, combined or unitary tax return in which the operations of any of the Obligors are included;

                                    (vii) Except with respect to advances or
loans to or investments in other Obligors and advances in respect of travel expenses to directors, officers and employees in the ordinary course of business, make any advance or loan to, or any investment in, any Person or purchase or acquire all or substantially all of the stock or assets of any Person, provided, however, with respect to loans to other Obligors, a promissory note in form and substance satisfactory to the Lender shall, on the date such loan is made, be delivered to the Senior Lien Administrative Agent (or, after the Senior Lien Obligations are paid in full, the Lender); and provided, further, that the aggregate outstanding principal amount of all advances made by the Obligors to directors, officers and employees in respect of travel expenses shall not at any time exceed $100,000;

                                    (viii) Pay any management, consulting or
other similar fees to any Person affiliated with any Obligor other than a guarantee fee payable to the Guarantors for the Guaranty in Section 14 hereof or
Section 17 of the Senior Lien Financing Agreement or any other guaranty permitted under this Financing Agreement;

                                    (ix) Intentionally omitted.

                                    (x) Permit any change in accounting
treatment or reporting practices of such Obligor, except as required by applicable GAAP or as permitted by applicable GAAP existing on the Closing Date and as otherwise permitted by this Financing Agreement;

                                    (xi) Prepay, redeem, purchase, defease,
exchange or repurchase any debt (other than the Term Loan and any loan under the Senior Lien Financing Agreement) (as such agreement is in effect on the date hereof) or amend or modify any of the terms of any such debt or other similar agreements entered into by such Obligor or its subsidiaries;

                                    (xii) Except with respect to loans or
investments permitted under clause (vii) of this Paragraph 7.2(j), enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with any subsidiary or affiliate of any of the Obligors, provided that, except as otherwise set forth in this Financing Agreement, the Obligors or any one of them may enter into sale and service transactions in the ordinary course of their business and pursuant to the reasonable requirements of any such Obligor, provided that any such transaction involving the price paid by an Obligor in any such sale of Inventory is no greater than the prevailing market price therefor or the price that could be obtained in a comparable arms' length transaction with an unrelated third party, provided further that no Default or Event of Default exists or will occur hereunder prior to and after giving effect to any such transaction;

                                    (xiii) use the proceeds of the Term Loan to
purchase or carry margin stock (as defined in Regulation U of the Federal Reserve Board) or to extend credit to others for the purpose of purchasing or carrying any margin stock (as so defined) in violation of Regulation T, U or X of the Federal Reserve Board; or permit the aggregate value of margin stock (as so defined) at any time owned or held by such Obligor or any of its subsidiaries to exceed an amount equal to 25% of the value of all consolidated assets subject at such time to any "arrangement" (as such term is used in the definition of "indirectly secured" in Section 221.2 of Regulation U of the Federal Reserve Board);

                                    (xiv) amend, modify or waive, or request an
amendment, modification or waiver of any provision of the Senior Lien Financing Agreement (including, without limitation, with respect to the due dates of or a decrease in the amounts of any principal payments in respect of the term loans or a waiver of any event of default thereunder as a result of the failure of the Companies to make any payment of principal in respect of any term loan when due) or any other Senior Lien Financing Document (except for any such amendment to correct a manifest error);

                                    (xv) permit the outstanding principal amount
of all loans and letters of credit under the Senior Lien Financing Agreement to exceed the sum of (A) Maximum Senior Lien Borrowing Base Debt and (B) $20,000,000 as reduced from time to time by scheduled principal payments and prepayments of the term loans as set forth in the Senior Lien Financing Agreement (as such agreement is in effect on the date hereof);

                                    (xvi) permit (A) the outstanding principal
amount of the Term Loan (without giving effect to interest that is capitalized or paid in kind) to exceed (B) the difference between (x) eighty-five percent (85%) of the orderly liquidation value of the Companies' Eligible Equipment at such time, as such orderly liquidation value is determined by an independent third party appraiser acceptable to the Lender and (y) the sum of (1) the outstanding principal amount of the term loans under the Senior Lien Financing Agreement plus (2) the Availability Reserves (the amount by which the amount of clause (A) above exceeds the amount of clause (B) above is hereafter referred to as the "Borrowing Base Excess"), provided that, if any Borrowing Base Excess exists, the Companies shall, immediately upon the occurrence of such Borrowing Base Excess, take the following actions in the following order:

                                             (1) prepay the outstanding
                           principal amount of the term loans under the Senior Lien Financing Agreement in the amount of the Borrowing Base Excess; and



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


                                             (2) prepay the Term Loan in the
                           amount of the Borrowing Base Excess;

Each such prepayment under clause (1) above shall be applied first to prepay the principal installments of the term loan B under the Senior Lien Financing Agreement in the inverse order of maturities until the obligations of the Companies in respect of such term loan B have been repaid-in-full and second to prepay the principal installments of the term loan A under the Senior Lien Financing Agreement in the inverse order of maturities until the obligations of the Companies in respect of such term loan A have been repaid-in-full.

                                    (xvii) permit (A) the sum of (x) the
outstanding principal amount of the Term Loan (without giving effect to interest that is capitalized or paid in kind), (y) the outstanding aggregate principal amount of all loans under the Senior Lien Financing Agreement and (z) the undrawn amount of all letters of credit issued under the Senior Lien Financing Agreement to exceed (B) the difference between (x) the sum of (1) the Maximum Senior Lien Borrowing Base Debt plus (2) the Borrowing Base and (y) the Availability Reserves (the amount by which the amount of clause (A) above exceeds the amount of clause (B) above is hereafter referred to as the "Combined Borrowing Base Excess"), provided that, if any Combined Borrowing Base Excess exists, the Companies shall, immediately upon the occurrence of such Combined Borrowing Base Excess, take the following actions in the following order:

                                             (1) prepay the term loans
                           outstanding under the Senior Lien Financing Agreement in the amount of such Combined Borrowing Base Excess;

                                             (2) prepay the revolving loans
                           outstanding under the Senior Lien Financing Agreement in the amount of such Combined Borrowing Base Excess;

                                             (3) cash collateralize the undrawn
                           amount of the letters of credit outstanding under the Senior Lien Financing Agreement in the amount of such Combined Borrowing Base Excess; and

                                             (4) prepay the Term Loan in the
                           amount of such Combined Borrowing Base Excess;

Each such prepayment under clause (1) above shall be applied ratably first to prepay the principal installments of the term loan B under the Senior Lien Financing Agreement in the inverse order of maturities until the obligations of the Companies in respect of such term loan B have been repaid-in-full and second to prepay the principal installments of the term loan A under the Senior Lien Financing Agreement in the inverse order of maturities until the obligations of the Companies in respect of such term loan A have been repaid-in-full.

                                    (xviii) permit Senior Lien Availability less
Availability Reserves to be less than $5,000,000.00 at any time after the Closing Date, it being understood that such requirement contemplates that all debts, obligations, taxes and dividends shall be current, and that all payables shall be handled in the normal course of the Obligors' business and consistent with their past practice.

                           (k) Inventories, Appraisals, and Field Examinations.

                                    (i) The Obligors, at their own expense,
shall cause not less than one (1) physical inventory to be undertaken in each twelve (12) month period during which this Financing Agreement is in effect which shall be conducted by such inventory takers and following such methodology as is consistent with the Obligors' past practices.

                                             (A) Harvard shall provide the
Lender with a copy of the preliminary results of each such inventory (as well as of any other physical inventory undertaken by any Obligor) within ten (10) days following the completion of such inventory.

                                             (B) Harvard shall provide the
Lender with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by any Obligor) within thirty (30) days following the completion of such inventory, and shall post such results to the Obligors' stock ledger and, as applicable, to the Obligors' other financial books and records.

                                             (C) Upon the occurrence and during
the continuance of a Default or an Event of Default, the Lender may, at the expense of the Obligors, cause such additional inventories to be taken as the Lender may determine in its discretion.

                                    (ii) The Lender shall obtain appraisals of
the Collateral from time to time (in all events, at the Obligors' expense), conducted by such appraisers as are satisfactory to the Lender, including, without limitation, desktop appraisals and full appraisals of the Collateral. The Obligors agree to cooperate with and provide information relating to the Collateral reasonably requested by each of the appraisers engaged by the Lender to conduct the appraisals of the Collateral.

                                    (iii) The Lender shall conduct four (4)
commercial finance field examinations (in each event, at the Obligors' expense) of the Obligors' books and records during each twelve (12) month period during which this Financing Agreement is in effect, provided that upon the occurrence and during the continuance of a Default or an Event of Default, the Lender may, at the expense of the Obligors, undertake such additional field examinations as the Lender may determine in its discretion.

                                    (iv) The Obligors, at their own expense,
shall arrange for a Phase I environmental assessment, by a consultant satisfactory to the Lender, with respect to the properties and operations of the Obligors, from time to time as requested by the Lender or shall permit the Lender to arrange for such assessments, and copies of the results of such assessments shall be delivered to the Lender upon request. The Obligors shall cooperate with the conduct of the assessments and arrange for consultations between the consultant and the Lender during the conduct of such assessments.

                           (l) Reports. Harvard shall advise the Lender in
writing of each of the following promptly upon learning of the relevant event, circumstance or condition:

                                    (i) all expenditures (actual or anticipated)
in excess of $150,000.00 from the budgeted amount therefor in any Fiscal Year for (x) environmental clean-up, (y) environmental compliance or (z) environmental testing and the impact of said expenses on such Obligor's Working Capital;

                                    (ii) (A) any notices such Obligor and each
of its subsidiaries receives from any local, state, provincial or federal authority advising such Obligor or any of its subsidiaries of any environmental liability (real or potential) arising from any of such Person's operations, premises, waste disposal practices, or waste disposal sites used by any such Person that could result in a Material Adverse Effect, together with copies of all such notices if so required, and (B) any formal notice, violation, order or service of any lawsuit which contains an allegation of a violation of an Environmental Law or responsibility for any environmental remedial liabilities that could result in a Material Adverse Effect, together with copies of all such notices if so required.

                                    (iii) any material labor dispute to which
such Obligor or any of its subsidiaries may become a party and which involves any group of employees, any strikes or walkouts relating to any of its facilities and the expiration or termination of any labor contract to which such Obligor or subsidiary is a party or by which such Obligor or subsidiary is bound, if the dispute could reasonably be expected to materially disrupt the operations of such Obligor or subsidiary;

                                    (iv) any Obligor or ERISA Affiliate knows or
has reason to know that any ERISA Event has occurred or exists, (y) any Single Employer Plan (other than the Doehler-Jarvis Plan) subject to Title IV of ERISA has any Unfunded Pension Liabilities or (z) the Doehler-Jarvis Plan has Unfunded Pension Liabilities in excess of $10,000,000.00;

                                    (v) receipt by any Obligor or ERISA
Affiliate from the PBGC of any notice of the PBGC's intention to terminate any Single Employer Plan or to have a trustee appointed to administer such Plan;

                                    (vi) any notice is given or required to be
given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of any Obligor or ERISA Affiliate to make timely payments to a Plan;

                                    (vii) receipt by any Obligor or ERISA
Affiliate, from a Multiemployer Plan sponsor, of any notice concerning (a) the imposition of Withdrawal Liability by a Multiemployer Plan, (b) the determination that a Multiemployer Plan is, or is expected to be, in reorganization or insolvent within the meaning of Title IV of ERISA, (c) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA, or
(d) the amount of liability incurred, or which may be incurred, by such Obligor or ERISA Affiliate in connection with any event described in clause (a), (b) or
(c) above;

Each notice pursuant to this Paragraph 7.2(l) shall be accompanied by a statement of an Authorized Officer setting forth details of the occurrence referred to therein and stating what action the relevant Obligor or subsidiary has taken or proposes to take with respect thereto. For the purposes of this Paragraph 7.2(l), an Obligor shall be deemed to have knowledge when any officer of such Obligor charged with responsibility for any matter that is the subject of such notice requirement knows that such notice was required.

                           (m) RICO. Each Obligor shall comply, and cause each
of its subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

                           (n) Perform Obligations. Each Obligor shall perform,
and cause each of its subsidiaries to perform, its respective obligations under the Loan Documents, and its material obligations under other material agreements (it being understood that any obligation under any such other agreement will be deemed material if its nonperformance could reasonably be expected to have a Material Adverse Effect or result in a Material Adverse Change).

                           (o) Maintain Existence, Structure and Licenses.
Except for a Permitted Liquidation or as permitted by Paragraph 7.2(j)(iv) of this Section 7, each Obligor shall preserve and maintain, and cause each of its subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), and all permits, licenses, approvals, privileges and franchises used or useful in the conduct of its business.

                           (p) Use of Proceeds. Each Company shall use, and
cause each of its subsidiaries to use the proceeds of the Term Loan and the proceeds of the loans contemplated in the Senior Lien Financing Agreement for the sole purposes of (i) repaying the Indebtedness incurred and paying the other amounts owing under Existing Credit Agreements, (ii) paying transaction costs, fees and expenses incurred hereunder and under the Senior Lien Financing Agreement, (iii) providing Working Capital from time to time for the Companies and their subsidiaries and (iv) other general corporate purposes.

                           (q) Additional Obligors. Each Obligor shall cause
each entity that becomes a subsidiary of such Obligor after the date of this Financing Agreement, if such subsidiary is organized in the United States, to become a joint and several obligor as a Company hereunder in respect of the Obligations, or, if such subsidiary is organized outside the United States, to become a joint and several obligor as a Guarantor in respect of the Guaranty Obligations and, in each case, cause such subsidiary to secure its obligations in the relevant capacity referred to above by executing and delivering to the Lender, an amendment to this Financing Agreement and all other Loan Documents, to the extent determined by Lender to be necessary or desirable to implement the intent of this subparagraph. All such amendments shall be in form and substance satisfactory to the Lender.

                           (r) Canadian Real Estate Title Insurance. Trim Trends
shall deliver, on or before June 5, 2001, the title insurance policy in respect of the Canadian Debenture, which title insurance policy shall satisfy the criteria set forth in Paragraph 2.1(u) of Section 2 hereof and shall otherwise be in form and substance satisfactory to the Lender.

                  7.3 Covenants Involving Accounts and Inventory. (a) In furtherance of the continuing assignment and security interest by each Obligor in such Obligor's Accounts and Inventory in favor of the Lender as security for the Obligations, in the case of the Companies, or as security for the Guaranty Obligations, in the case of the Guarantors, each of the Obligors will, upon the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to the Lender in such form and manner as the Lender may reasonably require, solely for the

Lender's convenience in maintaining records of Collateral, such confirmatory schedules of Accounts and Inventory as the Lender may reasonably request, including, without limitation, weekly schedules of Accounts and monthly schedules of Inventory, all in form and substance satisfactory to the Lender, and such other appropriate reports designating, identifying and describing the Accounts and Inventory as the Lender may reasonably request, and provided further that the Lender may request any such information more frequently, from time to time, upon its reasonable prior request.

                           (b) In addition, upon the Lender's request, each of
the Obligors shall provide the Lender with copies of agreements with, or purchase orders from, such Obligor's customers, and copies of invoices to customers, proof of shipment or delivery, access to their computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to said Accounts and other Collateral as the Lender may reasonably require. Failure to provide the Lender with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. Each of the Obligors hereby authorizes the Lender to regard the printed name or rubber stamp signature of such Obligor on assignment schedules or invoices as the equivalent of a manual signature by an Authorized Officer or agent of such Obligor.

                           (c) Each of the Obligors agrees to maintain such
books and records regarding Accounts and Inventory as the Lender may reasonably require and agrees that the books and records of such Obligor will reflect the Lender's interest in the Accounts and Inventory of such Obligor. Each Obligor shall make all of the books and records of such Obligor available to the Lender at normal business hours, including any records handled or maintained for such Obligor by any other company or entity.

                  7.4 Representations Regarding Accounts and Inventory. Each of the Obligors hereby represents and warrants to the Lender that: each Trade Account Receivable of such Obligor is based on an actual and bona fide sale and delivery of Inventory or rendition of services to their respective customers, and any other Account of such Obligor is bona fide, made by such Obligor in the ordinary course of its business; the Inventory of such Obligor being sold, and Trade Accounts Receivable created, are the exclusive property of such Obligor and are not and shall not be subject to any Lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of such Obligor, and the customers of the relevant Obligor have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which such Obligor has complied with the notification requirements of Paragraph 7.6 of this Section
7. Each Obligor confirms to the Lender that any and all Taxes or fees relating to its business, its sales, or the Accounts or Inventory relating thereto, are their sole responsibility and that same will be paid by such Obligor when due, subject to Paragraph 7.2(e) of this Section 7, and that none of said Taxes or fees represents a Lien on or claim against the Accounts. Each of the Obligors hereby further represents and warrants to the Lender that such Obligor shall not acquire any Inventory on a consignment basis, nor co-mingle its Inventory with any inventory of any of its customers or any other Person (other than Inventory of another

Obligor which constitutes Collateral), including pursuant to any bill and hold sale or otherwise, and that such Obligor's Inventory is marketable to its customers in the ordinary course of business of such Obligor, except as such Obligor may otherwise report in writing to the Lender pursuant to Paragraph 7.6 of this Section 7 from time to time.

                  7.5 Matters Relating to Accounts. (a)(i) Until the Lender has advised the Obligors to the contrary after the occurrence of an Event of Default, the Obligors, at their own expense, will enforce, collect and receive all amounts owing on their respective Accounts in the ordinary course of their business and any proceeds they so receive shall be subject to the terms hereof, and held on behalf of and in trust for the Lender and the Senior Lien Administrative Agent on behalf of the Senior Lien Lenders and the Senior Lien Issuing Bank. Such privilege shall terminate at the election of the Lender, upon the occurrence of an Event of Default, and until such Event of Default is waived in writing by the Lender or cured to the Lender's satisfaction.

                                    (ii) Each Obligor shall ensure that any
checks, cash, credit card sales and receipts, notes or other instruments or property received by such Obligor with respect to any Collateral, including Accounts, shall be held by such Obligor in trust for the Lender and the Senior Lien Administrative Agent, on behalf of the Senior Lien Lenders, separate from such Obligor's own property and funds, and promptly turned over to the Senior Lien Administrative Agent with proper assignments or endorsements by deposit to the Depository Account (or, after the Senior Lien Obligations have been paid in full, to the Lender or as the Lender may direct), subject to subparagraph (c) of this Paragraph 7.5, where Trim Trends is concerned.

                                    (iii) The Companies shall provide the Lender
with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date.

                           (b) Establishment of Blocked Accounts. (i) The
Obligors shall establish and maintain, in their name and at their expense, the deposit accounts, including the Canadian Deposit Account, with such banks as are acceptable to the Senior Lien Administrative Agent and the Lender (the "Blocked Accounts") into which each of the Obligors shall promptly cause to be deposited:
(i) all proceeds of Collateral received by any of the Obligors, including all amounts payable to the Obligors from credit card issuers and credit card processors, and (ii) all amounts on deposit in deposit accounts used by the Obligors at each of their locations, all as further provided in Paragraph 7.5(a) above.

                                    (ii) The Obligors shall cause each of the
banks at which any of the Blocked Accounts is established to enter into an agreement, in form and substance satisfactory to the Senior Lien Administrative Agent and the Lender (the "Blocked Account Agreements"), which Blocked Account Agreements shall (x) be assignable by the Senior Lien Administrative Agent to the Lender upon payment in full of all Senior Lien Obligations and (y) provide that the depository bank has no Lien upon, or right of set off against, the Blocked Accounts and (z) otherwise comply with the terms of this Financing Agreement and the Senior Lien Financing Agreement (as such agreement is in effect on the date hereof). The Obligors shall deposit into the Blocked Accounts all checks, cash, credit card sales and receipts, notes or other instruments or property received by them in accordance with the Senior Lien Financing Agreement (as such agreement is in effect on the date hereof).

                  7.6 Reports Involving Accounts and Related Matters. The Obligors shall notify the Lender: (a) of any matters affecting the value, enforceability or collectibility of any Account and of all customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods, and of any adverse effect in the value of their Inventory, in their weekly and monthly collateral reports (as applicable) provided to the Lender hereunder, in such detail and format as the Lender may reasonably require from time to time and (b) promptly of any such matters which are material, as a whole, to the Accounts and/or the Inventory. The Obligors agree to issue credit memoranda promptly (with duplicates to the Lender upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by the Lender or cured to the satisfaction of the Lender) and on notice from the Lender, the Obligors agree to ensure that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Obligors, marked with the Senior Lien Administrative Agent's and the Lender's names (as secured parties) and held by the Obligors for the account of the Lender and the Senior Lien Administrative Agent.

                  7.7 Indemnification. (a) Each of the Companies hereby, jointly and severally, agrees to indemnify and hold harmless the Lender and each of its affiliates and each of its officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, obligations, any payments made or required to be made by the Lender pursuant to any indemnity provided by the Lender and reasonable expenses (including, without limitation, reasonable fees and disbursements of counsel) that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with or by reason of (a) this Financing Agreement, (b) the other Loan Documents or any of the transactions contemplated thereby, (c) the Loan Account or any deposit account and/or the agreements executed in connection therewith; and (d) any violation or alleged violation of any Environmental Law by any Obligor or any of its subsidiaries; or any claim or expense which results from any Obligor's or any of its subsidiaries' operations, or from the release or threatened release at, to, or from any Real Estate of any Contaminants, or remedial action (as defined under the Comprehensive, Environmental Response, Compensation and Liability Act, 42 U.S.C.A ss. 9601 et seq., or any equivalent state, local or foreign law) or corrective action (as this term is used in Section 3004(u), 3004(v), and 3008(h) of the Resource Conservation and Recovery Act or any equivalent state, local or foreign law), and (e) any other matter relating to or arising in connection with this Financing Agreement or any of the other Loan Documents or any part of the Collateral, which such Indemnified Party may sustain or incur, all whether through the alleged or actual negligence of such Person or otherwise, except and to the extent that the same results solely and directly from the gross negligence or willful misconduct of such Indemnified Party, as finally determined in a non-appealable judgment by a court of competent jurisdiction. The Companies hereby agree that this indemnity shall survive termination of this Financing Agreement, as well as payments of the Obligations and the Guaranty Obligations which may be due hereunder. The Lender may, in its sole business judgment, establish such Availability Reserves with respect to the indemnities provided for in this Paragraph 7.7 as it may deem advisable under the circumstances. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any of the Obligors, any of their respective directors, securityholders or creditors, an Indemnified Party or any other Person, or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. The Obligors further agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Obligors or any of their respective securityholders or creditors for or in connection with the transactions contemplated by the Loan Documents, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings) that are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

                           (b) Each of the Companies hereby indemnifies the
Lender and holds the Lender harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on the Lender by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by the Companies, any of the Companies as debtor-in-possession, the Senior Lien Lenders or any other secured or unsecured creditors of any of the Companies or Guarantors, any trustee or receiver in bankruptcy, or otherwise) or dealing with any of the Collateral as provided in the Loan Documents or the Intercreditor Agreement (or any claim brought against the Lender by the Senior Lien Lenders in respect of any of the foregoing), and the Companies hereby agree to so indemnify and hold the Lender harmless, absent the Lender's gross negligence or willful misconduct as finally determined in a non-appealable judgment by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been fully, finally and indefeasibly paid in full. In furtherance thereof the Lender may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgment.

         SECTION 8. Interest, Fees and Expenses Involving Obligations

                  8.1 Term Loan. (a) Interest on the principal amount of the Term Loan shall be payable monthly as of the end of each month on the unpaid balance or on payment in full prior to maturity and shall accrue at a rate per annum for each day in the relevant month equal to the sum of (i) the greater of
(A) the sum of the Base Rate for such day plus seven percent (7%) per annum and
(B) fifteen percent (15%) per annum and (ii) four percent (4%) per annum; provided, however, that interest on the principal amount of the Term Loan at a per annum rate equal to four percent (4%) shall, in the absence of a continuing Event of Default or an election by Harvard on behalf of the Companies to pay such interest in cash as provided above, be paid by capitalizing such interest and adding such capitalized amount to the then outstanding principal amount of the Term Loan. Any such interest to be capitalized shall be capitalized on each Anniversary Date and added to the then outstanding principal amount of the Term Loan and thereafter shall bear interest as provided hereunder as if it had originally been part of the outstanding principal of the Term Loan. The Lender shall be entitled to charge the Loan Account at the rate provided for herein when due until all Obligations have been paid in full.



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                           (b) Upon and after the occurrence of an Event of
Default and the giving of any required notice by the Lender in accordance with the provisions of Paragraph 10.2 of Section 10 hereof, all Obligations shall bear interest at the Default Rate of Interest.

                           (c) All interest and fees under this Financing
Agreement shall be calculated based on a 360 day year.

                           (d) All payments and prepayments of principal made
pursuant to this Financing Agreement shall be accompanied by accrued interest on the principal amount being payed or prepaid to the date of payment or prepayment, and if such payment or prepayment would reduce the outstanding principal amount of the Term Loan to zero, such payment or prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to this Financing Agreement.

                  8.2 Other Expenses. Each of the Companies shall reimburse or pay the Lender for (a) all Out-of-Pocket Expenses, (b) an audit fee in the amount of $750.00 per person per day or such higher amount as at the time is being charged by the Lender or the agent or agents used by it for the purpose, for each person who, for or at the request of the Lender, is engaged in appraising, valuing, inspecting or monitoring the Collateral from time to time hereunder, and (c) reasonable fees and costs incurred in connection with the enforcement and protection of the rights of the Lender under this Financing Agreement or any other Loan Document, including the protection of the rights of the Lender in any bankruptcy, reorganization, liquidation or insolvency proceeding, whether or not litigation is commenced.

                  8.3 Commitment Fee. On the Closing Date, the Companies shall pay to the Lender, to the extent not previously paid in accordance with the Commitment Letter, a non-refundable commitment fee (the "Commitment Fee") in the amount of $300,000.00, which Commitment Fee shall be deemed fully earned when paid.

                  8.4 Closing Fee. On the Closing Date, the Companies shall pay to the Lender a non-refundable closing fee (the "Closing Fee") in the amount of $100,000.00, which Closing Fee shall be deemed fully earned when paid.

                  8.5 Anniversary Fee. On each Anniversary Date (including the Maturity Date), the Companies shall pay to the Lender a non-refundable anniversary fee (the "Anniversary Fee") in the amount of $250,000.00, and each Anniversary Fee shall be deemed fully earned on the Closing Date, provided that to the extent not already paid, each Anniversary Fee shall be paid on the date on which all Obligations are paid in full.

                  8.6 Facility Fee. On each of the second Anniversary Date and the Maturity Date, the Companies shall pay to the Lender a non-refundable facility fee (the "Facility Fee") in the amount of $500,000.00, and each Facility Fee shall be deemed fully earned on the Closing Date, provided that to the extent not already paid, each Facility Fee shall be paid on the date on which all Obligations are paid in full.

                  8.7 Success Fee. Upon the earliest to occur of (i) the payment-in-full of all Obligations, (ii) the Maturity Date or (iii) the sale of all or substantially all of the assets of Hayes Albion or Trim Trends, the Companies shall pay to the Lender a non-refundable success fee (the



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"Success Fee") in the amount of $975,000.00, which Success Fee shall be deemed fully earned on the Closing Date.

                  8.8 Management Fee. On the Closing Date, and monthly in advance thereafter on the first day of each calendar month, the Companies shall pay to the Lender a non-refundable management fee (the "Management Fee") in the amount of $5,000, which Management Fee shall be deemed fully earned when paid.

                  8.9 Other Charges. The Companies shall pay the Lender's standard charges and fees for the professionals used by the Lender for reviewing the books and records of the Companies and for appraising, valuing, examining, verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to any other fees and Out-of-Pocket Expenses payable by the Companies to the Lender).

                  8.10 Taxes. (a) Each payment by each Obligor under this Financing Agreement or any other Loan Document shall be made without withholding on account of any present or future Tax, levy, impost, duty, charge, assessment or fee of any nature that is imposed by any Governmental Authority or taxing authority unless withholding is required by applicable law. If applicable law requires any such withholding by any Obligor, such Obligor shall give notice to that effect to the Lender, make the necessary withholding and make timely payment of the amount withheld to the appropriate Governmental Authority. All amounts so withheld shall be paid before penalties attach thereto or interest accrues thereon. If any such penalties or interest nonetheless become due, the Companies shall make prompt payment thereof to the appropriate Governmental Authority. If the Lender pays any amount in respect of any such Tax, levy, impost, duty, charge, assessment or fee that is not a net income or net receipts tax or a franchise tax imposed in lieu of such net income or receipt taxes (each such non-excluded tax, an "Indemnifiable Tax") which is imposed on any payment due from any Obligor hereunder or penalties or interest thereon, the Companies shall reimburse the Lender in U.S. Dollars for that payment on demand. If any Obligor pays any such Indemnifiable Taxes or penalties or interest thereon, it shall deliver official tax receipts evidencing the payment or certified copies thereof to the Lender not later than the thirtieth (30th) day after payment.

                           (b) If the Lender is or becomes entitled to a reduced
withholding rate or a complete exemption from withholding with respect to Indemnifiable Taxes on payments to it by an Obligor under this Financing Agreement or any of the other Loan Documents, within [30] days after receipt of a request from such Obligor, the Lender shall, as promptly as practicable, and provided that it is not burdensome for it to do so, complete and deliver from time to time to such Obligor such form as such Obligor is required to obtain from the Lender in order to give effect to the reduced rate or exemption.

                           (c) If any Indemnifiable Taxes are withheld from a
payment due to the Lender in accordance with this Paragraph 8.10, the Companies shall promptly pay to the Lender, such additional amount as is necessary to ensure that the net amount actually received by the Lender free and clear of those Indemnifiable Taxes is equal to the amount that the Lender would have received had those Indemnifiable Taxes not been withheld, except that no such additional amount shall be payable to the extent that the relevant Indemnifiable Taxes would not have been imposed but for failure by the Lender to comply with the provisions of Paragraph 8.10(b) hereof. The



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obligation of the Companies to pay these additional amounts shall constitute
Obligations and shall survive the termination of the Lender's Commitment, repayment of the principal of the Term Loan and payment of all other Obligations.

                           (d) The Companies shall pay any registration or
transfer taxes, stamp duties or similar levies, and any penalties or interest that may be due with respect thereto, that may be imposed by any jurisdiction in connection with this Financing Agreement or the other Loan Documents. If the Lender pays any amount in respect of any such Taxes, duties, levies, penalties or interest, the Companies shall reimburse the Lender for that payment on demand.

                  8.11 Loan Account Charges. Each of the Companies hereby authorizes the Lender to charge the Loan Account with the amount of all Obligations due hereunder as such payments become due. The Companies hereby confirm and agree that they shall promptly pay the Obligations to the Lender upon its request therefor. Each of the Companies confirms that (i) its liability for any and all of the fee obligations (including without limitation, those set forth in Paragraphs 8.3 through 8.9 above) and Out-of-Pocket Expenses, set forth in this Financing Agreement and in any of the other Loan Documents is joint and several, (ii) the Companies, as between themselves, shall determine how to pro-rate any such payments due hereunder, and (iii) for ease of administration, the Lender may charge the Loan Account with the amount of any such fee payments and any such charges which the Lender may so make to the Loan Account as herein provided will be made as an accommodation to the Companies and solely at the Lender's discretion.

         SECTION 9. Powers Involving Obligations

                  9.1 Power of Attorney. Each Obligor hereby appoints the Lender, or any person or agent the Lender may designate, as its attorney-in-fact, at the Obligors' cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations and Guaranty Obligations have been fully, finally and indefeasibly paid in full:

                           (a) To receive, take, endorse, sign, assign and
deliver, all in the name of the Lender or the Obligors or any one of them, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

                           (b) To receive, open and dispose of all mail
addressed to the Obligors or any one of them and to notify postal authorities to change the address for delivery thereof to such address as the Lender may designate;

                           (c) To request from customers indebted on Accounts at
any time, in the name of the Lender information concerning the amounts owing on the Accounts;

                           (d) To request from customers indebted on Accounts at
any time, in the name of the Obligors or any one of them, in the name of certified public accountant designated by the Lender or in the name of the Lender's designee, information concerning the amounts owing on the Accounts;



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                           (e) To transmit to customers indebted on Accounts
notice of the Lender's interest therein and to notify customers indebted on Accounts to make payment directly to the Lender for the Obligors' account;

                           (f) To take or bring, in the name of the Lender or
the Obligors or any one of them, all steps, actions, suits or proceedings deemed by the Lender necessary or desirable to enforce or effect collection of the Accounts; and

                           (g) To take and refrain from taking any and all
actions contemplated for it in the Intercreditor Agreement or any Security Document.

Notwithstanding anything hereinabove contained to the contrary, the powers set forth in clauses (b), (c), (e) and (f) of this Paragraph 9.1 may only be exercised after the occurrence of an Event of Default or a Default of a kind referred to in subparagraph (c) or (g) of Paragraph 10.1 of Section 10 hereof, and until such time as such Default is remedied or, in the case of any Event of Default, until such time as it is waived in writing by the Lender, subject to the following. If, in connection with any such Event of Default, the Lender has (as provided in Paragraph 10.2) declared all Obligations to be immediately due and payable (or it has, as contemplated in Section 10 hereof, become so payable without need for any such declaration), the Lender shall not be limited in the further exercise of the powers set forth in this Paragraph 9.1, regardless of any subsequent remedy of any such Event of Default, until all the Obligations and Guaranty Obligations have been fully, finally and indefeasibly paid.

                  9.2 Waivers. Each Obligor acknowledges that the Obligations or the Guaranty Obligations, as the case may be, and its joint and several responsibility for them are those of a principal obligor, and not merely a surety, and to the fullest extent permitted by applicable law, each Obligor hereby expressly and irrevocably waives and agrees not to assert against the
Lender:

                                    (i) any right of setoff or counterclaim
which any Obligor may have, against the Obligations or the Guaranty Obligations, as the case may be;

                                    (ii) any defense that might otherwise be
available to it as a guarantor or surety (other than final payment in full of the Obligations), and any right to any notice that it might otherwise have, in connection with any and all of the following: (A) the release of or waiver of any rights against any other Obligor and the settlement, compromise or release of any of the Obligations or the Guaranty Obligations, as the case may be; and
(B) failure by the Lender to attempt, or delay by it in attempting, to collect any of the Obligations or the Guaranty Obligations, as the case may be from any other Obligor or to realize upon any Collateral.

         SECTION 10. Events of Default and Remedies

                  10.1 Events of Default. Notwithstanding anything hereinabove to the contrary, the Lender in its sole discretion may, take such actions as are contemplated in Paragraph 10.2, immediately upon the occurrence of any of the following (each an "Event of Default"):



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                           (a) cessation of the business of any Obligor or the
calling of a meeting of the creditors of any Obligor, in each case, for purposes of compromising the debts and obligations of such Obligor;

                           (b) the failure of any Obligor to generally meet its
debts as they mature or its admission of its inability to do so;

                           (c) (i) the liquidation of any Obligor (other than in
a Permitted Liquidation); (ii) the commencement by any Obligor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal, provincial or state law; (iii) the commencement against any Obligor of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any federal, provincial or state law by creditors of such Obligor, which proceeding shall not have been controverted within forty-five (45) days or shall not have been dismissed and vacated within sixty (60) days of commencement, or any of the actions sought in any such proceeding shall occur or any Obligor shall take action to authorize or effect any of the actions in any such proceeding; or (iv) the commencement (x) by any of the subsidiaries of any Obligor which itself is not a party hereto, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under any applicable state or provincial law, or (y) against any subsidiary of any Obligor, of any involuntary bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeding under applicable law, which proceeding shall not have been controverted within forty-five (45) days and shall not have been dismissed or vacated within sixty (60) days of commencement, or any of the actions sought in any such proceeding shall occur or any of the subsidiaries of any Obligor shall take action to authorize or effect any of the actions in any such proceeding;

                           (d) any warranty or representation of any Obligor set
forth in any of the Loan Documents shall prove to have been incorrect in any material respect when made or, if applicable, deemed made or repeated thereunder;

                           (e) any Obligor fails to perform or be in compliance
with any of its covenants or other agreements contained herein, other than those referred to in subparagraph (f) or subparagraph (g) below, or in any other Loan Document or other written agreement between such Obligor and the Lender, provided that such failure of performance or noncompliance by such Obligor of any of the covenants referred in this subparagraph (e) shall not be deemed to be an Event of Default unless and until it shall remain unremedied to the Lender's satisfaction for a period of ten (10) days from the date the failure of performance or noncompliance occurs;

                           (f) (i) any Obligor fails to perform or be in
compliance with any of its covenants or other agreements set forth in any of the following provisions: Paragraphs 5.2 and 5.3 of Section 5 hereof, Paragraph 6.3 (other than the second sentence of subparagraph (c) thereof) of Section 6 hereof, subparagraphs (a), (d), (e), (f), (g) (except for clauses (i), (ii) and
(iii) thereof), (h), (i), (j), (k), (l), (m). (p) and (q) of Paragraph 7.2 or paragraph (a) (other than the second sentence of subclause (i) and the second, third and fourth sentences of subclause (iv) thereof) of Paragraph 7.5 of
Section 7 hereof; or (ii) this Financing Agreement or any of the Security Documents fails or ceases for any reason to create a perfected mortgage or security



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interest in and Lien on any of the Collateral, except as expressly permitted by this Financing Agreement or any Security Document;

                           (g) failure by any of the Companies to make a
prepayment as and when required in Paragraph 5.2 or Paragraph 5.3 of Section 5 hereof or failure of the Obligors or any one of them to pay any of the Obligations or the Guaranty Obligations, as the case may be, on the due date thereof;

                           (h) an event or condition constituting an ERISA Event
or Unfunded Pension Liabilities shall occur or exist with respect to any Plan, which event or condition could reasonably be expected to have a Material Adverse Effect;

                           (i) except as expressly permitted in any Loan
Document or in the Intercreditor Agreement, the Obligors or any one of them shall amend or otherwise modify any of the Senior Lien Obligations or Senior Lien Financing Documents;

                           (j) the occurrence or existence of any event or
circumstance the effect of which is to cause, or to permit the holder or holders or beneficiary or beneficiaries of (x) the Senior Lien Obligations or (y) any other Indebtedness of the Obligors or any one of them (other than the Obligations and the Guaranty Obligations) having an aggregate principal amount in excess of $250,000 (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice or the lapse of time, or both, such Senior Lien Obligations or other Indebtedness to become due prior to its stated maturity or which constitutes a failure to pay when due (whether at maturity, by acceleration or otherwise) such an aggregate amount of such Indebtedness;

                           (k) (i) any of Roger G. Pollazzi, James B. Gray,
Theodore W. Vogtman or J. Vincent Toscano ceases for any reason whatsoever (other than as a result of death) to be actively engaged in the management of the Companies or (ii) a Change in Control occurs;

                           (l) General Motors Corporation gives notice that it
proposes to take, or General Motors Corporation takes, any action to exercise the Rights of Access contemplated in section 3 of any Access and Security Agreement or any similar right in any similar agreement involving any of the properties of any of the Obligors;

                           (m) one or more judgments or decrees shall be entered
against one or more of the Obligors (or any subsidiary of any of them that is not a party to this Financing Agreement) involving in the aggregate a liability (to the extent not covered by third-party insurance as to which the insurer has acknowledged coverage) of $50,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

                           (n) The Inactive Guarantor shall, at any time after
the date of this Financing Agreement, engage in any business or receive any assets or be involved in any transaction whatsoever other than those incidental to maintaining its existence and compliance with the Loan Documents and the Senior Lien Financing Documents (as such documents are in effect on the date hereof) or its own orderly liquidation and dissolution.



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                  10.2 Remedies Upon an Event of Default. Upon the occurrence of an Event of Default, the Lender in its sole discretion may:

                                    (i) declare that all Obligations are
immediately due and payable; provided, however, that upon the occurrence of an Event of Default listed in Paragraph 10.1(c) of this Section 10, all Obligations shall become due and payable, without any action, declaration, notice or demand by the Lender; and

                                    (ii) charge the Companies the Default Rate
of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest at any lower rate provided for in Section 8 of this Financing Agreement, provided that, with respect to this clause "(ii)" the Lender has given the Companies written notice of the Event of Default, provided, further, however, that no notice is required if the Event of Default is an event or circumstance listed in any of subparagraphs (a) through (c) of Paragraph 10.1 of this Section 10.

The exercise of any of these options or alternatives is not exclusive of any other option or alternative or right or remedy, which may be exercised at any time by the Lender.

                  10.3 Additional Remedies Upon an Event of Default. Immediately upon the occurrence of any Event of Default, the Lender may, to the extent permitted by law and subject to the terms of the Intercreditor Agreement:

                           (a) remove from any premises where same may be
located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Lender may use, at the Obligors' expense, such of the Obligors' personnel, supplies or space at the Obligors' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon or on any other Collateral, and the Obligors hereby irrevocably grant the Lender right of access to their premises therefor;

                           (b) bring suit, in the name of the Obligors (or any
of them) or the Lender, and generally shall have all other rights respecting said Accounts, including, without limitation, the right to: extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Obligors (or any of them) or the Lender;

                           (c) sell, assign and deliver the Collateral and any
returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Lender's sole option and discretion, and the Lender may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Obligors (or any of them);

                           (d) foreclose the security interests in the
Collateral created herein or by any of the other Loan Documents to secure the Obligations by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any



                                     - 71 -
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Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same;

                           (e) exercise all rights and remedies provided in any
Mortgage or other Security Document; and

                           (f) exercise any other rights and remedies provided
in law, in equity, by contract or otherwise.

                  The Lender shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of any Obligor or the Lender, or in the name of such other party as the Lender may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Lender in its sole discretion may deem advisable, and the Lender shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, the Lender shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as the Lender shall deem appropriate and any such costs shall be deemed an Obligation hereunder. The Obligors agree, at the request of the Lender, to assemble the Inventory and Equipment and to make it available to the Lender at premises of the Obligors or elsewhere and to make available to the Lender the premises and facilities of the Obligors for the purpose of the Lender's taking possession of, removing or putting the Inventory and Equipment in saleable form. If notice of intended disposition of any Collateral is required by law, it is agreed that ten
(10) days' notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from the Lender's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Lender to the payment of the Obligations, whether due or to become due, in such order as the Lender may elect or as may be required by the Intercreditor Agreement, and the Obligors shall remain liable to the Lender for any deficiencies remaining. The Lender shall remit to the Obligors or their successors or assigns, any surplus resulting therefrom, subject to the terms of the Intercreditor Agreement relating to remittance thereof to or to the order of the Senior Lien Lenders, except as may otherwise be required by order of a court of competent jurisdiction. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. Any applicable mortgage(s), deed(s) of trust or assignment(s) issued to the Lender on the Real Estate shall govern the rights and remedies of the Lender thereto. Notwithstanding anything to the contrary elsewhere in this Financing Agreement, if the Obligations are declared or automatically become immediately due and payable pursuant to Paragraph 10.2 of this Financing Agreement, in connection with an Event of Default, the rights and remedies of the Lender provided for herein, including, without limitation, the Lender's rights to exercise the powers granted to it in the power of attorney included in this Financing Agreement, shall continue and shall not cease to be effective until the full, final and indefeasible payment of all the Obligations, regardless of whether such Event of Default is subsequently remedied.



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                  10.4 Right of Set-Off. Upon the occurrence and during the
continuance of any Event of Default, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of any Obligor against any and all of the Obligations (in the case of a Company) or against any and all of the Guaranty Obligations (in the case of a Guarantor) now or hereafter existing under the Loan Documents, irrespective of whether or not the Lender shall have made any demand under any Loan Document and although such Obligations or Guaranty Obligations (as the case may be) may be unmatured. The Lender agrees promptly to notify the Obligors after any such set-off and application made by the Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Paragraph 10.4 are in addition to other rights and remedies which the Lender may have upon the occurrence and during the continuance of any Event of Default.

         SECTION 11. Observation Rights

                  Prior to the Maturity Date (and thereafter to the extent that the Lender shall not be entitled to designate directors pursuant to a written agreement between Harvard and the Lender), the Lender shall have the right (effective upon the Closing Date) to designate by written notice to Harvard one employee or agent of the Lender, who will receive reasonable notice of, and be entitled to attend, all meetings of the Board of Directors of Harvard (the "Board of Directors") as a nonvoting observer (the "Observer"). Harvard or the applicable members of the Board of Directors will give the Observer oral or written notice of each meeting of the Board of Directors (whether annual or special) at the same time and in the same manner as oral or written notice is given to the applicable members of the Board of Directors (which notice may be waived by the Observer). Notwithstanding the foregoing, if the Observer attends (or, in the case of a telephonic meeting, listens by telephone to) any such meeting of the Board of Directors, then the Observer shall be deemed to have had proper notice of such meeting. Notwithstanding anything contained herein to the contrary, the failure of the Observer to be given notice of a meeting of the Board of Directors pursuant to the immediately preceding two sentences or to attend such meeting shall not in any way affect the authority of the Board of Directors to have or to adopt resolutions at such meeting or the legitimacy of any actions taken by the Board of Directors at such meeting. Subject to the foregoing, Harvard will permit the Observer to attend (or, in the case of a telephonic meeting, to listen by telephone to) each meeting of the Board of Directors as a non-voting observer. Harvard shall provide the Observer all written materials and other information (including copies of meeting minutes) given to the members of the Board of Directors in connection with any such meeting at the same time as such information is delivered to the members of the Board of Directors and, if the Observer does not attend (or, in the case of a telephonic meeting, does not listen by telephone to) a meeting of the Board of Directors, Harvard shall, promptly following such meeting of the Board of Directors, provide the written minutes or an oral summary of the meeting from the Secretary of Harvard to the Observer. Prior to attending or listening to any meeting of the Board of Directors or obtaining any documents or summaries of such meetings, the Observer shall agree in writing to be bound by the same duties of confidentiality, good faith and loyalty as if such Observer were a director of Harvard. If Harvard wishes to take any action by written consent of the Board of Directors in lieu of a meeting, then Harvard shall circulate such written consent to the Observer at the same time it



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circulates such instrument for signature by the directors, and shall give prompt written notice of any action taken pursuant thereto to the Observer.

         SECTION 12. Termination

                  The Companies or any one of them may terminate this Financing Agreement at any time with such advance notice as is required and otherwise as contemplated in the provisions of this Financing Agreement providing for the prepayment in full of all Obligations. Notice of termination, as aforesaid, by Harvard shall be deemed to be notice by the Companies for purposes hereof. All Obligations shall become due and payable as of any termination under this provision or under Section 10 hereof. All of the Lender's rights, Liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full. Upon satisfaction of the Lender as to all of the foregoing, the Lender, at the expense of the Companies, shall execute and deliver such releases, termination statements or other documents and take such actions as Harvard may reasonably request, to confirm the release of the security interest and liens created in the Collateral by this Financing Agreement and the other Loan Documents and to confirm the termination of this Financing Agreement.

         SECTION 13. Miscellaneous

                  13.1 Waivers. Each Obligor hereby waives diligence, notice of intent to accelerate, notice of acceleration, demand, presentment and protest and any notices thereof as well as notice of nonpayment except as otherwise expressly provided in this Financing Agreement. No delay or omission of the Lender or any Obligor to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by the Lender of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. No waiver of any right or remedy provided for herein shall be effective as a waiver unless it is in writing and signed by the Lender.

                  13.2 Entire Agreement. This Financing Agreement and the Loan Documents executed and delivered in connection therewith constitute the entire agreement between the Obligors and the Lender relating to the subject matter hereof and thereof; supersede any agreements relating to such subject matter existing on the date of this Financing Agreement other than the Commitment Letter; may be changed only by a writing signed by the Obligors and the Lender; and shall bind the Obligors and the Lender and their respective successors and assigns, and shall benefit the Obligors and the Lender and their respective successors and assigns.

                  13.3 Usury. In no event shall an Obligor, upon demand by the Lender for payment of any Indebtedness relating to any Obligation or Guaranty Obligation by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by applicable law. Regardless of any provision herein or in any agreement made in connection herewith, the Lender shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If the Lender ever receives, collects or applies any



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such excess, it shall be deemed a partial repayment of principal owed to it hereunder and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Obligors. This paragraph shall control every other provision hereof, the Loan Documents and of any other agreement made in connection herewith. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Financing Agreement and the Loan Documents shall be governed by such new law insofar as it relates to the permissible rate of interest as of its effective date.

                  13.4 Severability. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

                  13.5 WAIVER OF JURY TRIAL. NONE OF THE OBLIGORS OR THE LENDER AND NO SUCCESSOR, ASSIGN OR PERSONAL REPRESENTATIVE OF ANY OF THEM SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE INVOLVING ANY OF THE OBLIGORS OR THE LENDER (OR ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF ANY OF THEM) BASED UPON OR ARISING OUT OF THIS FINANCING AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, ANY COLLATERAL FOR THE PAYMENT OF ANY OF THE OBLIGATIONS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG SUCH PERSONS OR ENTITIES, OR ANY OF THEM. NONE OF THE OBLIGORS OR THE LENDER WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH 13.5 OF THIS SECTION 13 HAVE BEEN FULLY DISCUSSED BY THE COMPANIES AND THE LENDER, AND THE PROVISIONS HEREOF SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH 13.5 OF THIS SECTION 13 WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

                  13.6 Notices. Except as otherwise herein provided, any notice or other communication required hereunder or relating to this Financing Agreement or any other Loan Document shall except as otherwise expressly provided herein or in such other Loan Document be in writing and may be given by personal delivery, including by any commercial courier or overnight delivery service, or by United States registered or certified mail, return receipt requested, with all postage and fees fully prepaid. Notices shall be effective upon receipt by the party being given notice, as indicated by the return receipt if mailed; except that if a party has relocated without providing the other party with its new address for service of notices, or if a party refuses delivery of a notice upon its tender, the notice shall be effective upon the attempt to serve the notice at the last address given for service of notices upon that party. In addition to (but not in lieu of) the foregoing, notice may be served by facsimile transmission, in which case service shall be deemed effective only upon receipt by the party serving the notice of telephonic



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or return facsimile transmission confirmation that the party to whom the notice is directed has received a complete and legible copy of the notice (provided that, any electronic communications from any of the Obligors with respect to any request, transmission, document, electronic signature, electronic mail or facsimile transmission shall be deemed binding on the Obligors for purposes of this Financing Agreement, provided further that any such transmission shall not relieve the Obligors from any other obligation hereunder to communicate further in writing). Notices shall be addressed to the party to be notified as follows or to such other address as that party may designate for itself by notice to the sender:

         if to the Lender, at:

                  Hilco Capital LP
                  One Northbrook Place
                  5 Revere Drive, Suite 202
                  Northbrook, Illinois  60062
                  Attention:  Portfolio Administrator
                  Fax No.:  847-559-9330

         with a courtesy copy of any material notice to the Lender's counsel at:

                  Schulte Roth & Zabel LLP
                  900 Third Avenue
                  New York, New York  10022
                  Attention:  Frederic L. Ragucci, Esq.
                  Fax No.:  212-593-5955

         if to any of the Obligors at:

                  Harvard Industries, Inc.
                  3 Werner Way
                  Lebanon, New Jersey  08833
                  Attn: Mr.  Roger Pollazzi
                  Fax No.:  908-437-8134

         with a courtesy copy of any material notice to the Companies' counsel at:

                  Chadbourne & Parke LLP
                  30 Rockefeller Plaza
                  New York, New York  10112
                  Attn:  Joseph Smolinsky, Esq.
                  Fax No.  212-541-5369

(provided, however, that the failure of the Lender to provide the Obligors' counsel with a copy of such notice shall not invalidate any notice given to the Obligors and shall not give the Obligors any rights, claims or defenses due to the failure of the Lender to provide such additional notice).

                  13.7 GOVERNING LAWS. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT AND THE OTHER LOAN



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DOCUMENTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD
TO PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT TO THE EXTENT THAT ANY OTHER LOAN DOCUMENT INCLUDES AN EXPRESS ELECTION TO BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION AND EXCEPT AS OTHERWISE REQUIRED BY THE UNIFORM COMMERCIAL CODE.

                  13.8 Submission to Jurisdiction; Service of Process. Each of the Obligors hereby irrevocably: (a) Submits for itself and its property in any legal action or proceeding relating to this Financing Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in the county of New York or of the United States District Court for the Southern District of New York, and the appellate courts from any thereof;

                           (b) consents that any such action or proceeding may
be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                           (c) agrees that nothing contained herein shall affect
the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

                           (d) appoints CT Corporation, Inc., at 111 Eighth
Avenue, 13th Floor, New York, New York 10011, as its agent to receive service of process or other summons in connection with any such action or proceeding and waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, addressed to such Obligor at its address for notices hereunder.

                  13.9 Intentionally Omitted

                  13.10 Headings. The headings of this Financing Agreement are solely for the purpose of identification and shall not be construed as a part of the paragraphs or sections they head.

                  13.11 Replacement of Promissory Note. Upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction or mutilation of the Promissory Note or any other Loan Document, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of the Promissory Note or other Loan Document, the Companies will issue, in lieu thereof, a replacement Promissory Note or other Loan Document in the same principal amount thereof and otherwise of like tenor.

                  13.12 Counterparts. This Financing Agreement may be signed in any number of counterparts with the same effect as if the signatures hereto were upon the same instrument.

                  13.13 Assignments. (a) The Obligors may not assign or transfer any of their rights under this Financing Agreement, the Promissory Note or the other Loan Documents without the prior written consent of the Lender, and any such assignment or transfer without the



                                     - 77 -
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Lender's prior written consent shall be null and void. The Lender shall have the right at any time to (i) assign or transfer to any Person all or a portion of its rights and obligations under this Financing Agreement and the other Loan Documents (including, without limitation, the Term Loan) and (ii) pledge the Term Loan and all of its rights under this Financing Agreement, the Promissory Note and the other Loan Documents to its lenders in support of borrowings made by the Lender from such lenders, in each case without the consent of the Obligors.

                           (b) The Obligors shall, if necessary, execute any
documents reasonably required to effectuate an assignment or transfer by the Lender contemplated by subparagraph (a) above, including, without limitation, amendments to this Financing Agreement, the Promissory Note or any other Loan Document, as the Lender shall reasonably deem necessary to effect the foregoing. In addition, at the request of the Lender and any such assignee or transferee, the Companies shall issue a new Promissory Note to such assignee or transferee and, if the Lender has retained any of its rights and obligations hereunder following such assignment or transfer, to the Lender, which new Promissory Note(s) shall be issued in replacement of, but not in discharge of, the liability evidenced by the Promissory Note held by the Lender prior to such assignment and shall reflect the amount of the respective amounts of the Term Loan of the Lender and the assignee or transferee after giving effect to such assignment or transfer.

                  13.14 Participants. (a) The Obligors acknowledge that the Lender may at any time sell, assign or participate to an Affiliate of the Lender or to any other Person its rights and obligations under this Financing Agreement and the other Loan Documents (including, without limitation, its Term Loan). The Obligors further acknowledge that in doing so, the Lender may grant to such participants certain rights which would require the participant's consent to certain waivers, amendments and other actions with respect to the provisions of this Financing Agreement.

                           (b) The Obligors authorize the Lender to disclose to
any participant or purchasing lender (each, a "Transferee") and any prospective Transferee any and all financial information in the Lender's possession concerning the Obligors and their affiliates which has been delivered to the Lender by or on behalf of the Obligors pursuant to this Financing Agreement or any other Loan Document or which has been delivered to the Lender by or on behalf of the Obligors in connection with the Lender's credit evaluation of the Obligors and their affiliates prior to entering into this Financing Agreement, provided that such Transferee agrees to hold such information in confidence in the ordinary course of its business.

                  13.15 Currency. All Obligations and Guaranty Obligations shall be payable in lawful currency of the United States ("U.S. Dollars"). The foregoing reference to U.S. Dollars is of the essence. The Obligations and Guaranty Obligations shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in U.S. Dollars that the Lender may, in accordance with normal banking procedures, purchase with the sum paid in that other currency (after deducting any premium and costs of exchange) on the Business Day immediately following the day on which the Lender receives that payment. If the amount in U.S. Dollars that may be so purchased for any reason falls short of the amount originally due, the Obligors shall pay to the Lender such additional amount, in U.S. Dollars, as is necessary to compensate for the shortfall. Any Obligation or



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


Guaranty Obligations not discharged by that payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent Obligation or Guaranty Obligation and, until discharged as provided herein, shall continue in full force and effect.

                  13.16 Rate of Interest for Canadian Companies. For purposes of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest payable under this Financing Agreement which is to be calculated on any basis other than a full calendar year is equivalent may be determined by multiplying such rate by a fraction, the numerator of which is the number of days in the calendar year in which the period for which the interest at such rate is payable ends and the denominator of which is the number of days comprising such other basis.

                  13.17 Amendments; Waivers. No amendment or waiver of any provision of this Financing Agreement or any other Loan Document nor consent to any departure by any Obligor therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender and, in the case of any amendment, by the Companies or, if a party to the relevant Loan Documents, the Guarantors, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  13.18 Confidentiality. The Lender agrees to maintain the confidentiality of any non-public information provided by the Obligors to it, in the ordinary course of its business, provided that the foregoing confidentiality provision shall terminate one (1) year after the payment in full of the Term Loan, and provided further that the Lender may disclose such information (a) after such information shall have become public other than through a violation of this Paragraph 13.18 of this Section 13, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for the Lender,
(d) to bank examiners or any other regulatory authority having jurisdiction over the Lender, or to auditors or accountants, (e) to the Senior Lien Lenders; (f) in connection with any litigation to which the Lender is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a subsidiary or affiliate of the Lender or (h) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions hereof.

                  13.19 Contribution. (a) Notwithstanding anything to the contrary in Paragraph 3.6 of Section 3 or Paragraph 14.4 of Section 14, if any Obligor makes any payment in respect of any of the Obligations or Guaranty Obligations, other than Obligations in respect of the Term Loan to the extent the proceeds thereof were received by or for such Obligor, through any Company or otherwise (an "Obligor Payment") and, taking into account all other Obligor Payments then previously made or concurrently being made by any of the other Obligors, the amount of such Obligor Payment exceeds the amount such Obligor would otherwise have paid if each Obligor had paid the aggregate Obligations satisfied by such Obligor Payment in the same proportion as such Obligor's Allocable Amount (as defined below), determined immediately prior to such Obligor Payment, bore to the aggregate Allocable Amounts of all the Obligors as determined immediately prior to the making of such Obligor Payment, then, following full, final and indefeasible payment of the Obligations and the Guaranty Obligations, such Obligor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each

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other Obligor for the amount of the excess, pro rata, based upon their respective Allocable Amounts of the Obligors in effect immediately prior to such Obligor Payment.

                           (b) As of any date of determination, the "Allocable
Amount" of each Obligor shall be equal to the maximum amount of the claim that could then be recovered from such Obligor under this Paragraph without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

                           (c) This Paragraph 13.19 is intended only to define
certain relative rights of the Obligors vis-a-vis each other, and nothing set forth in this Paragraph 13.19 is intended to or shall impair the obligations of the Obligors to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Financing Agreement, as their joint and several obligations in respect of the Obligations, in the case of the Companies, as their joint and several obligations in respect of the Harvard Obligations, in the case of the Guarantors, and as their own Guaranty Obligations, in the case of the Guarantors (to the extent those Guaranty Obligations exceed the Harvard Obligations). Nothing in this Paragraph 13.19 shall limit the liability of any Company to pay the Term Loan and accrued interest and expenses with respect thereto, for which such Company shall be primarily liable.

                           (d) The parties hereto acknowledge that the rights of
contribution and indemnification provided for in this Paragraph 13.19 shall constitute assets of the Obligor to which such contribution and indemnification is owing.

                           (e) The rights of the indemnifying Obligors against
other Obligors under this Paragraph 13.18 shall only be exercisable upon the full, final and indefeasible payment of the Obligations and the Guaranty Obligations.

                  13.20 Relationship. The Obligors acknowledge that the relationship between and among the Lender, on the one hand, and the Senior Lien Lenders, on the other hand, pursuant to the Intercreditor Agreement shall not be construed as giving rise to or constituting a joint venture, and the Lender and the Obligors agree that the Lender is not a partner or joint venturer with the Obligors or with any entity comprising the Obligors, in any manner whatsoever.

         SECTION 14. Guaranty

                  14.1 Guaranty.

                           (a) Each Guarantor, as primary obligor and not merely
as surety, hereby irrevocably, absolutely and unconditionally guarantees to the Lender the prompt and full payment in cash as and when due (whether at stated maturity or by required or optional prepayment, acceleration, demand or otherwise), of all existing and future Obligations payable by Harvard hereunder and under the other Loan Documents, including but not limited to the Obligations payable by Harvard in respect of the principal of and interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of Harvard) on the Term Loan, and the fees, expenses and other amounts payable under this Financing Agreement or any other Loan

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Document and specifically including all amounts payable by Harvard arising from its joint and several obligations as a co-obligor in respect of the Obligations, whether its obligations in respect of such amounts are in the nature of a guaranty or otherwise (all such amounts payable by Harvard in respect of the Obligations, the "Harvard Obligations"). The guaranty set forth in this Section 14 is hereinafter referred to as the "Guaranty."

                           (b) If any Harvard Obligation is not paid as and when
due by Harvard, each Guarantor shall pay such Harvard Obligation on demand, together with interest thereon, which shall accrue from and including the date such Harvard Obligation fell due, to but excluding the date such Harvard Obligation is paid in full, at the highest rate of interest then applicable to any of the Harvard Obligations at the time overdue and unpaid. This interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed in the relevant period. The statement of account issued by the Lender to Harvard shall, absent manifest error, be conclusive as to the amount and status of Harvard Obligations.

                           (c) Each Guarantor shall, on demand, pay to the
Lender any and all expenses (including reasonable fees and expenses of counsel) which may be paid or incurred by the Lender in collecting any or all of the Harvard Obligations and/or enforcing the rights of the Lender against such Guarantor under the Guaranty, and the Guaranty specifically includes all such expenses, as well as all obligations of such Guarantor (in respect of Taxes and otherwise) provided for in this Financing Agreement or any other Loan Document (together with the Harvard Obligations, such obligations, in relation to each Guarantor, its "Guaranty Obligations").

                  14.2 Guaranty Obligations Unconditional.

                           (a) Each Guarantor shall perform its obligations
under this Guaranty in respect of the Harvard Obligations so that they are paid strictly in accordance with the terms of the Loan Documents.

                           (b) Without limiting the foregoing, this Guaranty is
a guaranty of payment by each Guarantor, and not merely a guaranty of collection, and shall not be affected in any way by the absence of, or conditioned or contingent upon, any action to obtain payment of any of Harvard Obligations (by way of setoff or otherwise) from Harvard or any other Person who now or hereafter may be responsible for all or any part of the Harvard Obligations, including any other Guarantor or any Company, or from any Collateral or other property and each Guarantor specifically waives any argument or defense that the Lender seek or exhaust any recourse of any nature, including, without limitation, any right to realize as to security held, against any other Person before making demands under this Guaranty. In addition, this Guaranty shall be absolute and unconditional irrespective of:

                                    (i) any change in, or in the interpretation
or application of, the law in any jurisdiction which affects or purports to affect any of the terms giving rise to any of the Harvard Obligations or the rights of the Lender with respect thereto;

                                    (ii) any lack of validity or enforceability,
any irregularity, default or omission in any relevant documentation, including, without limitation, any Loan Document, or of any of the Harvard Obligations, or any delay, failure or omission to enforce or agreement not to

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enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise of any right with respect to the foregoing (including, in each case, without limitation, as a result of the insolvency, bankruptcy or reorganization of Harvard, any other Obligor or any other Person);

                                    (iii) any change in the time, manner or
place of payment of, or in any other term in respect of, all or any of the Loan Documents;

                                    (iv) any exchange or release of, or
non-perfection of any Lien on or in, any Collateral, any release or amendment or waiver of or consent to any departure from any other guaranty or security, for all or any of the Harvard Obligations or any release of any Obligor from all or any part of its obligations under this Guaranty, any other part of this Financing Agreement or any of the terms of any other Loan Document;

                                    (v) any claim, set-off, counterclaim,
defense or other rights, including, without limitation, any as to marshalling of any security or other guaranties, that any Guarantor may have at any time and from time to time against the Lender or any other Person, whether in connection with the transactions contemplated in the Loan Documents or any other transaction;

                                    (vi) any other circumstances which might
otherwise constitute a defense based on suretyship or otherwise available to, or a discharge of, any other Obligor in respect of (A) the Harvard Obligations or the Guaranty Obligations, (B) the release of or waiver of any rights against any other Obligor and the settlement, compromise or release of any other Obligor, or
(C) the failure by the Lender to attempt, or delay by the Lender in attempting, to collect any Guaranty Obligations from any other Guarantor or any Obligations from any Company or to realize upon any Collateral; and the Lender may deal with any of the Obligors as it sees fit without prejudice to or effect on the Guaranty or the security for the Guaranty Obligations; or

                                    (vii) the merger, consolidation or
amalgamation of Harvard with or into any other Person or the loss by Harvard or any other Obligor of its separate legal identity, or its ceasing to exist;

and each Guarantor hereby irrevocably waives all defenses that it might otherwise have based on any of the matters identified above in this Paragraph 14.2(b) or based on any other circumstances other than, in each case, the full, final and indefeasible payment of all Harvard Obligations and all Guaranty Obligations of such Guarantor.

                           (c) This Guaranty is a continuing guaranty and shall
remain in full force and effect in relation to each Guarantor until the payment in full and indefeasible satisfaction of (i) all the Harvard Obligations and
(ii) all of such Guarantor's Guaranty Obligations. This Guaranty shall continue to be effective or shall be reinstated, as the case may require, if at any time any payment, or any part thereof, of any of the Harvard Obligations is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Obligor or otherwise, all as though such payment had not been made. This Guaranty shall not be affected by any change in status, of any kind, of any Obligor or of the Lender.

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                           (d) Each Guarantor confirms that there has been no
agreement, promise, representation or stipulation by any Person which in any way affects the Guaranties hereunder.

                           (e) Without the necessity of any reservation of
rights against any Obligor and without notice to or further assent by any Obligor, any demand for payment of any of the Harvard Obligations made by the Lender to any Guarantor may be rescinded by the Lender and any of the Harvard Obligations continued after such rescission.

                  14.3 Waivers. To the extent permitted by applicable law (and without limiting the waivers of defenses of the Guarantors in Paragraph 9.2 of
Section 9), each Guarantor hereby waives:

                           (a) promptness and diligence;

                           (b) notice of or proof of reliance by the Lender upon
this Guaranty or acceptance of this Guaranty;

                           (c) notice of the incurrence of any Harvard
Obligation or of any Guaranty Obligation of any Guarantor, or of the renewal, extension or accrual of any Harvard Obligation or Guaranty Obligation;

                           (d) notice of any actions taken by the Lender, any
Obligor or any other party to any Loan Document;

                           (e) all other notices, demands and protests, and all
other formalities of every kind in connection with the enforcement of the Harvard Obligations or the Guaranty Obligations of any Guarantor, the omission of or delay in which, but for the provisions of this Paragraph 14.3, might constitute grounds for relieving Harvard of any of its Harvard Obligations or any Guarantor of any of its Guaranty Obligations;

                           (f) any requirement that the Lender protect, secure,
perfect or insure any Lien on any Collateral or other property subject thereto or exhaust any right or take any action against any Obligor or any other Person or any Collateral; and

                           (g) each other circumstance, other than the payment
of the Harvard Obligations in full, that might otherwise result in a discharge or exoneration of, or constitute a defense to, such Guarantor's obligations under this Guaranty.

                  14.4 Subrogation. Each Guarantor hereby waives and releases any rights which it may acquire by way of subrogation under or in respect of this Guaranty, whether acquired by any payment made hereunder, by any setoff or application of funds of Harvard or any Guarantor by the Lender or otherwise. Each Guarantor further hereby agrees that, if any of the Harvard Obligations is paid (by way of setoff or otherwise) by such Guarantor, any claim or right that such Guarantor may, as a result, have against any other Obligor, for contribution or otherwise, shall be subordinate to the rights and claims of the Lender in respect of all Harvard Obligations and the Guaranty Obligations of each Guarantor, without limitation, as to any increases in the Harvard Obligations or the Guaranty Obligations arising hereunder or thereunder, and shall not be payable until all the Harvard Obligations and the Guaranty Obligations of each Guarantor have been fully, finally and indefeasibly paid in full in cash and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Guarantor, its debts or its assets, whether voluntary or involuntary, all such Harvard Obligations and Guaranty Obligations shall be fully, finally and indefeasibly paid in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made by any Guarantor to any other Obligor therefor. If, notwithstanding the foregoing, any Guarantor receives, in respect of any payment made by it under this Guaranty, any amount from Harvard or any Guarantor, such Guarantor shall promptly pay such amount received by it to the Lender for application to the Harvard Obligations or the Guaranty Obligations in such order as the Lender shall elect and, until such payment is paid to the Lender, such amount shall be held by such Guarantor for the benefit of the Lender.

                  14.5 Canadian Debenture. If there is an inconsistency between the terms of this Financing Agreement and the terms of the Security Document entered into by Trim Trends on the Closing Date in the form of a debenture (the "Canadian Debenture"), the provisions hereof shall prevail to the extent of the inconsistency, but the foregoing shall not apply to limit or restrict in any way the rights and remedies of the Lender under the terms of the Canadian Debenture after the security thereby constituted shall have become enforceable. For greater certainty:

                           (a) Notwithstanding that the rate of interest
stipulated in the Canadian Debenture may exceed the rate of interest stipulated in this Financing Agreement in respect of the Harvard Obligations and the Guaranty Obligations, the rate or rates of interest applicable to the Obligations shall be as stipulated herein;

                           (b) Notwithstanding that the Canadian Debenture may
contain a promise by Trim Trends to pay to the Lender a principal amount which may be in excess of the Harvard Obligations, Trim Trends shall only be liable to pay to the Lender, the amount of the Harvard Obligations and Trim Trends' Guaranty Obligations (which shall, however, include such expenses and indemnities as are provided for in the Canadian Debenture in connection with the protection, preservation and enforcement of the interest created therein and rights and remedies thereunder of the Lender (and such stamp, documentation, recordation, value added and other taxes and duties related to the foregoing)).

                  IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be effective, executed, accepted and delivered by their proper and duly authorized officers as of the date set forth above.

                                             LENDER
                                             ------

                                             HILCO CAPITAL LP


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             COMPANIES
                                             ---------

                                             HARVARD INDUSTRIES, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             DOEHLER-JARVIS, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             HARVARD TRANSPORTATION
                                              CORPORATION


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             DOEHLER-JARVIS GREENEVILLE, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             POTTSTOWN PRECISION CASTING, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             HARVARD INDUSTRIES RISK
                                              MANAGEMENT, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             DOEHLER-JARVIS TOLEDO, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             HARMAN AUTOMOTIVE, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             HAYES-ALBION CORPORATION


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             KWCI LIQUIDATING CORPORATION


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             GUARANTORS
                                             ----------

                                             TRIM TRENDS CANADA LIMITED


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             177192 CANADA INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                    EXHIBIT A

                                 PROMISSORY NOTE


$10,000,000.00                                             Dated: May 31, 2001
                                                           New York, New York


FOR VALUE RECEIVED, the undersigned, HARVARD INDUSTRIES, INC., a Delaware corporation, DOEHLER-JARVIS, INC., a Delaware corporation, HARVARD TRANSPORTATION CORPORATION, a Michigan corporation, DOEHLER-JARVIS GREENEVILLE, INC., a Delaware corporation, POTTSTOWN PRECISION CASTING, INC., a Delaware corporation, HARVARD INDUSTRIES RISK MANAGEMENT, INC., a Delaware corporation, DOEHLER-JARVIS TOLEDO, INC., a Delaware corporation, HARMAN AUTOMOTIVE, INC., a Michigan corporation, HAYES-ALBION CORPORATION, a Michigan corporation, and KWCI LIQUIDATING CORPORATION, a New Hampshire corporation (each individually a "Company" and collectively, the "Companies"), HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of HILCO CAPITAL LP (herein the "Lender") at its office located at One Northbrook Place, 5 Revere Drive, Suite 202, Northbrook, Illinois 60062, in lawful money of the United States of America and in immediately available funds, the principal amount of TEN MILLION DOLLARS ($10,000,000.00), or if less, the aggregate unpaid principal amount of the Term Loan (as defined in the Financing Agreement hereinafter referred to) made by the Lender to the Companies, payable in such installments and at such times as are specified in the Financing Agreement.

Each Company further agrees to pay interest at said office, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the date and at the rate specified in Section 8 of the Financing Agreement, of even date herewith between the Companies and the Lender (the "Financing Agreement"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein.

THE PRINCIPAL AMOUNT OF THIS PROMISSORY NOTE MAY BE INCREASED IN ACCORDANCE WITH
SECTION 8 OF THE FINANCING AGREEMENT. SUCH INCREASED PRINCIPAL AMOUNT SHALL BE DUE AND PAYABLE AND SHALL BEAR INTEREST AS PROVIDED IN SUCH SECTION 8.

If any payment on this Promissory Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

This Promissory Note is the Promissory Note referred to in the Financing Agreement, evidences the joint and several obligations of the Companies in respect of Term Loan thereunder, and is subject to, and entitled to, all provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein.

Upon the occurrence of any Event of Default specified in the Financing Agreement or upon termination of the Financing Agreement in accordance with the terms thereof, all amounts then remaining unpaid on this Promissory Note may become, or be declared to be, at the sole election of the Lender, immediately due and payable as provided in the Financing Agreement.

The Companies acknowledge that the Lender shall have the right at any time to
(i) assign or transfer to any Person all or a portion of its rights and obligations under this Promissory Note pursuant to Paragraph 13.13 of Section 13 of the Financing Agreement and (ii) pledge this Promissory Note to its lenders in support of borrowings made by the Lender from such lenders.

For purposes of disclosure pursuant to the Interest Act (Canada), the yearly rate of interest to which any rate of interest payable under this Promissory Note which is to be calculated on any basis other than a full calendar year is equivalent may be determined by multiplying such rate by a fraction, the numerator of which is the number of days in the calendar year in which the period for which the interest at such rate is payable ends and the denominator of which is the number of days comprising such other basis.

This Promissory Note shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed therein without consideration as to choice of law.

                                             HARVARD INDUSTRIES, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             DOEHLER-JARVIS, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             HARVARD TRANSPORTATION
                                              CORPORATION


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             DOEHLER-JARVIS GREENEVILLE, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             POTTSTOWN PRECISION CASTING, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             HARVARD INDUSTRIES RISK
                                              MANAGEMENT, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             DOEHLER-JARVIS TOLEDO, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             HARMAN AUTOMOTIVE, INC.


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:



                                             HAYES-ALBION CORPORATION


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


                                             KWCI LIQUIDATING CORPORATION


                                             By:
                                                --------------------------------
                                                Name:
                                                Title: